Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-220484

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 16, 2018

PROSPECTUS SUPPLEMENT

To a Prospectus dated November 21, 2017

Trilogy Metals Inc.

      Common Shares

$      per Common Share

Trilogy Metals Inc. (the “Company” or “Trilogy”) is hereby selling       of its common shares (each an “Offered Share”) of the Company (the “Offering”) at a price of $      per Offered Share (the “Offering Price”). The Company has granted the underwriters an option (the “Over-allotment Option”) to purchase up to       additional common shares to cover over-allotments.

The outstanding common shares of the Company (the “Common Shares”) are listed for trading on the Toronto Stock Exchange (the “TSX”) and the NYSE American LLC (“NYSE American”) under the trading symbol “TMQ”. On April 13, 2018, the closing price of the Common Shares on the TSX and NYSE American was Cdn$1.58 and $1.26, respectively.

Investing in our securities involves a high degree of risk. You should carefully read the ‘‘Risk Factors’’ section beginning on page S-1 of this prospectus supplement and under the same or similar headings in documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus.   Any representation to the contrary is a criminal offense.

	Offering Price	Underwriting Commission(1)	Net Proceeds to the Company(2)
Per Offered Share	$	$	$
Total	$	$	$

(1)	See “Plan of Distribution” for a description of compensation payable to the underwriters. Assumes no sales of Offered Shares to persons on the President’s List.
(2)	After deducting the underwriting commission, and assuming no sales of Offered Shares to persons on the President’s List, but before deducting expenses of the Offering, which will be paid from the net proceeds of the Offering.

Electrum Strategic Opportunities Fund L.P. (“Electrum”), one of our existing shareholders, has indicated an interest in purchasing an aggregate of up to $      of Offered Shares in the Offering to maintain their pro rata share position. South32 Limited (“South32”), another of our existing shareholders, has provided notice of their intention to acquire up to $12 million of Offered Shares, or 40% of the Offering, whichever the lesser, pursuant to a participation rights agreement entered into with us. Any Offered Shares purchased by these shareholders would be purchased at the Offering Price and on the same terms as the other purchasers in the Offering, subject to the reduced Underwriting Commission of 2% applicable to President’s List purchasers. Because Electrum’s indication of interest is not a binding agreement or commitment to purchase, Electrum may purchase fewer common shares than it indicated an interest in purchasing or may not purchase any Offered Shares in the Offering at all. In addition, the Underwriters may elect to sell fewer shares or not sell any shares in the Offering to Electrum. Furthermore, South32 may elect to purchase less than $12 million of Offered Shares, or less than 40% of the Offering, or none of the Offered Shares at all at its sole discretion. See “Plan of Distribution”.

Our principal executive office is located at Suite 1150, 609 Granville Street, Vancouver, British Columbia, Canada, V7Y 1G5, telephone: (604) 638-8088.

The underwriters expect to deliver the Common Shares to purchasers on or about April 20, 2018.

Cantor Fitzgerald & Co.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ii

GENERAL MATTERS

This document is in two parts. The first part is the prospectus supplement, which describes the terms of the Offering and adds to and updates information contained in the accompanying base shelf prospectus and the documents incorporated by reference therein. The second part is the accompanying base shelf prospectus, which gives more general information, some of which may not apply to the Offering. This prospectus supplement is deemed to be incorporated by reference into the accompanying base shelf prospectus solely for the purpose of this Offering.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base shelf prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Offered Shares in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying base shelf prospectus is accurate as of any date other than the date on the front of such documents.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus supplement and the accompanying base shelf prospectus are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “Cdn$” are to Canadian dollars. See “Exchange Rate Information” in this prospectus supplement. Our financial statements that are incorporated by reference into this prospectus supplement have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

In this prospectus supplement and the accompanying base shelf prospectus, unless the context otherwise requires, references to “Trilogy”, the “Company”, “we”, “us” and “our” refer to Trilogy Metals Inc., either alone or together with our subsidiary as the context requires.

RISK FACTORS

An investment in the Offered Shares involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein, prospective investors should carefully consider the factors set out under “Risk Factors” in the accompanying base shelf prospectus, in the Annual Report (which is incorporated by reference herein) and the factors set out below in evaluating our company and business before making an investment in the Offered Shares. The risks described in this prospectus supplement, the accompanying base shelf prospectus, the Annual Report and the other documents incorporated by reference herein are not the only risks facing the our business. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also materially and adversely affect our business.

Risks Related to our Business

We have not defined any proven or probable reserves and none of our mineral properties are in production or under development.

We have no history of commercially producing precious or base metals and all of our properties are in the exploration stage. Mineral exploration involves significant risk, since few properties that are explored contain bodies of ore that would be commercially economic to develop into producing mines. We cannot assure you that we will establish the presence of any additional measured resources, or proven or probable reserves at the Upper Kobuk Mineral Projects, or any other properties. The failure to establish measured mineral resources, or proven or probable reserves, would severely restrict our ability to implement our strategies for long-term growth.

We may not have sufficient funds to develop our mineral projects or to complete further exploration programs.

We have limited financial resources. We currently generate no mining operating revenue and must primarily finance exploration activity and the development of mineral projects by other means. In the future, our ability to continue exploration, development and production activities, if any, will depend on our ability to obtain additional external financing. Any unexpected costs, problems or delays could severely impact our ability to continue exploration and development activities. The failure to meet ongoing obligations on a timely basis could result in a loss or a substantial dilution of our interests in projects.

The sources of external financing that we may use for these purposes include project or bank financing or public or private offerings of equity and debt. In addition, we may enter into one or more strategic alliances or joint ventures, sell marketable securities held by the Company, decide to sell certain property interests, or utilize one or a combination of all of these alternatives. The financing alternative we choose may not be available on acceptable terms, or at all. If additional financing is not available, we may have to postpone further exploration or development of, or sell, one or more of our principal properties. In particular, we do not have an approved budget for the Arctic Project for the current year. Further activities, including advancing the Arctic Project to feasibility and permitting, are contingent on our ability to secure financing, including funds raised through the Offering.

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Even if one of our mineral projects is determined to be economically viable to develop into a mine, such development may not be successful.

If the development of one of our projects is found to be economically feasible and approved by our board of directors (the “Board”), such development will require obtaining permits and financing, the construction and operation of mines, processing plants and related infrastructure, including road access. As a result, we are and will continue to be subject to all of the risks associated with establishing new mining operations, including:

•	the timing and cost, which can be considerable, of the construction of mining and processing facilities and related infrastructure;

•	the availability and cost of skilled labor and mining equipment;

•	the availability and cost of appropriate smelting and refining arrangements;

•	the need to obtain necessary environmental and other governmental approvals and permits and the timing of the receipt of those approvals and permits;

•	the availability of funds to finance construction and development activities;

•	potential opposition from non-governmental organizations, environmental groups or local groups which may delay or prevent development activities; and

•	potential increases in construction and operating costs due to changes in the cost of fuel, power, materials and supplies.

The costs, timing and complexities of developing our projects may be greater than anticipated because our property interests are not located in developed areas, and, as a result, our property interests are not currently served by appropriate road access, water and power supply and other support infrastructure. Cost estimates may increase significantly as more detailed engineering work is completed on a project. It is common in new mining operations to experience unexpected costs, problems and delays during construction, development and mine start-up. In addition, delays in the early stages of mineral production often occur. Accordingly, we cannot provide assurance that we will ever achieve, or that our activities will result in, profitable mining operations at our mineral properties.

In addition, there can be no assurance that our mineral exploration activities will result in any discoveries of new mineralization. If further mineralization is discovered there is also no assurance that the mineralization would be economical for commercial production. Discovery of mineral deposits is dependent upon a number of factors and significantly influenced by the technical skill of the exploration personnel involved. The commercial viability of a mineral deposit is also dependent upon a number of factors which are beyond our control, including the attributes of the deposit, commodity prices, government policies and regulation and environmental protection.

The Upper Kobuk Mineral Projects are located in a remote area of Alaska, and access to them is limited. Exploration and any future development or production activities may be limited and delayed by infrastructure challenges, inclement weather and a shortened exploration season.

The Upper Kobuk Mineral Projects are located in a remote area of Alaska. Access to the Upper Kobuk Mineral Projects is limited and there is currently no infrastructure in the area.

We cannot provide assurances that the proposed AMDIAP that would provide access to the Ambler mining district will be permitted or built, that it will be built in a timely manner, that the cost of accessing the proposed road will be reasonable, that it will be built in the manner contemplated, or that it will sufficiently satisfy the requirements of the Upper Kobuk Mineral Projects. In addition, successful development of the Upper Kobuk Mineral Projects will require the development of the necessary infrastructure. If adequate infrastructure is not available in a timely manner, there can be no assurance that:

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•	the development of the Upper Kobuk Mineral Projects will be commenced or completed on a timely basis, if at all;

•	the resulting operations will achieve the anticipated production volume; or

•	the construction costs and operating costs associated with the development of the Upper Kobuk Mineral Projects will not be higher than anticipated.

As the Upper Kobuk Mineral Projects are located in a remote area, exploration, development and production activities may be limited and delayed by inclement weather and a shortened exploration season.

We have no history of production and no revenue from mining operations.

We have a very limited history of operations and to date have generated no revenue from mining operations. As such, we are subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of significant revenues. There is no assurance that the Upper Kobuk Mineral Projects, or any other future projects will be commercially mineable, and we may never generate revenues from our mining operations.

Changes in the market price of copper, gold and other metals, which in the past have fluctuated widely, will affect our ability to finance continued exploration and development of our projects and affect our operations and financial condition.

Our long-term viability will depend, in large part, on the market price of copper, gold and other metals. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

•	global or regional consumption patterns;

•	the supply of, and demand for, these metals;

•	speculative activities;

•	the availability and costs of metal substitutes;

•	expectations for inflation; and

•	political and economic conditions, including interest rates and currency values.

We cannot predict the effect of these factors on metal prices. A decrease in the market price of copper, gold and other metals could affect our ability to raise funds to finance the exploration and development of any of our mineral projects, which would have a material adverse effect on our financial condition and results of operations. The market price of copper, gold and other metals may not remain at current levels. In particular, an increase in worldwide supply, and consequent downward pressure on prices, may result over the longer term from increased copper production from mines developed or expanded as a result of current metal price levels. There is no assurance that a profitable market may exist or continue to exist.

We will incur losses for the foreseeable future.

We expect to incur losses unless and until such time as our mineral projects generate sufficient revenues to fund continuing operations. The exploration and development of our mineral properties will require the commitment of substantial financial resources that may not be available.

The amount and timing of expenditures will depend on a number of factors, including the progress of ongoing exploration and development, the results of consultants' analyses and recommendations, the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners and the acquisition of additional property interests, some of which are beyond our control. We cannot provide assurance that we will ever achieve profitability.

S-3

Mineral resource and reserve calculations are only estimates.

Any figures presented for mineral resources and mineral reserves in this prospectus supplement and in our other filings with securities regulatory authorities and those which may be presented in the future are and will only be estimates. There is a degree of uncertainty attributable to the calculation of mineral reserves and mineral resources. Until mineral reserves or mineral resources are actually mined and processed, the quantity of metal and grades must be considered as estimates only and no assurances can be given that the indicated levels of metals will be produced. In making determinations about whether to advance any of our projects to development, we must rely upon estimated calculations as to the mineral resources and mineral reserves and grades of mineralization on our properties.

The estimating of mineral reserves and mineral resources is a subjective process that relies on the judgment of the persons preparing the estimates. The process relies on the quantity and quality of available data and is based on knowledge, mining experience, analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. While we believe that the mineral resource and mineral reserve estimates included in this this prospectus supplement are well-established and reflect management's best estimates, by their nature mineral resource and mineral reserves estimates are imprecise and depend, to a certain extent, upon analysis of drilling results and statistical inferences that may ultimately prove to be inaccurate. There can be no assurances that actual results will meet the estimates contained in feasibility studies. As well, further studies are required.

Estimated mineral reserves or mineral resources may have to be recalculated based on changes in metal prices, further exploration or development activity or actual production experience. This could materially and adversely affect estimates of the volume or grade of mineralization, estimated recovery rates or other important factors that influence mineral reserve or mineral resource estimates. The extent to which mineral resources may ultimately be reclassified as mineral reserves is dependent upon the demonstration of their profitable recovery. Any material changes in mineral resource estimates and grades of mineralization will affect the economic viability of placing a property into production and a property's return on capital. We cannot provide assurance that mineralization can be mined or processed profitably.

Our mineral resource estimates have been determined and valued based on assumed future metal prices, cut-off grades and operating costs that may prove to be inaccurate. Extended declines in market prices for copper, zinc, lead, gold and silver may render portions of our mineralization uneconomic and result in reduced reported mineral resources, which in turn could have a material adverse effect on our results of operations or financial condition. We cannot provide assurance that mineral recovery rates achieved in small scale tests will be duplicated in large scale tests under on-site conditions or in production scale.

A reduction in any mineral reserve estimates could have an adverse impact on our future cash flows, earnings, results of operations and financial condition. No assurances can be given that any mineral resource estimates for the Upper Kobuk Mineral Projects will ultimately be reclassified as mineral reserves. See “Cautionary Note to United States Investors.”

Significant uncertainty exists related to inferred mineral resources.

There is a risk that inferred mineral resources cannot be converted into measured or indicated mineral resources as there may be limited ability to assess geological continuity. Due to the uncertainty that may attach to inferred mineral resources, there is no assurance that inferred mineral resources will be upgraded to resources with sufficient geological continuity to constitute proven and probable mineral reserves as a result of continued exploration. See “Cautionary Note to United States Investors.”

Mining is inherently risky and subject to conditions or events beyond our control.

The development and operation of a mine is inherently dangerous and involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome, including:

•	unusual or unexpected geological formations;

•	metallurgical and other processing problems;

•	metal losses;

•	environmental hazards;

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•	power outages;

•	labor disruptions;

•	industrial accidents;

•	periodic interruptions due to inclement or hazardous weather conditions;

•	flooding, explosions, fire, rockbursts, cave-ins and landslides;

•	mechanical equipment and facility performance problems; and

•	the availability of materials and equipment.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury or death, including to our employees, environmental damage, delays in mining, increased production costs, asset write downs, monetary losses and possible legal liability. We may not be able to obtain insurance to cover these risks at economically feasible premiums, or at all. Insurance against certain environmental risks, including potential liability for pollution and other hazards associated with mineral exploration and production, is not generally available to companies within the mining industry. We may suffer a material adverse effect on our business if we incur losses related to any significant events that are not covered by our insurance policies.

General economic conditions may adversely affect our growth, future profitability and ability to finance.

The unprecedented events in global financial markets in the past several years have had a profound impact on the global economy. Many industries, including the copper mining industry, are impacted by these market conditions. Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations, high volatility in global equity, commodity, foreign exchange and precious metal markets and a lack of market liquidity. A worsening or slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect our growth and ability to finance. Specifically:

•	the volatility of copper, zinc, lead and other metal prices would impact our estimates of mineral resources, revenues, profits, losses and cash flow, and the feasibility of our projects;

•	negative economic pressures could adversely impact demand for our future production, if any;

•	construction related costs could increase and adversely affect the economics of any project;

•	volatile energy, commodity and consumables prices and currency exchange rates could impact our estimated production costs; and

•	the devaluation and volatility of global stock markets would impact the valuation of our equity and other securities.

We cannot provide assurance that we will successfully acquire commercially mineable mineral rights.

Exploration for and development of copper and gold properties involves significant financial risks which even a combination of careful evaluation, experience and knowledge may not eliminate. While the discovery of an ore body may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenses may be required to establish reserves by drilling, constructing mining and processing facilities at a site, developing metallurgical processes and extracting metals from ore. We cannot ensure that our current exploration and development programs will result in profitable commercial mining operations.

The economic feasibility of development projects is based upon many factors, including the accuracy of mineral resource and mineral reserve estimates; metallurgical recoveries; capital and operating costs; government regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting and environmental protection; and metal prices, which are highly volatile. Development projects are also subject to the successful completion of feasibility studies, issuance of necessary governmental permits and availability of adequate financing.

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Most exploration projects do not result in the discovery of commercially mineable ore deposits, and no assurance can be given that any anticipated level of recovery of ore reserves, if any, will be realized or that any identified mineral deposit will ever qualify as a commercially mineable (or viable) ore body which can be legally and economically exploited. Estimates of mineral reserves, mineral resources, mineral deposits and production costs can also be affected by such factors as environmental permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, the metallurgy of the mineralization forming the mineral deposit, unusual or unexpected geological formations and work interruptions. If current exploration programs do not result in the discovery of commercial ore, we may need to write-off part or all of our investment in our existing exploration stage properties, and may need to acquire additional properties.

Material changes in mineral reserves, if any, grades, stripping ratios or recovery rates may affect the economic viability of any project. Our future growth and productivity will depend, in part, on our ability to develop commercially mineable mineral rights at our existing properties or identify and acquire other commercially mineable mineral rights, and on the costs and results of continued exploration and potential development programs. Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

•	establish mineral reserves through drilling and metallurgical and other testing techniques;

•	determine metal content and metallurgical recovery processes to extract metal from the ore; and

•	construct, renovate or expand mining and processing facilities.

In addition, if we discover ore, it would take several years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production may change. As a result of these uncertainties, there can be no assurance that we will successfully acquire commercially mineable (or viable) mineral rights.

We are subject to significant governmental regulations.

Our exploration activities are subject to extensive federal, state, provincial and local laws and regulations governing various matters, including:

•	environmental protection;

•	the management and use of toxic substances and explosives;

•	the management of natural resources;

•	the exploration and development of mineral properties, including reclamation;

•	exports;

•	price controls;

•	taxation and mining royalties;

•	management of tailing and other waste generated by operations;

•	labor standards and occupational health and safety, including mine safety; and

•	historic and cultural preservation.

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Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining, curtailing or closing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or more stringent enforcement of current laws and regulations by governmental authorities, could cause us to incur additional expense or capital expenditure restrictions, suspensions or closing of our activities and delays in the exploration and development of our properties.

We require further permits in order to conduct current and anticipated future operations, and delays in obtaining or failure to obtain such permits, or a failure to comply with the terms of any such permits that we have obtained, would adversely affect our business.

Our current and anticipated future operations, including further exploration, development and commencement of production on our mineral properties, require permits from various governmental authorities. Obtaining or renewing governmental permits is a complex and time-consuming process. The duration and success of efforts to obtain and renew permits are contingent upon many variables not within our control. Due to the preliminary stages of the Upper Kobuk Mineral Projects, it is difficult to assess what specific permitting requirements will ultimately apply.

Shortage of qualified and experienced personnel in the U.S. federal and Alaskan State agencies to coordinate a federally led joint environmental impact statement process could result in delays or inefficiencies. Backlog within the permitting agencies could affect the permitting timeline or potential of the Upper Kobuk Mineral Projects, as may negative public perception of mining projects in general due to circumstances unrelated to the Company and outside of its control. Other factors that could affect the permitting timeline include (i) the number of other large-scale projects currently in a more advanced stage of development which could slow down the review process for the Upper Kobuk Mineral Projects and (ii) significant public response regarding the Upper Kobuk Mineral Projects.

We cannot provide assurance that all permits that we require for our operations, including any for construction of mining facilities or conduct of mining, will be obtainable or renewable on reasonable terms, or at all. Delays or a failure to obtain such required permits, or the expiry, revocation or failure to comply with the terms of any such permits that we have obtained, would adversely affect our business.

Our activities are subject to environmental laws and regulations that may increase our costs and restrict our operations.

All of our exploration, potential development and production activities are subject to regulation by governmental agencies under various environmental laws. These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. Environmental legislation is evolving and the general trend has been towards stricter standards and enforcement, increased fines and penalties for noncompliance, more stringent environmental assessments of proposed projects and increasing responsibility for companies and their officers, directors and employees. Compliance with environmental laws and regulations may require significant capital outlays on our behalf and may cause material changes or delays in our intended activities.

Several regulatory initiatives are currently ongoing within the State of Alaska that have the potential to influence the permitting process for the Upper Kobuk Mineral Projects. These include revisions to Alaska's Water Quality Standards regarding mixing zones regulations, which are currently under EPA review, and which revisions may be required in order to authorize a mixing zone for discharge in Subarctic Creek. Future changes in these laws or regulations could have a significant adverse impact on some portion of our business, requiring us to re-evaluate those activities at that time.

Environmental hazards may exist on our properties that are unknown to us at the present time and that have been caused by previous owners or operators or that may have occurred naturally. We may be liable for remediating such damage.

Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities, causing operations to cease or to be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions.

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Land reclamation requirements for our exploration properties may be burdensome.

Land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance. Reclamation may include requirements to:

•	treat ground and surface water to drinking water standards;

•	control dispersion of potentially deleterious effluents; and

•	reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with exploration, potential development and production activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. In addition, regulatory changes could increase our obligations to perform reclamation and mine closing activities. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

Title and other rights to our properties may be subject to challenge.

We cannot provide assurance that title to our properties will not be challenged. We own mineral claims which constitute our property holdings. We may not have, or may not be able to obtain, all necessary surface rights to develop a property. Title insurance is generally not available for mineral properties and our ability to ensure that we have obtained a secure claim to individual mining properties may be severely constrained. Our mineral properties may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. We have not conducted surveys of all of the claims in which we hold direct or indirect interests. A successful claim contesting our title to a property will cause us to lose our rights to explore and, if warranted, develop that property or undertake or continue production thereon. This could result in our not being compensated for our prior expenditures relating to the property. In addition, our ability to continue to explore and develop the property may be subject to agreements with other third parties including agreements with native corporations and first nations groups, for instance, the lands at the Upper Kobuk Mineral Projects are subject to the NANA Agreement (as more particularly described under “Recent Developments - Management Property Description and Location”).

Risks inherent in acquisitions of new properties.

We may actively pursue the acquisition of exploration, development and production assets consistent with our acquisition and growth strategy. From time to time, we may also acquire securities of or other interests in companies with respect to which we may enter into acquisitions or other transactions. Acquisition transactions involve inherent risks, including but not limited to:

•	accurately assessing the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates;

•	ability to achieve identified and anticipated operating and financial synergies;

•	unanticipated costs;

•	diversion of management attention from existing business;

•	potential loss of our key employees or key employees of any business acquired;

•	unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition;

•	decline in the value of acquired properties, companies or securities;

•	assimilating the operations of an acquired business or property in a timely and efficient manner;

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•	maintaining our financial and strategic focus while integrating the acquired business or property;

•	implementing uniform standards, controls, procedures and policies at the acquired business, as appropriate; and

•	to the extent that we make an acquisition outside of markets in which it has previously operated, conducting and managing operations in a new operating environment.

Acquiring additional businesses or properties could place increased pressure on our cash flow if such acquisitions involve a cash consideration. The integration of our existing operations with any acquired business will require significant expenditures of time, attention and funds. Achievement of the benefits expected from consolidation would require us to incur significant costs in connection with, among other things, implementing financial and planning systems. We may not be able to integrate the operations of a recently acquired business or restructure our previously existing business operations without encountering difficulties and delays. In addition, this integration may require significant attention from our management team, which may detract attention from our day-to-day operations. Over the short-term, difficulties associated with integration could have a material adverse effect on our business, operating results, financial condition and the price of our Common Shares. In addition, the acquisition of mineral properties may subject us to unforeseen liabilities, including environmental liabilities, which could have a material adverse effect on us. There can be no assurance that any future acquisitions will be successfully integrated into our existing operations.

Any one or more of these factors or other risks could cause us not to realize the anticipated benefits of an acquisition of properties or companies, and could have a material adverse effect on our financial condition.

High metal prices in past years have encouraged increased mining exploration, development and construction activity, which has increased demand for, and cost of, exploration, development and construction services and equipment.

The relative strength of metal prices in past years has encouraged increases in mining exploration, development and construction activities around the world, which has resulted in increased demand for, and cost of, exploration, development and construction services and equipment. While recent market conditions have had a moderating effect on the costs of such services and equipment, increases in such costs may continue with the resumption of an upward trend in metal prices. Increased demand for and cost of services and equipment could result in delays if services or equipment cannot be obtained in a timely manner due to inadequate availability, and may cause scheduling difficulties due to the need to coordinate the availability of services or equipment, any of which could materially increase project exploration, development and/or construction costs.

We face industry competition in the acquisition of exploration properties and the recruitment and retention of qualified personnel.

We compete with other exploration and producing companies, many of which are better capitalized, have greater financial resources, operational experience and technical capabilities or are further advanced in their development or are significantly larger and have access to greater mineral reserves, for the acquisition of mineral claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees and other personnel. If we require and are unsuccessful in acquiring additional mineral properties or in recruiting and retaining qualified personnel, we will not be able to grow at the rate we desire, or at all.

We may experience difficulty attracting and retaining qualified management and technical personnel to grow our business.

We are dependent on the services of key executives and other highly skilled and experienced personnel to advance our corporate objectives as well as the identification of new opportunities for growth and funding. Mr. Van Nieuwenhuyse and Ms. Sanders are currently our only executive officers. It will be necessary for us to recruit additional skilled and experienced executives. Our inability to do so, or the loss of any of these persons or our inability to attract and retain suitable replacements for them, or additional highly skilled employees required for our activities, would have a material adverse effect on our business and financial condition.

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Some of our directors and officers have conflicts of interest as a result of their involvement with other natural resource companies.

Certain of our directors and officers also serve as directors or officers, in other companies involved in natural resource exploration and development or mining-related activities, including, in particular, NovaGold Resources Inc. To the extent that such other companies may participate in ventures in which we may participate in, or in ventures which we may seek to participate in, our directors and officers may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In all cases where our directors and officers have an interest in other companies, such other companies may also compete with us for the acquisition of mineral property investments. Any decision made by any of these directors and officers involving Trilogy will be made in accordance with their duties and obligations to deal fairly and in good faith with a view to the best interests of Trilogy and its shareholders. In addition, each of the directors is required to declare and refrain from voting on any matter in which these directors may have a conflict of interest in accordance with the procedures set forth in the Business Corporations Act (British Columbia) and other applicable laws. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. Nonetheless, as a result of these conflicts of interest, the Company may not have an opportunity to participate in certain transactions, which may have a material adverse effect on the Company's business, financial condition, results of operation and prospects.

In the future, we may be subject to legal proceedings.

Due to the nature of our business, we may be subject to numerous regulatory investigations, claims, lawsuits and other proceedings in the ordinary course of our business. The results of these legal proceedings cannot be predicted with certainty due to the uncertainty inherent in litigation, including the effects of discovery of new evidence or advancement of new legal theories, the difficulty of predicting decisions of judges and juries and the possibility that decisions may be reversed on appeal. There can be no assurances that these matters will not have a material adverse effect on our business.

Our largest shareholder has significant influence on us and may also affect the market price and liquidity of the securities.

Electrum is our single largest shareholder, controlling approximately 21.3% of the outstanding voting securities. Accordingly, Electrum will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets and other significant corporate actions. Unless significant participation of other shareholders takes place in such shareholder meetings, Electrum may be able to approve such matters itself. The concentration of ownership of the shares by Electrum may: (i) delay or deter a change of control of the Company; (ii) deprive shareholders of an opportunity to receive a premium for their shares as part of a sale of the Company; and (iii) affect the market price and liquidity of the shares. Without the consent of Electrum, we could be prevented from entering into transactions that are otherwise beneficial to us. The interests of Electrum may differ from or be adverse to the interests of our other shareholders. The effect of these rights and Electrum's influence may impact the price that investors are willing to pay for securities. If Electrum sells a substantial number of shares in the public market, the market price of the shares could fall. The perception among the public that these sales will occur could also contribute to a decline in the market price of the shares.

Global climate change is an international concern, and could impact our ability to conduct future operations.

Global climate change is an international issue and receives an enormous amount of publicity. We would expect that the imposition of international treaties or U.S. or Canadian federal, state, provincial or local laws or regulations pertaining to mandatory reductions in energy consumption or emissions of greenhouse gasses could affect the feasibility of our mining projects and increase our operating costs.

Adverse publicity from non-governmental organizations could have a material adverse effect on us.

There is an increasing level of public concern relating to the effect of mining production on our surroundings, communities and environment. Non-governmental organizations (“NGOs”), some of which oppose resource development, are often vocal critics of the mining industry. While we seek to operate in a socially responsible manner, adverse publicity generated by such NGOs related to extractive industries, or our operations specifically, could have an adverse effect on our reputation and financial condition or our relationship with the communities in which we operate.

We may fail to achieve and maintain the adequacy of our internal control over financial reporting as per the requirements of the Sarbanes-Oxley Act.

We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of SOX. It requires an annual assessment by management of the effectiveness of our internal control over financial reporting. We may in the future fail to achieve and maintain the adequacy of our internal control over financial reporting, as such standards are modified, supplemented or amended from time to time, and we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of SOX. Our failure to satisfy the requirements of Section 404 of SOX on an ongoing, timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our Common Shares. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Future acquisitions of companies may provide us with challenges in implementing the required processes, procedures and controls in our acquired operations. Acquired companies may not have disclosure control and procedures or internal control over financial reporting that are as thorough or effective as those required by securities laws currently applicable to us.

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Our business is subject to evolving corporate governance and public disclosure regulations that have increased both our compliance costs and the risk of noncompliance, which could have an adverse effect on our stock price.

We are subject to changing rules and regulations promulgated by a number of United States and Canadian governmental and self-regulated organizations, including the SEC, the Canadian Securities Administrators, the NYSE American, the TSX, and the Financial Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity and many new requirements have been created in response to laws enacted by the United States Congress, making compliance more difficult and uncertain. Our efforts to comply with new rules and regulations, including those promulgated under Dodd-Frank, have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Risks related to the 2018 Arctic Report.

The financial analysis contained in the 2018 Arctic Report excludes consideration of (i) the NANA Agreement, whereby NANA has the right, following a construction decision, to elect to purchase a 16% to 25% direct interest in the Arctic Project or, alternatively, to receive a 15% net proceeds royalty and (ii) the South32 Option Agreement, whereby South32 has the right to form a 50/50 joint venture with us over our Alaskan interests, including the Arctic Project. In addition, the cost assumptions for the AMDIAP road contained in the 2018 Arctic Report, including future toll charges, are estimates provided by the Company. There is a risk to the capital and operating cost estimates, the financial analysis, and the mineral reserves if the AMDIAP road is not built in the time frame required for the Arctic Project, or if the toll charges are significantly different from what was assumed. As a result, our results of operations may be materially different than anticipated in the 2018 Arctic Report and this may have a material adverse effect on our financial condition.

Risks Related to this Offering and our Securities

Future sales or issuances of equity securities could decrease the value of any existing Common Shares, dilute investors’ voting power and reduce our earnings per share.

We may sell additional equity securities (including through the sale of securities convertible into Common Shares) and may issue additional equity securities to finance our operations, exploration, development, acquisitions or other projects. We are authorized to issue an unlimited number of Common Shares. We cannot predict the size of future sales and issuances of equity securities or the effect, if any, that future sales and issuances of equity securities will have on the market price of the Common Shares. Sales or issuances of a substantial number of equity securities, including by significant shareholders, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in our earnings per share. Furthermore, as at April 13, 2018, we had 6,521,740 warrants outstanding, with each warrant exercisable into one Common Share until July 2, 2019, in the case of two warrant holders, and July 6, 2019 in the case of one warrant holder, at an exercise price of $1.60, subject to certain anti-dilution provisions. In the event the Offering Price of the Offered Shares is less than the exercise price of the warrants, the exercise price of the warrants may be reduced, but in any event to be not less than $1.10 per warrant. Based on the anti-dilution formula applicable to the warrants, in the event the Over-allotment Option is not exercised, the exercise price of the warrants will be      , and in the event the Over-allotment Option is exercised in full, the exercise price of the warrants will be      .

Our Common Shares are subject to various factors that have historically made share prices volatile.

The market price of our Common Shares may be subject to large fluctuations, which may result in losses to investors. The market price of the Common Shares may increase or decrease in response to a number of events and factors, including: our operating performance and the performance of competitors and other similar companies; volatility in metal prices; the arrival or departure of key personnel; the number of Common Shares to be publicly traded after an offering pursuant to any prospectus supplement; the public’s reaction to our press releases, material change reports, other public announcements and our filings with the various securities regulatory authorities; changes in earnings estimates or recommendations by research analysts who track the Common Shares or the shares of other companies in the resource sector; changes in general economic and/or political conditions; acquisitions, strategic alliances or joint ventures involving us or our competitors; and the factors listed under the heading “Cautionary Statement Regarding Forward-Looking Statements”.

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The market price of the Common Shares may be affected by many other variables which are not directly related to our success and are, therefore, not within our control, including other developments that affect the market for all resource sector securities, the breadth of the public market for the Common Shares and the attractiveness of alternative investments.

Use of Proceeds.

While we currently intend to allocate the net proceeds to be received from this Offering as described under the heading “Use of Proceeds”, we will have broad discretion over the use of the net proceeds from an offering of our securities. Because of the number and variability of factors that will determine our use of such proceeds, our ultimate use might vary substantially from its planned use. You may not agree with how we allocate or spend the proceeds from an offering of our securities. We may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of our securities, including the market value of our Common Shares, and that may increase our losses. The failure by management to apply these funds effectively could have a material adverse effect on our business.

We do not intend to pay any cash dividends in the foreseeable future.

We have not declared or paid any dividends on our Common Shares. Our current business plan requires that for the foreseeable future, any future earnings be reinvested to finance the growth and development of our business. We do not intend to pay cash dividends on the Common Shares in the foreseeable future. We will not declare or pay any dividends until such time as our cash flow exceeds our capital requirements and will depend upon, among other things, conditions then existing including earnings, financial condition, restrictions in financing arrangements, business opportunities and conditions and other factors, or Board determines that our shareholders could make better use of the cash.

A holder of Common Shares may suffer adverse U.S. federal income tax consequences if the Company is determined to be a “passive foreign investment company.”

The Company believes that it was not a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) for the prior tax year, and based on current business plans and financial expectations, the Company expects that it should not be a PFIC for the current tax year and expects that it should not be a PFIC for the foreseeable future. However, the determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. If the Company is classified as a PFIC in the current or future tax years, a holder of Common Shares may suffer adverse U.S. federal income tax consequences. See “Certain U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules” for a discussion of such potential consequences.

Recent U.S. Tax Legislation may adversely impact the Company and holders of Common Shares.

On December 22, 2017, U.S. tax legislation known as the Tax Cuts and Jobs Act (the “TCJA”), was signed into law, significantly reforming the Code. The TCJA, among other things, includes changes to U.S. federal tax rates, imposes significant additional limitations on the deductibility of interest, allows for the expensing of capital expenditures, puts into effect the migration from a “worldwide” system of taxation to a territorial system and modifies or repeals many business deductions and credits. The TCJA added a minimum tax on a U.S. corporation’s taxable income after adding back certain deductible payments to non-U.S. affiliates. In addition, the TCJA disallows deductions for interest and royalty payments from U.S. companies to non-U.S. affiliates that are hybrid payments or made to hybrid entities. We continue to examine the impact the TCJA may have on our business. The impact of the TCJA on holders of Common Shares is uncertain and could be adverse.

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It may be difficult for United States investors to effect services of process or enforcement of actions against the Company or certain of its directors and officers under U.S. federal securities laws.

Although the Company has appointed an agent for service of process in the United States, it may be difficult for United States investors to effect services of process or enforcement of actions against the Company or certain of its directors and officers under U.S. federal securities laws.

The Company is incorporated under the laws of the Province of British Columbia, Canada. Certain of its directors and officers reside in Canada. Because a portion of the assets of the Company and these persons may be located outside the United States, it may be difficult for United States investors to effect service of process in the United States upon the Company or the directors or officers of the Company, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under the Exchange Act or other United States laws. There is substantial doubt as to whether an original action could be brought successfully in Canada against any of such persons or the Company predicated solely upon such civil liabilities and whether a judgment of a United States court predicated solely upon such civil liabilities would be enforceable in Canada by a Canadian court.

If we do not meet the continued listing standards of the NYSE American our Common Shares could be delisted from trading, which could limit investors’ ability to make transactions in our Common Shares and subject us to additional trading restrictions.

If we do not meet the continued listing standards of the NYSE American, our Common Shares could be delisted from trading, which could limit investors’ ability to make transactions in our Common Shares and subject us to additional trading restrictions.

The NYSE American Company Guide provides that the exchange may suspend, or remove from listing, any Common Shares selling for a substantial period of time at a low price per share, if the issuer fails to effect a reverse split of such shares within a reasonable time after being notified that the exchange deems such action to be appropriate under all the circumstances. Our Common Shares recently traded for a low price of $1.14 per share on April 6, 2018, and if the trading price further decreases, there is a risk that the exchange may require the Company to effect a reverse split of its Common Shares in order to maintain its NYSE American listing, and that the shares will be delisted if such action is not taken to the satisfaction of the NYSE American.

The delisting of our Common Shares from the NYSE American likely would reduce the trading volume and liquidity in our Common Shares and may lead to decreases in the trading price of our Common Shares. The delisting of our Common Shares may also materially impair our stockholders’ ability to buy and sell shares of our Common Shares. In addition, the delisting of our Common Shares could significantly impair our ability to raise capital, which is critical to the execution of our current business strategy.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

Unless otherwise indicated, all resource estimates included or incorporated by reference in this prospectus supplement and the accompanying base shelf prospectus have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 permits the disclosure of an historical estimate made prior to the adoption of NI 43-101 that does not comply with NI 43-101 to be disclosed using the historical terminology if the disclosure: (a) identifies the source and date of the historical estimate; (b) comments on the relevance and reliability of the historical estimate; (c) to the extent known, provides the key assumptions, parameters and methods used to prepare the historical estimate; (d) states whether the historical estimate uses categories other than those prescribed by NI 43-101; and (e) includes any more recent estimates or data available.

Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (“SEC”), and reserve and resource information contained or incorporated by reference into this prospectus supplement and the accompanying base shelf prospectus may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserves”. Under SEC Industry Guide 7, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 does not define and the SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their economic and legal feasibility. Under Canadian rules, subject to certain exceptions, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of “reserves” are also not the same as those of the SEC, and any reserves reported by us in the future in compliance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable to information made public by companies that report in accordance with United States standards. Accordingly, information contained in this this prospectus supplement and the documents incorporated by reference herein that describes our mineral deposits may not be comparable to similar information made public by United States companies subject to reporting and disclosure requirements under United States federal securities laws and the rules and regulations thereunder.

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See the glossary contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2017 (the “Annual Report”), which is incorporated by reference herein, for a description of certain of the mining terms used in this prospectus supplement and the accompanying base shelf prospectus and the documents incorporated by reference herein and therein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein contain “forward-looking information” and “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These forward-looking statements may include statements regarding perceived merit of properties, exploration results and budgets, mineral reserves and resource estimates, work programs, capital expenditures, operating costs, cash flow estimates, production estimates and similar statements relating to the economic viability of a project, timelines, strategic plans, statements relating to anticipated activity with respect to the Ambler Mining District Industrial Access Project (“AMDIAP”), our plans and expectations relating to the Arctic and Bornite Projects (the “Upper Kobuk Mineral Projects”), completion of transactions, market prices for precious and base metals, or other statements that are not statements of fact. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Statements concerning mineral resource estimates may also be deemed to constitute “forward-looking statements” to the extent that they involve estimates of the mineralization that will be encountered if the property is developed. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, identified by words or phrases such as “expects”, “is expected”, “anticipates”, “believes”, “plans”, “projects”, “estimates”, “assumes”, “intends”, “strategy”, “goals”, “objectives”, “potential”, “possible” or variations thereof or stating that certain actions, events, conditions or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation:

•	risks related to inability to define proven and probable reserves;

•	risks related to our ability to finance the development of our mineral properties through external financing, strategic alliances, the sale of property interests or otherwise;

•	none of our mineral properties are in production or are under development;

•	risks related to lack of infrastructure including but not limited to the risk whether or not the AMDIAP will receive the requisite permits and, if it does, whether the Alaska Industrial Development and Export Authority will build the AMDIAP and, if built, whether the cost of accessing the proposed road will be reasonable;

•	risks related to inclement weather which may delay or hinder exploration activities at our mineral properties;

•	uncertainty as to whether there will ever be production at our mineral exploration and development properties;

•	commodity price fluctuations;

•	our history of losses and expectation of future losses;

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•	uncertainty as to mineral resource and reserve estimates including inferred mineral resources;

•	risks and uncertainties relating to the interpretation of drill results, the geology, grade and continuity of our mineral deposits;

•	mining and development risks, including risks related to infrastructure, accidents, equipment breakdowns, labor disputes or other unanticipated difficulties with or interruptions in development, construction or production;

•	risks related to market events and general economic conditions;

•	uncertainty related to title to our mineral properties;

•	risks related to governmental regulation and permits, including environmental regulation, including the risk that more stringent requirements or standards may be adopted or applied due to circumstances unrelated to the Company and outside of our control;

•	risks related to costs associated with environmental regulation including the need for reclamation activities on our properties and uncertainty of cost estimates related thereto;

•	risk of challenge to our title and other rights to our properties;

•	risks related to the acquisition and integration of operations or projects;

•	risks related to increases in demand for equipment, skilled labor and services needed for exploration and development of mineral properties, and related cost increases;

•	our need to attract and retain qualified management and technical personnel;

•	risks related to conflicts of interests of some of our directors;

•	risks related to potential future litigation;

•	risks related to the voting power of our major shareholders and the impact that a sale by such shareholders may have on our share price;

•	risks related to global climate change;

•	risks related to adverse publicity from non-governmental organizations;

•	uncertainty as to our ability to maintain the adequacy of internal control over financial reporting as per the requirements of Section 404 of the Sarbanes-Oxley Act (“SOX”);

•	increased regulatory compliance costs, associated with rules and regulations promulgated by the SEC, Canadian Securities Administrators, the NYSE American, the TSX, and the Financial Accounting Standards Boards, and more specifically, our efforts to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”);

•	risks related to the 2018 Arctic Report;

•	risks related to future sales or issuances of equity securities decreasing the value of our Common Shares, diluting voting power and reducing future earnings per share;

•	uncertainty as to the volatility in the price of the Company’s shares;

•	uncertainty regarding the use of proceeds;

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•	our expectation of not paying cash dividends;

•	adverse federal income tax consequences for U.S. shareholders should the Company be a passive foreign investment company;

•	uncertainty related to U.S. federal income tax reform;

•	risks for United States investors to effect services of process or enforcement of actions; and

•	uncertainty regarding our ability to meet the continued listing standards of the NYSE American.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and our actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this prospectus supplement under the heading “Risk Factors” and in the documents incorporated by reference in this prospectus supplement. All forward-looking statements contained in this prospectus supplement or in the documents incorporated by reference herein are qualified by these cautionary statements.

Our forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made. In connection with the forward-looking statements contained in this prospectus supplement and the documents incorporated, or deemed to be incorporated, by reference, we have made certain assumptions about our business, including about

•	our ability to achieve production at our Arctic and Bornite Projects;

•	the accuracy of our mineral resource estimates;

•	the results, costs and timing of future exploration drilling and engineering;

•	timing and receipt of approvals, consents and permits under applicable legislation;

•	the adequacy of our financial resources;

•	the receipt of third party contractual, regulatory and governmental approvals for the exploration, development, construction and production of our properties;

•	our expected ability to develop adequate infrastructure and that the cost of doing so will be reasonable;

•	there being no significant disruptions affecting operations, whether relating to labor, supply, power, damage to equipment or other matter;

•	expected trends and specific assumptions regarding metal prices and currency exchange rates; and

•	prices for and availability of fuel, electricity, parts and equipment and other key supplies remaining consistent with current levels.

We have also assumed that no significant events will occur outside of our normal course of business. Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. We believe that the assumptions inherent in the forward-looking statements are reasonable as of the date of this prospectus supplement, however forward-looking statements are not guarantees of future performance and, accordingly, undue reliance should not be put on such statements due to the inherent uncertainty therein.

We do not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change, except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.

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EXCHANGE RATE INFORMATION

The following table sets forth (i) the rate of exchange for the U.S. dollar, expressed in Canadian dollars, in effect at the end of the periods indicated; (ii) the average exchange rates for the U.S. dollar, on the last day of each month on which exchange rates are published during such periods; and (iii) the high and low exchange rates for the U.S. dollar, expressed in Canadian dollars, during such periods, each based on the daily average rate of exchange as reported by the Bank of Canada for conversion of U.S. dollars into Canadian dollars:

	Fiscal Year Ended November 30
	2017	2016	2015
Rate at the end of period	1.2888	1.3333	1.1427
Average rate during period	1.3030	1.2619	1.0971
Highest rate during period	1.3743	1.3413	1.1427
Lowest rate during period	1.2128	1.1360	1.0577

	Three Months Ended February 28
	2018	2017	2016
Rate at the end of period	1.2809	1.3531	1.3281
Average rate during period	1.2586	1.3904	1.3215
Highest rate during period	1.2886	1.4559	1.3555
Lowest rate during period	1.2288	1.3338	1.3012

On April 13, 2018, the exchange rate for the U.S. dollar, as expressed in Canadian dollars based on the Bank of Canada daily average rate, was $1.00 per Cdn$1.2597.

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THE OFFERING

The following summary contains basic information about the Offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying base shelf prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Issuer	Trilogy Metals Inc.

Securities offered	Common Shares

Over-allotment Option	The Underwriters have been granted an Over-allotment Option to purchase up to additional Common Shares at the Offering Price. The Over-allotment Option is exercisable for 30 days from the date of closing of the Offering.

Use of proceeds	The net proceeds from this Offering will be approximately $ million (or approximately $ million if the Underwriters exercise their Over-allotment Option in full), after deducting the Underwriting Commission and estimated expenses. We intend to use the net proceeds of this Offering (i) to advance the Arctic Project to feasibility and permitting; (ii) for exploration in the Ambler mining district; and (iii) for general corporate purposes. See “Use of Proceeds”.

Stock Exchange symbols	The Common Shares are listed on the NYSE American and on the TSX under the symbol “TMQ”.

Income Tax considerations	For certain information on income tax considerations, see “Certain Canadian Federal Income Tax Considerations” and “Certain United States Federal Income Tax Considerations”. Holders are urged to consult their own tax advisors with respect to the U.S. and Canadian federal, provincial, state, territorial, local and foreign tax consequences of purchasing, owning and disposing of the Common Shares.

Risk Factors	See “Risk Factors” in this prospectus supplement and the accompanying base shelf prospectus for a discussion of factors you should carefully consider before deciding to invest in the Offered Shares.

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THE COMPANY

The following description of the Company does not contain all of the information about us and our properties and business that you should consider before investing in the Offered Shares. You should carefully read the entire prospectus supplement and the accompanying base shelf prospectus, including the sections titled “Risk Factors”, as well as the documents incorporated by reference herein and therein before making an investment decision.

Summary Description of the Business

Our principal business is the exploration and development of our Upper Kobuk Mineral Projects located in the Ambler mining district in Northwest Alaska, United States which comprises (i) the Arctic Project, which contains the high-grade polymetallic volcanogenic massive sulfide deposit located on the Ambler lands (“Arctic Project”); and (ii) the Bornite Project, which contains a carbonate-hosted copper deposit (“Bornite Project”). Our goals include expanding mineral resources and advancing our projects through technical, engineering and feasibility studies so that production decisions can be made on those projects. For a full description of our business please refer to the Annual Report and other documents incorporated by reference in this prospectus supplement that are available at www.sedar.com and www.sec.gov.

Recent Developments

On April 6, 2018 we filed with each of the securities regulatory authorities in each of the provinces of Canada the technical report entitled “Arctic Project, Northwest Alaska, USA NI 43-101 Technical Report on Pre-Feasibility Study” dated April 6, 2018 with an effective date of February 20, 2018 (the “2018 Arctic Report”) prepared by Paul Staples, P.Eng., Justin Hannon, P.Eng., Antonio Peralta Romero, PhD, P.Eng., Bruce Davis, FAusIMM, John Joseph DiMarchi, CPG, Jeffrey B. Austin, P.Eng., Robert Sim, P.Geo., Calvin Boese, P.Eng., M.Sc, Bruce Murphy, P.Eng. and Tom Sharp, PhD, P.Eng., whom are “Qualified Persons” under NI 43-101 and are independent of the Company.

On April 12, 2018 we filed a Form 8-K in the United States in regards to the 2018 Arctic Report.

Arctic Project, Ambler Mining District, Alaska

Technical information in this prospectus supplement regarding the Arctic Project is derived from the 2018 Arctic Report. The following summary is qualified in its entirety by reference to the full text of the 2018 Arctic Report, which is incorporated by reference herein. Investors are directed to review the full text of the 2018 Arctic Report, available for review on our profile on SEDAR at www.sedar.com and on the SEC’s EDGAR website at www.sec.gov, for additional information. Capitalized terms used in this section but not otherwise defined herein shall have the meanings set out in the 2018 Arctic Report. See “Cautionary Note to United States Investors.”

Introduction

We commissioned Ausenco Engineering Canada Inc. (“Ausenco”) to compile the 2018 Arctic Report, a technical report on the results of a Pre-Feasibility Study on the Arctic deposit, part of the Arctic Project (the “Arctic Project”) in the Ambler mining district of Northwest Alaska.

The 2018 Arctic Report supports our disclosure in the news release dated February 20, 2018, entitled “Trilogy Metals Announces Pre-Feasibility Study Results and Reserves for the Arctic Project, Alaska”.

The firms and consultants who are providing Qualified Persons responsible for the content of the 2018 Arctic Report, which is based on the Pre-Feasibility Study completed in 2018 (the 2018 PFS) and supporting documents prepared for the 2018 PFS, are, in alphabetical order, Amec Foster Wheeler Americas Ltd. (“Amec Foster Wheeler”); BD Resource Consulting, Inc., (“BDRC”); SRK Consulting (Canada) Inc. (“SRK”), and SIM Geological Inc.

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Management Property Description and Location

The Arctic Project is located in the Ambler mining district of the southern Brooks Range, in the NWAB of Alaska. The Property is geographically isolated with no current road access or nearby power infrastructure. The Arctic Project is located 270 km east of the town of Kotzebue, 36 km north of the village of Kobuk, and 260 km west of the Dalton Highway, an all-weather state-maintained highway.

NovaGold Resources Inc. (NovaGold) acquired the Arctic Project from Kennecott Exploration Company and Kennecott Arctic Company (collectively, Kennecott) in 2004. In 2012, NovaGold transferred all copper projects to NovaCopper Inc. NovaCopper Inc. subsequently underwent a name change to Trilogy Metals Inc. in 2016. The Arctic Project comprises approximately 46,336 ha of State of Alaska mining claims and U.S. Federal patented mining claims in the Kotzebue Recording District. The Arctic Project land tenure consists of 1,386 contiguous claims, including 883 40-acre State claims, 503 160-acre State claims, and 18 Federal patented claims comprising 272 acres (110 ha) held in the name of NovaCopper US Inc., a wholly owned subsidiary of Trilogy.

Surface use of the private land held as Federal patented claims is limited only by reservations in the patents and by generally-applicable environmental laws. Surface use of State claims allows the owner of the mining claim to make such use of the surface as is “necessary for prospecting for, extraction of, or basic processing of minerals.”

Under the Kennecott Purchase and Termination Agreement, Kennecott retained a 1% net smelter return (NSR) royalty that is purchasable at any time by Trilogy for a one-time payment of $10 million.

The NANA Regional Corporation, Inc. (NANA) controls lands granted under the Alaska Native Claims Settlement Act (ANCSA) to the south of the Arctic Project boundary. Trilogy and NANA have entered into an agreement (the NANA Agreement) that consolidates Trilogy’s and NANA’s land holdings into an approximately 142,831 ha land package and provides a framework for the exploration and development of the area. The NANA Agreement has a term of 20 years, with an option in favour of Trilogy to extend the term for an additional 10 years. If, following receipt of a feasibility study and the release for public comment of a related draft environmental impact statement, Trilogy decides to proceed with construction of a mine on the lands subject to the NANA Agreement, NANA will have 120 days to elect to either (a) exercise a non-transferrable back-in-right to acquire between 16% and 25% (as specified by NANA) of that specific project; or (b) not exercise its back-in-right, and instead receive a net proceeds royalty equal to 15% of the net proceeds realized by Trilogy from such project. In the event that NANA elects to exercise its back-in-right, the parties will, as soon as reasonably practicable, form a joint venture with NANA electing to participate between 16% to 25%, and Trilogy owning the balance of the interest in the joint venture. If Trilogy decides to proceed with construction of a mine on its own lands subject to the NANA Agreement, NANA will enter into a surface use agreement with Trilogy which will afford Trilogy access to the Arctic Project along routes approved by NANA. In consideration for the grant of such surface use rights, Trilogy will grant NANA a 1% net smelter royalty on production and provide an annual payment on a per acre basis.

Trilogy has entered into an option agreement with South32 whereby South32 has the right to form a 50/50 Joint Venture with respect to the Trilogy’s Alaskan assets including the Arctic Project (the “South32 Option Agreement”). Upon exercise of the option, Trilogy will transfer its Alaskan assets, including the Arctic Project, and South32 will contribute a minimum of $150 million, to a newly formed joint venture.

Geology and Mineralization

The Arctic deposit is considered to be a volcanogenic massive sulphide (VMS) deposit.

The Ambler mining district is located on the southern margin of the Brooks Range. Within the VMS belt, several deposits and prospects (including the Arctic deposit) are hosted in the Ambler Sequence, a group of Middle Devonian to Early Mississippian, metamorphosed, bimodal volcanic rocks with interbedded tuffaceous, graphitic, and calcareous volcaniclastic metasediments. The Ambler sequence occurs in the upper part of the regional Anirak Schist. VMS-style mineralization is found along the entire 110 km strike length of the district.

Stratigraphically, the Ambler Sequence consists of variably metamorphosed calc-turbidites, overlain by calcareous schists with irregularly distributed mafic sills and pillow lavas. These are overlain by the Arctic-sulphide host section which consists mainly of fine-grained, carbonaceous siliciclastic rocks which are in turn overlain by reworked silicic volcanic rocks, including meta-rhyolite porphyries and most notably the regionally extensive Button Schist with its characteristically large relic phenocrysts. Greywacke sandstones, interpreted to be turbidites, occur throughout the section but are concentrated higher in the stratigraphy. Several rock units within the stratigraphy show substantial variation in local thickness as a consequence of basin morphology at the time of deposition.

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Alteration at the Arctic deposit is characterized by magnesium alteration, primarily as talc, chlorite, and phengite alteration products associated with the sulphide-bearing horizons and continuing in the footwall. Stratigraphically above the sulphide-bearing horizons, significant muscovite as paragonite is developed and results in a marked shift in Na/Mg (sodium/magnesium) ratios across the sulphide bearing horizons.

Mineralization occurs as stratiform semi-massive sulphide (SMS) to massive sulphide (MS) beds within primarily graphitic chlorite schists and fine-grained quartz sandstones. The sulphide beds average 4 m in thickness but vary from less than 1 m up to as much as 18 m in thickness.

The bulk of the mineralization occurs within eight modelled SMS and MS zones lying along the upper and lower limbs of the Arctic isoclinal anticline. All of the zones are within an area of roughly 1 km2 with mineralization extending to a depth of approximately 250 m below the surface. Mineralization is predominately coarse-grained sulphides consisting mainly of chalcopyrite, sphalerite, galena, tetrahedrite-tennantite, pyrite, arsenopyrite, and pyrrhotite. Trace amounts of electrum are also present.

Drilling and Sampling

Drilling at the Arctic deposit and within the Ambler mining district has been ongoing since its initial discovery in 1967. Approximately 56,480 m of drilling has been completed within the Ambler mining district, including 39,323 m of drilling in 174 drill holes at the Arctic deposit or on potential extensions in 27 campaigns spanning 50 years. Drill programs were completed by Kennecott and its subsidiaries, Anaconda, and Trilogy and its predecessor companies.

Core recoveries are acceptable. Geological and geotechnical logging is in line with industry generally-accepted practices. Drill collar and downhole survey data were collected using industry-recognised instrumentation and methods.

Between 2004 and 2006, NovaGold conducted a systematic drill core re-logging and re-sampling campaign of Kennecott and BCMC era drill holes. NovaGold either took 1 to 2 m samples every 10 m, or sampled entire lengths of previously unsampled core within a minimum of 1 m and a maximum or 3 m intervals. During the Trilogy campaigns, sample intervals were determined by the geological relationships observed in the core and limited to a 3 m maximum length and 1 m minimum length. An attempt was made to terminate sample intervals at lithological and mineralization boundaries. Sampling was generally continuous from the top to the bottom of the drill hole. When the hole was in unmineralized rock, the sample length was generally 3 m, whereas in mineralized units, the sample length was shortened to 1 to 2 m.

Gold assays were determined using fire analysis followed by an atomic absorption spectroscopy (AAS) finish. An additional 49-element suite was assayed by inductively coupled plasma-mass spectroscopy (ICP-MS) methodology, following nitric acid aqua regia digestion. The copper, zinc, lead, and silver analyses were completed by atomic absorption (AA), following a triple acid digest, when overlimits.

Standard reference materials, blanks, duplicates and check samples have been regularly submitted at a combined level of 20% of sampling submissions for all NovaGold/NovaCopper/Trilogy era campaigns. BDRC reviewed the QA/QC dataset and reports and found the sample insertion rate and the timeliness of results analysis meets or exceeds industry best practices.

Specific gravity (SG) measurements have been conducted on 3,023 samples in the database and range from a minimum of 2.43 to a maximum of 4.99 and average 3.08. The distribution of SG data is considered sufficient to support estimation in the resource model.

An aerial LIDAR survey was completed to support pre-feasibility level resource estimation, engineering design, environmental studies, and infrastructure layout evaluations. Agreement between surveyed drill hole collar elevations and a LIDAR topographic surface verifies the correctness of the digital topography for use in estimation.

It was concluded that the drill database and topographic surface for the Arctic deposit is reliable and sufficient to support the current estimate of mineral resources.

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Mineral Processing and Metallurgical Testing

Since 1970, metallurgical test work has been conducted to determine the flotation response of various samples extracted from the Arctic deposit. In general, the samples tested produced similar metallurgical performances. In 2012, SGS Mineral Services (SGS) conducted a metallurgical test program to further study metallurgical responses of the samples produced from Zones 1, 2, 3, and 5 of the Arctic deposit. The flotation test procedures used talc pre-flotation, conventional copper-lead bulk flotation and zinc flotation, followed by copper and lead separation. In general, the 2012 test results indicated that the samples responded well to the flowsheet tested. The average results of the locked cycle tests (without copper and lead separation) were as follows:

•	The copper recoveries to the bulk copper-lead concentrates ranged from 89 to 93% excluding the Zone 1 & 2 composite which produced a copper recovery of approximately 84%; the copper grades of the bulk concentrates were 24 to 28%.

•	Approximately 92 to 94% of the lead was recovered to the bulk copper-lead concentrates containing 9 to 13% lead.

•	The zinc recovery was 84.2% from Composite Zone 1 & 2, 93.0% from Composite Zone 3 and 90.5% from Composite Zone 5. On average, the zinc grades of the concentrates produced were higher than 55%, excluding the concentrate generated from Composite Zone 1 & 2, which contained only 44.5% zinc.

•	Gold and silver were predominantly recovered into the bulk copper-lead concentrates. Gold recoveries to this concentrate ranged from 65 to 80%, and silver recoveries ranged from 80 to 86%.

Using an open circuit procedure, the copper and lead separation tests on the bulk copper-lead concentrate produced from the locked cycle tests generated reasonable copper and lead separation. The copper concentrates produced contained approximately 28 to 31% copper, while the grades of the lead concentrates were in the range of 41% to 67% lead. In this test work program, it appeared that most of the gold reported to the copper concentrate and on average the silver was equally recovered into the copper and lead concentrates. Subsequent test work to better define the copper and lead separation process was conducted in 2017, including a more detailed evaluation of the precious metal deportment in the copper and lead separation process.

The 2012 grindability test results showed that the Bond ball millwork index (BWi) tests ranged from 6.5 to 11 kWh/t and abrasion index (Ai) tests fluctuated from 0.017 to 0.072 g for the mineralized samples. The data indicate that the samples are neither resistant nor abrasive to ball mill grinding. The materials are considered to be soft or very soft in terms of grinding requirements.

In 2017, ALS Metallurgy conducted detailed copper and lead separation flotation test work using a bulk sample of copper-lead concentrate produced from the operation of a pilot plant. This test work confirmed high lead recoveries in locked cycle testing of the copper-lead separation process and confirmed precious metal recoveries into the representative copper and lead concentrates. This test work indicated a clear tendency of the gold values to follow the lead concentrate, giving it a significant gold grade and value.

The conclusions of test work conducted both in 2012 and 2017 indicate that the Arctic materials are well-suited to the production of high-quality copper and zinc concentrates using flotation techniques which are industry standard. Copper and zinc recovery data is reported in the range of 91 to 89% respectively, which reflects the high grade nature of the deposit as well as the coarse grained nature of these minerals. Lead concentrates have the potential to be of high quality and can also be impacted by zones of very high talc contents which has the potential to dilute lead concentrate grades. The lead concentrate is also shown to be rich in precious metals, which has some advantages in terms of marketability of this material.

An overall metallurgical balance for the Arctic Project is summarized in Table 1-1. This table of metal recoveries is based on an expected average recovery over the entire resource based on grades and detailed results of metallurgical test work conducted in 2012 and 2017.

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Table 1-1            Summary of Overall Metal Recovery – Arctic Project

		Concentrate Grade					Metal Recoveries
Process stream	Mass %	Cu %	Pb %	Zn %	Au g/t	Ag g/t	Cu %	Pb %	Zn %	Au %	Ag %
Process Feed	100.0	2.31	0.59	3.22	0.49	38
Copper Conc	7.15	29.5	0.75	3.0	0.35	240	91.2	8.7	5.7	5.2	45.1
Lead Conc	1.02	1.7	50.0	0.9	28.0	1300	0.7	80.0	0.3	58.9	34.9
Zinc Conc	4.85	1.7	0.5	59.2	0.55	49.6	3.6	4.0	91.0	5.5	6.3
Process Tailings	86.98	0.12	0.05	0.15	0.17	6	4.5	7.3	3.0	30.5	13.7

Mineral Resource Estimate

The mineral resource estimate has been prepared by Robert Sim, P.Geo. SIM Geological Inc. and Bruce M. Davis, FAusIMM, BD Resource Consulting, Inc.

Mineral resource estimates are made from a 3D block model based on geostatistical applications using commercial mine planning software (MineSight® v11.60-2). The block model has a nominal block size measuring 10 x 10 x 5 m and utilizes data derived from 152 drill holes in the vicinity of the Arctic deposit. The resource estimate was generated using drill hole sample assay results and the interpretation of a geological model which relates to the spatial distribution of copper, lead, zinc, gold and silver. Interpolation characteristics were defined based on the geology, drill hole spacing, and geostatistical analysis of the data. The effects of potentially anomalous high-grade sample data, composited to two metre intervals, are controlled by limiting the distance of influence during block grade interpolation. The grade models have been validated using a combination of visual and statistical methods. The resources were classified according to their proximity to the sample data locations and are reported, as required by NI 43-101, according to the CIM Definition Standards for Mineral Resources and Mineral Reserves. Model blocks estimated by three or more drill holes spaced at a maximum distance of 100 metres are included in the Indicated category. Inferred blocks are within a maximum distance of 150 metres from a drill hole. The estimate of Indicated and Inferred mineral resources is within a limiting pit shell derived using projected technical and economic parameters.

Table 1-2            Mineral Resource Estimate for the Arctic Deposit

		Average Grade:					Contained metal:
Class	M tonnes	Cu %	Pb%	Zn%	Au g/t	Ag g/t	Cu Mlbs	Pb Mlbs	Zn Mlbs	Au koz	Ag Moz
Indicated	36.0	3.07	0.73	4.23	0.63	47.6	2441	581	3356	728	55
Inferred	3.5	1.71	0.60	2.72	0.36	28.7	131	47	210	40	3

Notes:

(1)	Resources stated as contained within a pit shell developed using metal prices of US$3.00/lb Cu, $0.90/lb Pb, $1.00/lb Zn, $1300/oz Au and $18/oz Ag and metallurgical recoveries of 92% Cu, 77% Pb, 88% Zn, 63% Au and 56% Ag and operating costs of $3/t mining and $35/t process and G&A. The average pit slope is 43 degrees.
(2)	The base case cut-off grade is 0.5% copper equivalent. CuEq = (Cu%x0.92)+(Zn%x0.290)+(Pb%x0.231)+(Augptx0.398)+(Aggptx0.005).
(3)	The Mineral Resource Estimate is reported on a 100% basis without adjustments for metallurgical recoveries.
(4)	The Mineral Resource Estimate is inclusive of Mineral Reserves. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves.
(5)	Inferred resources have a great amount of uncertainty as to whether they can be mined legally or economically. It is reasonably expected that a majority of Inferred resources will be converted to Indicated resources with additional exploration.
(6)	Effective date of the Mineral Resource Estimate is April 25, 2017.

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Mining Reserves and Mining Methods

The Arctic Project is designed as a conventional truck-shovel operation assuming 131 t trucks for waste and 91 t trucks for ore, as well as 17 m3 and 12 m3 shovels for waste and ore respectively. The pit design includes three nested phases to balance stripping requirements while satisfying the concentrator requirements.

The design parameters include a ramp width of 28.5 m, in-pit road grades of 8% and out-pit road grades of 10%, bench height of 5 m, targeted mining width between 70 and 100 m, berm interval of 15 m, variable slope angles by sector and a minimum mining width of 30 m.

The smoothed final pit design contains approximately 43 Mt of ore and 296 Mt of waste for a resulting stripping ratio of 6.9:1. Within the 43 Mt of ore, the average grades are 2.32% Cu, 3.24% Zn, 0.57 % Pb, 0.49 g/t Au and 36.0 g/t Ag.

The Mineral Reserve estimates are shown in Table 1-3.

Table 1-3          Mineral Reserve Estimates for the Arctic Deposit

	Tonnage	Grades
Class	t x 1000	Cu (%)	Zn (%)	Pb (%)	Au (g/t)	Ag (g/t)
Proven Mineral Reserves	-	-	-	-	-	-
Probable Mineral Reserves	43,038	2.32	3.24	0.57	0.49	36.0
Proven & Probable Mineral Reserves	43,038	2.32	3.24	0.57	0.49	36.0

Waste within Designed Pit	296,444
Total Tonnage within Designed Pit	339,482

Notes:

(1)	Mineral Reserves are estimated assuming open pit mining methods and include a combination of planned and contact dilution.
(2)	Mineral Reserves are based on prices of $2.90/lb Cu, $0.90/lb Pb, $1.10/lb Zn, $1250/oz Au and $18/oz Ag.

Fixed process recoveries of 90.0% Cu, 89.9% Pb, 91.7% Zn, 61.1% Au and 49.7% Ag

(3)	Mining costs: $3.00/t incremented at $0.02/t/15 m and $0.015/t/1.5 m below and above 710 m elevation respectively.
(4)	Processing costs: $36.55/t. Include process cost: $19.86/t, G&A: $8.92/t, sustaining capital: $4.11/t closure cost: $1.00/t, and road toll: $2.66/t.
(5)	Treatment costs of $70/t Cu concentrate, $180/t Pb concentrate and $300/t Zn concentrate. Refining costs of $0.07/lb Cu, $10/oz Au, $0.60/oz Ag. Transport cost of $149.96/t concentrate.
(6)	Fixed royalty percentage of 1%.
(7)	The Qualified Person for the Mineral Reserves is Antonio Peralta Romero P.Eng., an Amec Foster Wheeler employee who visited the project site in July 25, 2017 as part of the data verification process.
(8)	The effective date of mineral reserves estimate is October 10, 2017.

The scheduling constraints set the maximum mining capacity at 32 Mt/year and the maximum process capacity at 10 kt/day. The production schedule results in a life of mine (LOM) of 12 years. The mine will require two years of pre-production before the start of operations in the processing plant.

Recovery Methods

The 10,000 t/d process plant design is conventional for the industry, will operate two 12 hour shifts per day, 365 d/a with an overall plant availability of 92%. The process plant will produce three concentrates: 1) copper concentrate, 2) zinc concentrate, and 3) lead concentrate. Gold and silver are expected to be payable at a smelter and are recovered in both the copper and lead concentrates.

The mill feed will be hauled from the open pit to a primary crushing facility where the material will be crushed by a jaw crusher to a particle size of 80% passing 125 mm.

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The crushed material will be ground by two stages of grinding, consisting of one SAG mill and one ball mill in closed circuit with hydrocyclones (SAB circuit). The hydrocyclone overflow with a grind size of approximately 80% passing 70 pm will first undergo talc pre-flotation, and then be processed by conventional bulk flotation (to recover copper, lead, and associated gold and silver), followed by zinc flotation. The rougher bulk concentrate will be cleaned and followed by copper and lead separation to produce a lead concentrate and a copper concentrate. The final tailings from the zinc flotation circuit will be pumped to a tailings management facility (TMF). Copper, lead, and zinc concentrates will be thickened and pressure-filtered before being transported by truck to a port and shipped to smelters.

The LOM average mill feed is expected to contain 2.32% Cu, 3.24% Zn, 0.57% Pb, 0.49 g/t Au, and 35.98 g/t Ag. Based on the mine plan developed for the PFS and metallurgical testwork results, the life—of-mine (LOM) average metal recoveries and concentrate grades will be:

•	Copper concentrate:
	o	recovery:	90.0% copper; 11.8% gold; 35.0% silver
	o	copper grade:	30.3%

•	Lead concentrate:
	o	recovery:	80.0% lead; 61.1% gold; 49.7% silver
	o	lead grade:	55.0%

•	Zinc concentrate:
	o	recovery:	91.7% zinc
	o	zinc grade:	59.2%.

The average annual dry concentrate production is estimated as follows:

•	Copper concentrate:	246,723 t/a

•	Lead concentrate:	29,493 t/a

•	Zinc concentrate:	180,219 t/a.

Project Infrastructure

The Arctic project site is a remote, greenfields site that requires construction of its own infrastructure to support the mining operation.

The Arctic Project site will be accessed through a combination of State of Alaska owned highways (existing), an Alaska Industrial Development and Export Authority (AIDEA) owned private road (proposed) and Trilogy owned access roads (proposed). The Ambler Mining District Industrial Access Project (AMDIAP) road is proposed by AIDEA to connect the Ambler mining district to the Dalton Highway. The AMDIAP road is being permitted as a private road with restricted access for industrial use. To connect the Arctic Project site and the existing exploration camp to the proposed AMDIAP road a 30.7 km access road (the Arctic access road) will need to be built.

The State of Alaska owned public Dahl Creek Airport will require upgrades to support the planned regular transportation of crews to and from Fairbanks. Power generation will be by six Liquefied Natural Gas (LNG) generators, producing a supply voltage of 4.16 kV. The total connected load will be 17.5 MW with an average power draw of 12.6 MW. Liquid natural gas (LNG) will be supplied via existing fuel supply networks near Port Mackenzie, Alaska.

The Arctic Project will require three different self-contained camps, equipped with their own power and heat generation capabilities, water treatment plant, sewage treatment plant, and garbage incinerator. The existing exploration camp will be used to start the construction of the Arctic access road. A construction camp will be constructed at the intersection of the AMDIAP road and Arctic access road, and will be decommissioned once construction is complete. The permanent camp will be constructed along the Arctic access road, closer to the planned processing facility. The permanent camp will be constructed ahead of operations to support the peak accommodation requirements during construction.

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Infrastructure that will be required for the mining and processing operations will include:

•	Open pit mine

•	Stockpiles and waste rock facilities

•	Gatehouse

•	Truck workshop, truck wash, mine offices, mine dry facility and warehouse

•	Administration building

•	Mill dry facility

•	Plant workshop and warehouse

•	Primary crushing building

•	Fine ore stockpile building

•	Process plant and laboratory

•	Concentrate loadout building

•	Reagent storage and handling building

•	Raw water supply building.

•	Tailings management facility

•	Diversion and collection channels, culverts, and containment structures

•	Waste rock collection pond

•	Water treatment plants.

On-site communications comprise of inter-connected mobile and fixed systems, including landline telephone network, radios and internet.

Compressed air will be supplied by screw compressors and a duty plant air receiver. Fire protection will be supported by a firewater distribution network and standpipe systems, water mist systems, sprinkler systems, and portable fire extinguishers. Gas detection will be provided to detect dangerous levels of LNG gas within the generator room.

A large waste rock dump (WRD) will be developed north of the Arctic pit in the upper part of the Arctic Valley. The waste rock storage facility will be designed to store both waste rock and tailings in adjacent footprints. The total volume of waste rock is expected to be 145.6 Mm3 (296 Mt), however there is potential for expanded volume in the waste if placement density is less than 2.0 t/m3. The dump will have a final height of 245 m to an elevation of 890 masl and is planned to be constructed in 20 m lifts with intermediary bench widths at 23.5 m on average at the dump face, to achieve an overall slope of 2.7H:1V. Most of the waste rock is anticipated to be potentially acid-generating (PAG) and there will be no separation of waste based on acid generation potential. Rather, seepage from the WRD will be collected and treated.

There will also be two small overburden stockpiles to store the stripped topsoil and overburden from the TMF footprint. The topsoil stockpile will be placed in between the haul roads and will store up to 225,000 m3 of material while the overburden stockpile will be located below the lower haul road between the pit and the mill site with storage capacity up to 650,000 m3.

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The tailings management facility (TMF) will be located at the headwaters of the Sub-Arctic Creek, in the upper-most portion of the creek valley. The 58.6 ha footprint of the TMF will be fully lined with an impermeable liner (HDPE). Tailings containment will be provided by an engineered dam that will be buttressed by the WRD constructed immediately downstream of the TMF and the natural topography on the valley sides. A starter dam will be constructed to elevation 830 m. Three subsequent raises will bring the final dam crest elevation to 890 m, which is the same as the final elevation of the waste rock dump. The TMF is designed to store approximately 27.3 Mm3 (38.7 Mt) of tailings plus 3.0 Mm3 of water produced over the 12 year mine life as well as the PMF and still provide 2m of freeboard.

The tailings delivery system pipeline will transport slurried tailings from processing plant to the TMF. The delivery system will be sized initially on the basis of a 10 kt/d operation. This pipeline will transport 1,050 m3/h of tailings to the TMF. The return water delivery system for recycle water from the TMF has been sized on the basis of 770 m3/h of water being pumped from the TMF to the process water pond, for the 10 kt/d operation.

The proposed mine development is located in valley of Sub-Arctic Creek, a tributary to the Shungnak River. A surface water management system will be constructed to segregate contact and non-contact water. Non-contact water will be diverted around mine infrastructure to Sub-Arctic Creek. Contact water will be conveyed to treatment facilities prior to discharge to the receiving environment.

Market Studies

Trilogy provided Ausenco with the metal price projections for use in the Pre-Feasibility Study on which the Technical Report is based. Trilogy established the pricing using a combination of two year trailing actual metal prices, and market research and bank analyst forward price projections, prepared in early 2018 by Jim Vice of StoneHouse Consulting Inc.

The long-term consensus metal price assumptions to be used in the Pre-Feasibility Study are:

•	Copper: $3.00/lb

•	Lead: $1.00/lb

•	Zinc: $1.10/lb

•	Gold: $1,300/oz

•	Silver: $18.00/oz

Smelter terms were applied for the delivery of copper, zinc and lead concentrate. It was assumed that delivery of all concentrates would be to an East Asian smelter at currently available freight rates. These terms are considered to be in line with current market conditions. Total transport costs for the concentrate are estimated at $270.37/dmt.

Environmental, Permitting, Social and Closure Considerations

Environmental Considerations

The Arctic Project area includes the Ambler lowlands and Subarctic Creek within the Shungnak River drainage. To date, a moderate amount of baseline environmental data collection has occurred in the area including surface water quality sampling, surface hydrology monitoring, wetlands mapping, stream flow monitoring, aquatic life surveys, avian and mammal habitat surveys, cultural resource surveys, hydrogeology studies, meteorological monitoring, and acid base accounting studies.

Permitting Considerations

Trilogy performs mineral exploration at the Arctic deposit under State of Alaska and Northwest Arctic Borough (NWAB) permits. Trilogy is presently operating under a State of Alaska Miscellaneous Land Use Permit (APMA permit) that expires at 2017 year-end, and an application to renew was submitted by Trilogy to the Alaska Department of Natural Resources (ADNR) in February 2018.

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Mine development permitting will be largely driven by the underlying land ownership; regulatory authorities vary depending on land ownership. The Arctic Project area includes patented mining claims (private land under separate ownership by Trilogy and NANA), State of Alaska land, and NANA land (private land). The open pit would situate mostly on patented land while the mill, tailings and waste rock facilities would be largely on State land. Other facilities, such as the camps, would be on NANA land. Federal land would likely be part of any access road between the Dalton Highway and the Arctic Project area. Permits associated with such an access road are being investigated in a separate action by the State of Alaska.

Because the Arctic Project is situated to a large extent on State land, it will likely be necessary to obtain a Plan of Operation Approval (which includes the Reclamation Plan) from the ADNR. The Arctic Project will also require certificates to construct and then operate a dam(s) (tailings and water storage) from the ADNR (Dam Safety Unit) as well as water use authorizations, an upland mining lease and a mill site lease, as well as several minor permits including those that authorize access to construction material sites from ADNR.

The Alaska Department of Environmental Conservation (ADEC) would authorize waste management under an integrated waste management permit, air emissions during construction and then operations under an air permit, and require an APDES permit for any wastewater discharges to surface waters, and a Multi-Sector General Permit for stormwater discharges. The ADEC would also be required to review the USACE Section 404 permit to certify that it complies with Section 401 of the CWA.

The Alaska Department of Fish and Game (ADFG) would have to authorize any culverts or bridges that are required to cross fish-bearing streams or other impacts to fish-bearing streams that result in the loss of fish habitat.

U.S. Army Corps of Engineers (USACE) would require a CWA Section 404 permit for dredging and filling activities in Waters of the United States (WOTUS) including jurisdictional wetlands. The USACE Section 404 permitting action would require the USACE to comply with the Natural Environmental Policy Act (NEPA) and, for a project of this magnitude, the development of an Environmental Impact Statement (EIS). The USACE would likely be the lead federal agency for the NEPA process. As part of the Section 404 permitting process, the Arctic Project will have to meet USACE wetlands guidelines to avoid, minimize and mitigate impacts to wetlands.

The Arctic Project will also have to obtain approval for a Master Plan from the NWAB. In addition, actions will have to be taken to change the borough zoning for the Arctic Project area from Subsistence Conservation to Resource Development.

The overall timeline required for permitting would be largely driven by the time required for the NEPA process, which is triggered by the submission of the 404 permit application to the US Army Corp of Engineers (ACOE). The timeline includes the development and publication of a draft and final EIS and ends with a Record of Decision, and 404-permit issuance. In Alaska, the EIS and other State and Federal permitting processes are generally coordinated so that permitting and environmental review occurs in parallel. The NEPA process could require between 1.5 to three years to complete, and could potentially take longer.

Social Considerations

The Arctic Project is located approximately 40 km northeast of the native villages of Shungnak and Kobuk, and 64 km east-northeast of the native village of Ambler. The population in these villages range from 156 in Kobuk (2016 Census) to 262 in Shungnak (2016 Census). Residents live a largely subsistence lifestyle with incomes supplemented by trapping, guiding, local development projects, government aid and other work in, and outside of, the villages.

The Arctic Project has the potential to significantly improve work opportunities for village residents. Trilogy is working directly with the villages to employ residents in the ongoing exploration program as geotechnicians, drill helpers, and environmental technicians. Trilogy and NANA have established a Workforce Development Committee to assist with developing a local workforce. In addition, Trilogy has existing contracts with native-affiliated companies (such as NANA Management Services and WHPacific Inc.) that are providing camp catering and environmental services for the Arctic Project, respectively.

Local community concerns will also be formally recognized during the development of the project EIS. Early in the EIS process, the lead federal permitting agency will hold scoping meetings in rural villages to hear and record the concerns of the local communities so that the more significant of these concerns can be addressed during the development of the EIS. In addition, the lead federal agency would have government-to-government consultations with the Tribal Councils in each of the villages, as part of the EIS process, to discuss the project and hear Council concerns.

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Closure Planning

Mine reclamation and closure are largely driven by State regulations that specify that a mine must be reclaimed concurrent with mining operations to the greatest extent possible and then closed in a way that leaves the site stable in terms of erosion and avoids degradation of water quality from acid rock drainage or metal leaching on the site. A detailed reclamation plan will be submitted to the State agencies for review and approval in the future, during the formal mine permitting process.

Owing to the fact that the Arctic Project is likely to have facilities on a combination of private (patented mining claims and native land) and State land, it is likely that the reclamation plan will be submitted and approved as part of the plan of operations, which is approved by the ADNR. However, since the reclamation plan must meet regulations of both ADNR and the ADEC, both agencies will review and approve the Reclamation Plan. In addition, private land owners must formally concur with the portion of the reclamation plan for their lands so that it is compatible with their intended post-mining land use.

The estimate cost of closure is based on unit rates used by SRK. Long-term water treatment and maintenance of certain water management facilities were calculated separately, and a net present value (NPV) is provided for the first 200 years, at a discount rate of 4.3%.

Reclamation costs have been estimated to be $65.3 million for this PFS, in 2017 undiscounted U.S. dollars. Annual costs associated with long-term operations of the water treatment plant are estimated to be about $1.27 million for the first five years and $0.96 million thereafter.

Capital Costs

The capital cost estimate uses U.S. dollars as the base currency. The total estimated initial capital cost for the design, construction, installation and commissioning of the Arctic Project is estimated to be $779.6 million. A summary of the estimated capital cost is shown in Table 1-4.

Table 1-4       Initial Capital Costs

Cost Type	Description	US$M
Direct	Mine	281.1
	Crushing	18.3
	Process	113.8
	Tailings	30.3
	On-Site Infrastructure	84.5
	Off-Site Infrastructure	15.6
	Direct Subtotal	543.8
Indirect	Indirects	121.9
	Contingency	92.0
	Owners Costs	21.9
	Indirect Total	235.8
Project Total		779.6

The total sustaining capital cost estimate is $65.9 million for the 12 year LOM which includes equipment, tailings and other items. Closure costs were estimated to be $65.3 million. These costs are summarized in Table 1-5.

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Table 1-5            Sustaining Capital and Closure Costs

Sustaining Capital (US$M)
G&A	0.9
Tailings	19.9
Mining	45.1
Total Sustaining Capital	65.9

Closure Cost (US$M)
Closure Costs	65.3

Operating Costs

The operating cost estimates use U.S. dollars as the base currency. An average operating cost was estimated for the Arctic Project based on the proposed mining schedule. These costs included, mining, processing, G&A, surface services, and road toll costs. The average LOM operating cost for the Arctic Project is estimated to be $46.81/ t milled. The breakdown of costs in Table 1-6 is estimated based on the average LOM mill feed rate.

Table 1-6            Sustaining Capital and Closure Costs

Description	LOM Average Unit Operating Cost ($/ t milled)	Percentage of Total Annual Operating Costs
Mining*	20.47	44%
Processing	15.09	32%
G&A	5.60	12%
Surface Services	0.95	2%
Road Toll	4.70	10%
Total Operating Cost	46.81	100%

*Excludes pre-production costs

Economic Analysis

An economic analysis was undertaken to determine the internal rate of return (IRR), net present value (NPV) and payback on initial investment of the Arctic Project. The Arctic Project consists of a three year pre-production construction period, followed by 12 years of production.

The results of this economic analysis represents forward-looking information. The results depend on the inputs that are subject to a number of known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those presented in this section. Information that is forward looking includes mineral reserve estimates, commodity prices, the proposed mine production plan, construction schedule, projected recovery rates, proposed capital and operating cost estimates, closure cost estimates, toll road cost estimates, and assumptions on geotechnical, environmental, permitting, royalties, and hydrogeological information.

Ausenco developed a pre-tax cash flow model for the Arctic Project and the NPV and IRR were calculated at the beginning of the construction period in Year -3.

The pre-tax financial model incorporated the production schedule and smelter term assumptions to produce annual recovered payable metal, or gross revenue, in each concentrate stream by year. Off-site costs, including the applicable refining and treatment costs, penalties, concentrate transportation charges, marketing and representation fees, and royalties were then deducted from gross revenue to determine the NSR. The operating cash flow was then produced by deducting annual mining, processing, G&A, surface services, and road toll charges from the NSR. Initial and sustaining capital was deducted from the operating cash flow in the years they occur, to determine the net cash flow before taxes. Initial capital cost includes all estimated expenditures in the construction period, from Year -3 to Year -1 inclusive. First production occurs at the beginning of Year 1. Sustaining capital expenditure includes all capital expenditures purchased after first production, including mine closure and rehabilitation. The model includes an allocation of a 1% NSR attributable to NANA.

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The pre-tax financial results are:

•	38.0% IRR

•	$1,935.2 million NPV at an 8% discount rate

•	1.9 year payback period, on the initial capital costs of $779.6 million

The following tax regimes were incorporated in the post-tax analysis: U.S. Federal Income Tax, Alaska State Income Tax (AST), and Alaska Mining License Tax (AMLT). Taxes are calculated based on currently enacted United States and State of Alaska tax laws and regulations, including the U.S. Federal enactment of the Tax Cuts & Jobs Act (TCJA) on December 22, 2017. At the base case metal prices used for this study, the total estimated taxes payable on the Arctic Project profits are $1,162.2 million over the 12-year mine life.

The post-tax financial results are:

•	33.4% IRR

•	$1,412.7 million NPV at an 8% discount rate

•	2.0 year payback period, on the initial capital costs of $779.6 million

Sensitivity Analysis

Ausenco investigated the sensitivity of the Arctic Project’s pre-tax NPV, and IRR to several project variables, including metal prices (copper, lead, zinc, gold, silver), capital costs, and operating costs (onsite and offsite). The metal grade is not presented in these findings because the impacts of changes in the metal grade mirror the impact of changes in metal price.

The Arctic Project’s pre-tax NPV at an 8% discount rate is most sensitive to changes in copper price, followed by zinc price, off-site operating costs, on-site operating costs, capital costs, silver price, gold price, and lead price.

The Arctic Project’s pre-tax IRR is most sensitive to changes in copper price and capital cost, followed by zinc price and off site operating costs, and in then decreasing order, on-site operating costs, silver price, gold price, and lead price.

Interpretations and Conclusions

Under the assumptions presented in the 2018 Arctic Report, the Arctic Project shows positive economics.

The financial analysis excludes consideration of the NANA Agreement, whereby NANA has the right, following a construction decision, to elect to purchase a 16% to 25% direct interest in the Arctic Project or, alternatively, to receive a 15% Net Proceeds Royalty.

The financial analysis excludes consideration of the South32 Option Agreement, whereby South32 has the right to form a 50/50 Joint Venture with Trilogy over Trilogy’s Alaskan interests, including the Arctic Project.

The cost assumptions for the AMDIAP road are estimates provided by Trilogy. There is a risk to the capital and operating cost estimates, the financial analysis, and the Mineral Reserves if the toll road is not built in the time frame required for the Arctic Project, or if the toll charges are significantly different from what was assumed.

Recommendations

A single-phase work program is recommended, which will include: geotechnical investigations and studies; optimization of the plant and related service facilities and evaluation of the power supply; examination of water management, water treatment, WRD and TSF designs; baseline studies and environmental permitting activities; and additional metallurgical testwork. The budget for this work is estimated at about $3.3 million.

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USE OF PROCEEDS

We estimate that the net proceeds from the Offering will be approximately $      million, after deducting the Underwriting Commission of $      million and our expenses of the Offering, which are estimated to be $     . If the Underwriters’ Over-allotment Option is exercised in full, the net proceeds will be approximately $      million.

We intend to use the net proceeds from the Offering (i) to advance the Arctic Project to feasibility and permitting; (ii) for exploration in the Ambler mining district; and (iii) for general corporate purposes, as indicated in the table which follows. We have negative operating cash flow and it is expected that the proceeds from the Offering will be used to fund operating cash flow.

Principal Purposes	Estimated Amount to be Expended ($ million)
Advancing the Arctic Project to feasibility and permitting
Exploration in the Ambler mining district
General corporate purposes(1)
Total

Note:

(1)	Funds included in general corporate purposes may be allocated to corporate expenses, business development, potential future acquisitions, and to other purposes.

If the Underwriters’ Over-allotment Option is exercised in whole or in part, we will use the additional net proceeds from such exercise for exploration in the Ambler mining district and general corporate purposes. While we intend to spend the net proceeds of the Offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

We believe that with the funds raised we could: (i) complete feasibility level studies on the tailings dam and waste impoundment and submit permit applications to the relevant state and federal authorities for the Arctic Project over the next three years and (ii) fund our general corporate activities for the next three years. Additional funding would allow us to explore prospects in the Ambler mining district looking to add to our mineral resources.

The actual amount that we spend in connection with each of the intended uses of proceeds may vary significantly from the amounts specified above, and will depend on a number of factors, including those listed under the heading “Risk Factors” in this prospectus supplement or under the same or similar headings in documents incorporated by reference in this prospectus supplement and the accompanying base shelf prospectus.

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CONSOLIDATED CAPITALIZATION

There have been no material changes in our capital structure since February 28, 2018, the date of our financial statements for the most recently completed financial period. The following table sets forth the cash and cash equivalents, long term debt and capitalization of Trilogy as of February 28, 2018 on an actual basis and as adjusted to give effect to this Offering as though they had occurred on such date. This table should be read in conjunction with the Company’s annual consolidated financial statements for the year ended November 30, 2017.

	As at February 28, 2018		As at February 28, 2018 after giving effect to the issuance of the Offered Shares(2)(3)
	(in thousands of $ except Common Shares)		(in thousands of $ except Common Shares)
Cash and cash equivalents	$12,146			$(1)
Long term financial liabilities	$-		$
Outstanding Common Shares (unlimited authorized)	106,535,276	(4)

Notes:

(1)	After deduction of the Underwriting Commission and the estimated expenses of the Offering, and assuming no sales to persons on the President’s List.
(2)	Assumes no exercise of the Over-allotment Option.
(3)	Expenses of the Offering, incurred by the Company in Canadian dollars, have been converted to U.S. dollars for purposes of this table based on an exchange rate of Cdn$ per $1.00, which was the applicable Bank of Canada noon rate of exchange on April , 2018. See “Exchange Rate Information”.

(4)	This number does not include 9,130,738 stock options that are outstanding at a weighted average exercise price of $0.60 and 6,521,740 warrants to purchase Common Shares that are outstanding with an exercise price of $1.60 (subject to reduction of the exercise price based on the anti-dilution provisions of the warrants. See “Risk Factors – Risk Related to this Offering and our Securities”).

PRIOR SALES

We issued the following Common Shares and securities convertible into Common Shares during the 12-month period prior to the date hereof.

Common Shares

Date of Issuance	Number of Common Shares Issued	Price per Common Share (Cdn$)	Reason for Issuance
April 10, 2017	5.000	0.44	Exercise of stock option
April 11, 2017	4,840	0.44	Exercise of stock option
April 13, 2017	5,000	0.44	Exercise of stock option
April 17, 2017	20,000	0.44	Exercise of stock option
July 31, 2017	44,873	0.62	Exercise of stock option
July 31, 2017	26,666	0.70	Exercise of stock option
July 31, 2017	40,000	0.44	Exercise of stock option
July 31, 2017	25,000	0.50	Exercise of stock option
August 29, 2017	4,272	0.44	Exercise of stock option
August 30, 2017	45,728	0.44	Exercise of stock option
September 20, 2017	15,127	0.60	Exercise of stock option
October 16, 2017	60,000	1.22	Exercise of stock option
October 17, 2017	10,000	0.44	Exercise of stock option
December 27, 2017	13,333	0.63	Exercise of stock option
January 9, 2018	33,429	0.44	Exercise of stock option
January 23, 2018	50,000	1.22	Exercise of stock option
June 5, 2017	26,313	n/a	Q3 2017 DSU grants
September 5, 2017	17,287	n/a	Q4 2017 DSU grants
December 1, 2017	20,399	n/a	Q1 2018 DSU grants
December 22, 2017	75,000	n/a	New director DSU grant for William Hensley

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Date of Issuance	Number of Common Shares Issued	Price per Common Share (Cdn$)	Reason for Issuance
March 1, 2018	14,272	n/a	Q2 2018 DSU grants
December 7, 2017	600,000	n/a	Annual RSU grants to executives
December 15, 2017	200,000	1.13	Vesting of prior year RSU grants to executives
December 23, 2017	200,001	1.35	Vesting of prior year RSU grants to executives

Stock Options

Date of Issuance	Number of Stock Options Issued	Exercise Price (Cdn$)	Reason for Issuance
May 8, 2017	100,000	0.94	Grant to new employees
December 7, 2017	1,980,000	1.01	Annual grants for staff and directors
December 22, 2017	75,000	1.47	Annual grant for new director
January 2, 2108	70,000	1.43	Grant for new employee

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the TSX and the NYSE American under the symbol “TMQ”. The following tables set out the market price range and trading volumes of the Common Shares on the TSX and NYSE American for the periods indicated below. The share prices referenced below for Common Shares listed and posted for trading on the TSX are referenced in Canadian dollars and the share prices referenced below for Common Shares listed on the NYSE American are referenced in U.S. dollars.

Toronto Stock Exchange

Month	High (Cdn$)	Low (Cdn$)	Close (Cdn$)	Volume
April 2017	1.02	0.68	0.94	1,216,462
May 2017	1.01	0.82	0.92	327,956
June 2017	0.92	0.78	0.80	135,081
July 2017	1.50	0.81	1.3	788,902
August 2017	1.60	1.20	1.32	572,889
September 2017	1.31	1.13	1.19	407,816
October 2017	1.47	1.10	1.28	536,331
November 2017	1.38	1.00	1.03	180,719
December 2017	1.51	0.90	1.39	368,413
January 2018	2.03	1.40	1.56	667,819
February 2018	1.94	1.47	1.89	244,118
March 2018	2.00	1.62	1.62	115,841
April 1-13 2018	1.69	1.32	1.58	61,470

NYSE American

Month	High ($)	Low ($)	Close ($)	Volume
April 2017	0.80	0.50	0.70	4,539,977
May 2017	0.75	0.61	0.66	1,951,567
June 2017	0.68	0.58	0.63	1,177,515
July 2017	1.22	0.62	1.03	7,294,660
August 2017	1.35	0.95	1.05	7,237,142
September 2017	1.07	0.91	0.95	3,020,097
October 2017	1.18	0.86	1.00	4,602,051
November 2017	1.05	0.79	0.81	2,451,457

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Month	High ($)	Low ($)	Close ($)	Volume
December 2017	1.20	0.69	1.09	13,098,379
January 2018	1.64	1.11	1.26	8,086,495
February 2018	1.53	1.17	1.50	3,892,187
March 2018	1.52	1.24	1.27	2,058,884
April 1-13 2018	1.34	1.05	1.26	795,972

DESCRIPTION OF SHARE CAPITAL

The Company’s authorized share capital consists of an unlimited number of Common Shares without par value. As at April 13, 2018, the Company had 106,535,276 Common Shares issued and outstanding.

Common Shares

All of the Common Shares rank equally as to voting rights, participation in a distribution of our assets on a liquidation, dissolution or winding-up of the Company and the entitlement to dividends. The holders of the Common Shares are entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings. Each Common Share carries with it the right to one vote.

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of its assets, the holders of the Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after we have paid out our liabilities. Distributions in the form of dividends, if any, will be set by the Board. See “Dividend Policy”.

Provisions as to the modification, amendment or variation of the rights attached to the Common Shares are contained in our articles and the Business Corporations Act (British Columbia). Generally speaking, substantive changes to the share capital require the approval of the shareholders by special resolution (at least two-thirds of the votes cast).

PLAN OF DISTRIBUTION

Cantor Fitzgerald Canada Corporation is acting as lead underwriter and sole bookrunner of this Offering (the “Lead Underwriter”). The Lead Underwriter, together with a syndicate of underwriters (the “Underwriters”) are acting as underwriters in respect of the Offering in Canada, and their U.S. affiliates are acting as underwriters in respect of the Offering in the United States. Pursuant to the terms of an underwriting agreement dated April        , 2018 (the “Underwriting Agreement”), the Company has agreed to sell and the Underwriters have agreed to purchase on the Closing Date         Offered Shares at a price per Offered Share of $        , payable in cash (net of the Underwriting Commission, fees and expenses) to the Company against delivery of the Offered Shares, subject to compliance with all necessary legal requirements and to the conditions contained in the Underwriting Agreement.

The obligations of the Underwriters under the Underwriting Agreement are several and are not joint, nor joint and several, and may be terminated at their discretion upon the occurrence of certain stated events as set out in the Underwriting Agreement. The Underwriters are, however, obligated to take up and pay for all of the Offered Shares (other than the Common Shares issuable pursuant to the Over-allotment Option) if any of the Offered Shares are purchased under the Underwriting Agreement.

The Offering is being made concurrently in all of the provinces of Canada other than Québec, and in the United States (the “Offering Jurisdictions”). The Offering Price of the Offered Shares was negotiated at arm’s length between the Company and the Underwriters.

The Company is offering the Common Shares offered hereby through the Underwriters named below.

We have granted to the Underwriters the Over-allotment Option, exercisable for 30 days from the date of the closing of this Offering to purchase up to         additional Common Shares at the Offering Price. The Underwriters may exercise the Over-allotment Option solely to cover over allotments, and for market stabilization purposes, if any, in connection with this Offering. To the extent the Over-allotment Option is exercised, each Underwriter must purchase a number of additional Common Shares approximately proportionate to that Underwriter’s initial purchase commitment. Under applicable Canadian securities laws, this prospectus supplement and the accompanying base shelf prospectus also qualifies the grant of the Over-allotment Option and the distribution of the additional Common Shares issuable on exercise of the Over-allotment Option.

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Offered Shares sold by the Underwriters to the public will initially be offered at the Offering Price described herein. After the Underwriters have made a reasonable effort to sell all of the Offered Shares at the Offering Price specified on the cover page, the Underwriters may change the Offering Price and the other selling terms to an amount not greater than the Offering Price set forth on the cover of this prospectus supplement, and the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by the purchasers for the Offered Shares is less than the gross proceeds paid by the Underwriters to the Company. Upon execution of the Underwriting Agreement, the Underwriters will be obligated to purchase the Offered Shares at the prices and upon the terms stated therein and, as a result, will thereafter bear any risk associated with changing the Offering Price or other selling terms.

It is expected that the Offering will be conducted under the book based system and the Company will arrange for the instant deposit of the Offered Shares to be registered to CDS. Accordingly, a subscriber who purchases Offered Shares will receive a customer confirmation from the Underwriters or a CDS Participant from or through whom Offered Shares are purchased. No beneficial holder of the Offered Shares will receive definitive certificates representing their Offered Shares. CDS will record the CDS Participants who hold the Offered Shares on behalf of owners who have purchased or transferred the Offered Shares in accordance with the book based system.

The closing of the Offering is anticipated to be on or about April 20, 2018 or such other date as may be agreed upon between the Company and the Underwriters.

The Company shall not, without the prior written consent of the Underwriters, issue, offer to sell or otherwise dispose of or enter into any transaction to sell or issue or announce the issue of, any equity securities of the Company, or any securities convertible into, or exercisable, or exchangeable for, any equity securities of the Company, for a period of 90 days following the Closing Date, except: (i) pursuant to the Underwriting Agreement; (ii) pursuant to the grant of options or other equity-based awards pursuant to any stock compensation plan in effect as of the date of the Underwriting Agreement and which is disclosed in the prospectus supplement or base shelf prospectus; (iii) the issuance of Common Shares upon the exercise of any options or warrants outstanding as of the date of the Underwriting Agreement.

All directors, executive officers and certain pre-existing shareholders of the Company have agreed, subject to limited exceptions, not to offer, sell, transfer, pledge, assign, enter into any swap transactions or otherwise dispose of any equity securities of the Company owned, or any securities convertible into, or exercisable, or exchangeable for, any equity securities of the Company owned, directly or indirectly by such directors, executive officers or pre-existing shareholders, or publicly announce an intention to do any of the foregoing, until 90 days after the date of the Underwriting Agreement without the prior written consent of the Underwriters.

The Offered Shares will be offered in the United States and Canada by the Underwriters either directly or through their respective U.S. or Canadian broker-dealer affiliates or agents, as applicable. Subject to applicable law, the Underwriters may offer the Offered Shares outside of Canada and the United States.

In connection with the Offering, the Underwriters may purchase and sell Offered Shares in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Common Shares in excess of the number of Common Shares to be purchased by the Underwriters in the Offering, which creates a syndicate short position. “Covered” short sales are sales of Common Shares made in an amount up to the number of Common Shares represented by the Over-allotment Option. In determining the source of Common Shares to close out the covered syndicate short position, the Underwriters will consider, among other things, the price of Common Shares available for purchase in the open market as compared to the price at which they may purchase Common Shares through the Over-allotment Option. Transactions to close out the covered syndicate short involve either purchases of the Common Shares in the open market after the distribution has been completed or the exercise of the Over-allotment Option. The Underwriters may also make “naked” short sales of Common Shares in excess of the Over-allotment Option. The Underwriters must close out any naked short position by purchasing Common Shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market after pricing that could adversely affect investors who purchase in the Offering. Stabilizing transactions consist of bids for or purchases of Common Shares in the open market while the Offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Common Shares. They may also cause the price of the Common Shares to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Underwriters may conduct these transactions in the over-the-counter market or otherwise. If the Underwriters commence any of these transactions, they may discontinue them at any time.

The Common Shares of the Company are listed for trading on the TSX and NYSE American under the trading symbol “TMQ”. We have applied to list the Offered Shares qualified for distribution by this prospectus supplement on the TSX and NYSE American. Listing will be subject to the Company fulfilling all of the listing requirements of the TSX and NYSE American.

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We have agreed to pay the Underwriters a cash commission equal to 6% of the gross proceeds of the Offering, except in respect of any subscriptions by eligible purchasers under the Offering on the Presidents List, for which the Underwriters are expected only to receive a cash commission equal to 2% of the gross proceeds from the sale of the Offered Shares to these persons. We have also agreed to reimburse the Underwriters for reasonable expenses incurred in connection with the Offering, including reasonable legal fees, up to a maximum of 2.99% of the gross proceeds of the Offering.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 and applicable Canadian securities legislation, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

Electrum, one of our existing shareholders, has indicated an interest in purchasing an aggregate of up to $      of Offered Shares in the Offering to maintain their pro rata share position. South32, another of our existing shareholders, has provided notice of their intention to acquire up to $12 million of Offered Shares, or 40% of the Offering, whichever the lesser, pursuant to a participation rights agreement entered into with us. Any Offered Shares purchased by these shareholders would be purchased at the Offering Price and on the same terms as the other purchasers in the Offering, subject to the reduced Underwriting Commission of 2% applicable to President’s List purchasers. Because Electrum’s indication of interest is not a binding agreement or commitment to purchase, Electrum may purchase fewer Common Shares than it indicated an interest in purchasing or may not purchase any Offered Shares in the Offering at all. In addition, the Underwriters may elect to sell fewer shares or not sell any shares in the Offering to Electrum. Furthermore, South32 may elect to purchase less than $12 million of Offered Shares, or less than 40% of the Offering, or none of the Offered Shares at all at its sole discretion.

The Offering is expected to close on or about April 20, 2018. Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Offered Shares on the date of the final prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the Offered Shares initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Offered Shares who wish to trade such Offered Shares on the date of the final prospectus supplement or the next succeeding business day should consult their own advisor.

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of Common Shares in any Member State of the European Economic Area will be made pursuant to an exemption under Directive 2003/71/EC (as amended, including by Directive 2010/73/EU, including any relevant implementing measure in any Member State, the "Prospectus Directive") from the requirement to produce a prospectus for offers of securities. Accordingly, any person making or intending to make an offer in that Member State of securities which are the subject of an offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor any of the Underwriters have authorized, nor do we or any of the Underwriters authorize, the making of any offer of the securities in circumstances in which an obligation arises for us or the Underwriters to publish a prospectus for such offer. Neither we nor the Underwriters have authorized, nor do we authorize, the making of any offer of securities through any financial intermediary, other than offers made by the Underwriters, which constitute the final placement of the securities contemplated in this prospectus supplement.

In relation to each Member State of the European Economic Area, no offer of any securities which are the subject of the offering contemplated by this prospectus supplement has been or will be made to the public in that Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the relevant competent authority in that Member State in accordance with the Prospectus Directive, except that an offer of such securities may be made to the public in that Member State:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;
•	to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

Solely for the purposes of the product governance requirements contained within: (i) EU Directive 2014/65/EU on markets in financial instruments, as amended ("MiFID II"); (ii) Articles 9 and 10 of Commission Delegated Directive (EU) 2017/593 supplementing MiFID II; and (iii) local implementing measures (together, the "Product Governance Requirements"), and disclaiming all and any liability, whether arising in tort, contract or otherwise, which any "manufacturer" (for the purposes of the Product Governance Requirements) may otherwise have with respect thereto, the Common Shares have been subject to a product approval process, which has determined that they each are: (a) compatible with an end target market of retail investors and investors who meet the criteria of professional clients and eligible counterparties, each as defined in MiFID II; and (b) eligible for distribution through all distribution channels as are permitted by MiFID II (the "Target Market Assessment").

Notwithstanding the Target Market Assessment, distributors (as defined in MiFID II) should note that: (i) the price of the Common Shares may decline and investors could lose all or part of their investment; (ii) the Common Shares offer no guaranteed income and no capital protection; and (iii) an investment in the Common Shares is compatible only with investors who do not need a guaranteed income or capital protection, who (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses that may result therefrom.

The Target Market Assessment is without prejudice to the requirements of any contractual, legal or regulatory selling restrictions in relation to the Offering. Furthermore, it is noted that, notwithstanding the Target Market Assessment, the Underwriters will only procure investors who meet the criteria of professional clients and eligible counterparties.

For the avoidance of doubt, the Target Market Assessment does not constitute: (i) an assessment of suitability or appropriateness for the purposes of MiFID II; or (ii) a recommendation to any investor or group of investors to invest in, or purchase, or take any other action whatsoever with respect to the Common Shares.

Each distributor is responsible for undertaking its own target market assessment in respect of the Common Shares and determining appropriate distribution channels.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors (as defined in the Prospectus Directive) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the “Order”, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated. Each such person is referred to herein as a “Relevant Person”.

This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or
•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations under Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to a holder who acquires Offered Shares as beneficial owner pursuant to this prospectus supplement and who, at all relevant times, for the purposes of the Tax Act, deals at arm’s length with the Company and the Underwriters, is not affiliated with the Company or the Underwriters, and will acquire and hold such Offered Shares as capital property (each, a “Holder”), all within the meaning of the Tax Act. Offered Shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the Offered Shares or is deemed to hold or use the Offered Shares in the course of carrying on a business of trading or dealing in securities or has acquired them or deemed to have acquired them in a transaction or transactions considered to be an adventure in the nature of trade.

This summary does not apply to a Holder (a) that is a “financial institution” for purposes of the mark to market rules contained in the Tax Act; (b) an interest in which is or would constitute a “tax shelter investment” as defined in the Tax Act; (c) that is a “specified financial institution” as defined in the Tax Act; (d) that is a corporation resident in Canada (for the purpose of the Tax Act) or a corporation that does not deal at arm’s length (for purposes of the Tax Act) with a corporation resident in Canada, and that is or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Offered Shares, controlled by a non-resident corporation for the purposes of the foreign affiliate dumping rules in Section 212.3 of the Tax Act; (e) that reports its “Canadian tax results” in a currency other than Canadian currency, all as defined in the Tax Act; (f) that is exempt from tax under the Tax Act; or (g) that has entered into, or will enter into, a “synthetic disposition arrangement” or a “derivative forward agreement” with respect to the Offered Shares, as those terms are defined in the Tax Act. Such Holders should consult their own tax advisors with respect to an investment in Offered Shares.

This summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of Offered Shares.

This summary is based upon the current provisions of the Tax Act and the Regulations in force as of the date hereof, specific proposals to amend the Tax Act and the Regulations (the “Tax Proposals”) which have been announced by or on behalf the Minister of Finance (Canada) prior to the date hereof, the current provisions of the Canada United States Income Tax Convention (1980) (the “Canada-U.S. Tax Convention”), and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”).

This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law, whether by way of judicial, legislative or governmental decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein. This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Offered Shares. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder. Holders should consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

Amounts Determined in Canadian Dollars

For purposes of the Tax Act, all amounts relating to the Offered Shares must be expressed in Canadian dollars, including cost, adjusted cost base, proceeds of disposition and dividends, and amounts denominated in U.S. dollars must be converted to Canadian dollars using the daily exchange rate published by the Bank of Canada on the particular date the particular amount arose or such other rate of exchange as may be accepted by the CRA. Holders may therefore realize additional income or gain by virtue of changes in foreign exchange rates, and are advised to consult with their own tax advisors in this regard. Currency tax issues are not discussed further in this summary.

Residents of Canada

The following portion of this summary is generally applicable to a Holder who, for the purposes of the Tax Act, is resident or deemed to be resident in Canada at all relevant times (each, a “Resident Holder”). Certain Resident Holders whose Offered Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Tax Act to have the Offered Shares, and every other “Canadian security” (as defined by the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available or advisable in their particular circumstances.

Taxation of Dividends Received by Resident Holders

In the case of a Resident Holder who is an individual (including certain trusts), dividends (including deemed dividends) received on the Offered Shares will be included in the Resident Holder’s income and be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received by an individual from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit for “eligible dividends” properly designated as such by the Company. Taxable dividends received by such Resident Holder may give rise to minimum tax under the Tax Act.

In the case of a Resident Holder that is a corporation, such dividends (including deemed dividends) received on the Offered Shares will be included in the Resident Holder’s income and will normally be deductible in computing such Resident Holder’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is in a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax on its “aggregate investment income” (as defined in the Tax Act) for the year, which is defined to include an amount in respect of dividends.

A Resident Holder that is a “private corporation” or “subject corporation” (as such terms are defined in the Tax Act) may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the Offered Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the year.

Disposition of Offered Shares

A Resident Holder who disposes of, or is deemed to have disposed of, an Offered Share (other than to the Company, unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market) will realize a capital gain (or incur a capital loss) equal to the amount by which the proceeds of disposition in respect of the Offered Share exceed (or are exceeded by) the aggregate of the adjusted cost base to the Resident Holder of such Offered Share immediately before the disposition or deemed disposition and any reasonable expenses incurred for the purpose of making the disposition. The adjusted cost base to a Resident Holder of an Offered Share will be determined by averaging the cost of that Offered Share with the adjusted cost base (determined immediately before the acquisition of the Offered Share) of all other Common Shares held as capital property at that time by the Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Taxation of Capital Gains and Losses”.

Taxation of Capital Gains and Losses

Generally, one-half of any capital gain (a ”taxable capital gain”) realized by a Resident Holder must be included in the Resident Holder’s income for the taxation year in which the disposition occurs. Subject to and in accordance with the provisions of the Tax Act, one-half of any capital loss incurred by a Resident Holder (an ”allowable capital loss”) must generally be deducted from taxable capital gains realized by the Resident Holder in the taxation year in which the disposition occurs. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition generally may be carried back and deducted in the three preceding taxation years or carried forward and deducted in any subsequent year against taxable capital gains realized in such years, in the circumstances and to the extent provided in the Tax Act.

A capital loss realized on the disposition of an Offered Share by a Resident Holder that is a corporation may in certain circumstances be reduced by the amount of dividends which have been previously received or deemed to have been received by the Resident Holder on the Offered Share. Similar rules may apply where a corporation is, directly or indirectly through a trust or partnership, a member of a partnership or a beneficiary of a trust that owns Offered Shares. A Resident Holder to which these rules may be relevant is urged to consult its own tax advisor.

Capital gains realized by an individual (including certain trusts) may result in the individual paying minimum tax under the Tax Act.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax on its “aggregate investment income” (as defined in the Tax Act) for the year, which is defined to include an amount in respect of taxable capital gains.

Non-Residents of Canada

The following portion of this summary is generally applicable to a Holder who, for purposes of the Tax Act and at all relevant times, is neither resident nor deemed to be resident in Canada and does not use or hold, and will not be deemed to use or hold, Offered Shares in a business carried on in Canada (each, a “Non-Resident Holder”). The term “U.S. Holder,” for the purposes of this summary, means a Non-Resident Holder who, for purposes of the Canada-U.S. Tax Convention, is at all relevant times a resident of the United States and is a “qualifying person” within the meaning of the Canada-U.S. Tax Convention. In some circumstances, persons deriving amounts through fiscally transparent entities (including limited liability companies) may be entitled to benefits under the Canada-U.S. Tax Convention. U.S. Holders are urged to consult their own tax advisors to determine their entitlement to benefits under the Canada-U.S. Tax Convention based on their particular circumstances.

Special considerations, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or an authorized foreign bank (as defined in the Tax Act). Such Non-Resident Holders should consult their own advisors.

Taxation of Dividends

Subject to an applicable tax treaty or convention, dividends paid or credited, or deemed to be paid or credited, to a Non-Resident Holder on the Offered Shares will be subject to Canadian withholding tax under the Tax Act at the rate of 25% of the gross amount of the dividend. Such rate is generally reduced under the Canada-U.S. Tax Convention to 15% if the beneficial owner of such dividend is a U.S. Holder. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company. In addition, under the Canada-U.S. Tax Convention, dividends may be exempt from such Canadian withholding tax if paid to certain U.S. Holders that are qualifying religious, scientific, literary, educational or charitable tax-exempt organizations or qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits or benefits for the self-employed under one or more funds or plans established to provide pension or retirement benefits or other employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures.

Disposition of Offered Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of Offered Shares, unless the Offered Shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of the disposition and are not “treaty-protected property” (as defined in the Tax Act) of the Non-Resident Holder at the time of the disposition.

Generally, as long as the Offered Shares are then listed on a designated stock exchange (which currently includes the TSX and the NYSE American), the Offered Shares will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (a) the Non-Resident Holder, persons with which the Non-Resident Holder does not deal at arm’s length, partnerships whose members include, either directly or indirectly through one or more partnerships, the Non-Resident Holder or persons which do not deal at arm’s length with the Non-Resident Holder, or any combination of them, owned 25% or more of the issued shares of any class or series of shares of the capital stock of the Company, and (b) more than 50% of the fair market value of the Offered Shares was derived directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such property (whether or not such property exists). The Offered Shares may also be deemed to be taxable Canadian property in certain circumstances.

In the case of a U.S. Holder, the Offered Shares of such U.S. Holder will generally constitute “treaty-protected property” for purposes of the Tax Act unless the value of the Offered Shares is derived principally from real property situated in Canada. For this purpose, “real property” has the meaning that term has under the laws of Canada and includes any option or similar right in respect thereof and usufruct of real property, rights to explore for or to exploit mineral deposits, sources and other natural resources and rights to amounts computed by reference to the amount or value of production from such resources.

If Offered Shares are taxable Canadian property of a Non-Resident Holder and are not treaty-protected property of the Non-Resident Holder at the time of their disposition, the consequences above under “Residents of Canada - Taxation of Capital Gains and Losses” will generally apply.

Non-Resident Holders whose Offered Shares are taxable Canadian property should consult their own advisors.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to this prospectus supplement.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Common Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary are based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Code, Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Canada-U.S. Tax Convention, and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares acquired pursuant to this Offering that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are required to accelerate the recognition of any item of gross income with respect to Common Shares as a result of such income being recognized on an applicable financial statement; or (i) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding shares of the Company. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Common Shares in connection with carrying on a business in Canada; (d) persons whose Common Shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner (or owner). Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Rules.”

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any foreign income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by the Company with respect to the Common Shares will constitute ordinary dividend income. Dividends received on Common Shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction”. Subject to applicable limitations and provided the Company is eligible for the benefits of the Canada-U.S. Tax Convention or the Common Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Common Shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If the Company were to constitute a PFIC for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares. The Company believes that it was not a PFIC for the prior tax year, and based on current business plans and financial expectations, the Company expects that it should not be a PFIC for the current tax year and expects that it should not be a PFIC for the foreseeable future. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that the Company has never been and will not become a PFIC for any tax year during which U.S. Holders hold Common Shares.

In any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC if, after the application of certain “look-through” rules with respect to subsidiaries in which the Company holds at least 25% of the value of such subsidiary, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income (the “income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income (the “asset test”), based on the quarterly average of the fair market value of such assets. “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

If the Company were a PFIC in any tax year during which a U.S. Holder held Common Shares, such holder generally would be subject to special rules with respect to “excess distributions” made by the Company on the Common Shares and with respect to gain from the disposition of Common Shares. An “excess distribution” generally is defined as the excess of distributions with respect to the Common Shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder’s holding period for the Common Shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Common Shares ratably over its holding period for the Common Shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including the “QEF Election” under Section 1295 of the Code and the “Mark-to-Market Election” under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner.

U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record keeping requirements or make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any subsidiary that also is classified as a PFIC. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Common Shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Considerations

Additional Tax on Passive Income

Certain individuals, estates and trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from disposition of property (other than property held in certain trades or businesses). Special rules apply to PFICs. U.S. Holders should consult their own tax advisors regarding the application, if any, of this tax on their ownership and disposition of Common Shares.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, and subject to certain exceptions, a portion of the dividends paid by a foreign corporation will be treated as U.S. source income for U.S. foreign tax credit purposes, in proportion to its U.S. source earnings and profits, if U.S. persons own, directly or indirectly, 50 percent or more of the voting power or value of the foreign corporation’s shares. In addition, the amount of a distribution with respect to the Common Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U. S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax, at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of the Company by Blake, Cassels & Graydon LLP with respect to Canadian legal matters, and by Dorsey & Whitney LLP with respect to U.S. legal matters and, on behalf of any underwriters or agents by Stikeman Elliott LLP with respect to Canadian legal matters, and by Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters. The partners and associates of Blake, Cassels & Graydon LLP as a group beneficially own, directly or indirectly, less than one percent of our outstanding securities. The partners and associates of Stikeman Elliott LLP as a group beneficially own, directly or indirectly, less than one percent of our outstanding securities.

AUDITORS, REGISTRAR AND TRANSFER AGENT

The auditors of the Company are PricewaterhouseCoopers LLP, Chartered Professional Accountants, of Vancouver, British Columbia.

Our registrar and transfer agent for our Common Shares is Computershare Investor Services Inc., located at 510 Burrard Street, Vancouver, British Columbia Canada V5K 1A1. The co-transfer agent and registrar for the Common Shares in the United States is Computershare Trust Company, N.A., at its office at 3200 Cherry Creek Drive South, Denver, CO, 80209.

INTERESTS OF EXPERTS

The technical information, mineral reserve and mineral resource estimates and economic estimates relating to our properties included or incorporated by reference in this prospectus supplement has been included or incorporated by reference in reliance on the report, valuation, statement or opinion of the persons described below. The following persons, firms and companies are named as having prepared or certified a report, valuation, statement or opinion in this prospectus supplement, either directly or in a document incorporated by reference.

Certain of the scientific and technical information relating to our mineral projects in this prospectus supplement and the documents incorporated by reference herein, including the base shelf prospectus, has been derived from technical reports prepared by the experts listed below and has been included in reliance on such person’s expertise. Copies of the technical reports can be accessed online on SEDAR (www.sedar.com) and on EDGAR (www.sec.gov).

Paul Staples, P.Eng., Justin Hannon, P.Eng., Antonio Peralta Romero, PhD, P.Eng., Bruce Davis, FAusIMM, John Joseph DiMarchi, CPG, Jeff Austin, P.Eng., Robert Sim, P.Geo., Calvin Boese, P.Eng., M.Sc, Bruce Murphy, P.Eng. and Tom Sharp, PhD, P.Eng. prepared the 2018 Arctic Report incorporated by reference herein.

Bruce Davis, FAusIMM, Robert Sim, P.Geo., and Jeff Austin, P.Eng are named in the Annual Report as having prepared the 2017 Arctic Report and the 2017 Bornite Report.

Andrew W. West, Certified Professional Geologist, an employee and Exploration Manager of the Company and a “Qualified Person” under NI 43-101 has reviewed and approved the scientific and technical disclosure contained in the Annual Report, our management’s discussion and analysis of its financial condition and operating results for the year ended November 30, 2017 and our management’s discussion and analysis of its financial condition and results of operations for the three month period ended February 28, 2018. Mr. West owns, directly or indirectly, less than one percent of the outstanding securities of the Company.

PricewaterhouseCoopers LLP are the auditors of the Company and have advised that they are independent with respect to the Company within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia and the rules of the SEC. PricewaterhouseCoopers LLP is registered with the Public Company Accounting Oversight Board. The consolidated financial statements of Trilogy for the year ended November 30, 2017 have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

None of the aforementioned persons was employed on a contingency basis, or had, or is to receive, in connection with any offering under this prospectus supplement, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or, except as disclosed herein, an employee.

BD Resource Consulting, Inc., SIM Geological Inc., and International Metallurgical & Environmental Inc. are named in the Annual Report as having prepared the “Amended NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA” dated October 12, 2017 with an effective date of April 19, 2016 (the “2017 Bornite Report”).

BD Resource Consulting, Inc., SIM Geological Inc., and International Metallurgical & Environmental Inc. are named in the Annual Report as having prepared the “NI 43-101 Technical Report on the Arctic Project, Northwest Alaska, USA” dated November 9, 2017 with an effective date of April 25, 2017 (the “2017 Arctic Report”).

The aforementioned companies, and their directors, officers, employees and partners, as applicable, as a group, beneficially own, directly or indirectly, less than one percent of our outstanding securities.

To our knowledge, none of the experts named in the foregoing section held, at the time they prepared or certified such statement, report, opinion or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of the Company or one of the Company’s associates or affiliates.

Except as otherwise stated above, none of the aforementioned persons, and the directors, officers, employees and partners, as applicable, of each of the aforementioned persons has, or is to receive in connection with the Offering, a substantial interest, direct or indirect, in the Company or any of its subsidiaries or was connected to the Company or any of its subsidiaries as a promoter, managing underwriter (or any principal underwriter), voting trustee, director, officer or employee. Except as otherwise stated above, none of the aforementioned persons, nor any director, officer, employee, consultant or partner, as applicable, of the aforementioned persons is currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associate or affiliate of the Company.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement or any subsequently filed document deemed to be incorporated by reference. Copies of the documents incorporated by reference in this prospectus supplement may be obtained on written or oral request without charge from the Secretary of the Company at Suite 1150, 609 Granville Street, Vancouver, British Columbia, Canada, V7Y 1G5, telephone: (604) 638-8088. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, any document incorporated by reference and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Filings are also available at the SEC’s website at www.sec.gov.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, documents not deemed “filed” with the SEC and information furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K on any current report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K) following the date of this prospectus supplement until the termination of the offering under this prospectus supplement or such time as all Common Shares offered by this prospectus supplement have been sold and all conditions to the consummation of such sales have been satisfied:

(i)	the 2018 Arctic Report, Exhibit 99.1 to the current report on Form 8-K filed with the SEC on April 12, 2018;

(ii)	the Annual Report on Form 10-K for the fiscal year ended November 30, 2017, filed with the SEC on February 2, 2018;

(iii)	the quarterly report on Form 10-Q for the quarterly period ended February 28, 2017, filed with the SEC on April 5, 2018;

(iv)	the current reports on Form 8-K filed with the SEC on December 11, 2017 and April 12, 2018;

(v)	the management information circular of the Company dated March 9, 2018 relating to the annual general meeting of the shareholders of the Company held on May 15, 2018, filed with the SEC on March 28, 2018;

(vi)	the description of Common Shares contained in the registration statement on Form 40-F filed on March 1, 2012, including any amendment or report filed for purposes of updating such description; and

(vii)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after November 30, 2017 but before the end of the offering of the Common Shares made by this prospectus supplement.

ADDITIONAL INFORMATION

On April 12, 2018, we filed a prospectus supplement (the “Canadian prospectus supplement”) with Canadian securities regulatory authorities in each of the provinces of Canada, with the exception of Québec, in order to qualify the distribution of the Offered Shares, although the Canadian prospectus supplement has not yet become final for the purpose of the sale of the Offered Shares.

You may read and download any public document that the Company has filed with the Canadian securities regulatory authorities at www.sedar.com.

MARKETING MATERIALS

Any “template” version of any “marketing materials” (as such terms are defined under applicable Canadian securities laws) that are prepared in connection with the Offering are not part of this prospectus to the extent that the contents of the template version of the marketing materials have been modified or superseded by a statement contained in this prospectus. Any template version of any marketing materials that has been, or will be, filed on SEDAR (www.sedar.com) or with the SEC (www.sec.gov) before the termination of the distribution under the Offering (including any amendments to, or an amended version of, any template version of any marketing materials) is deemed to be incorporated by reference into this prospectus solely for the purposes of the Offering.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation existing under the Business Corporations Act (British Columbia). Certain of our directors and officers, and some of the experts named in this prospectus supplement, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion our assets, are located outside the United States. We have appointed Registered Agent Solutions, Inc., 99 Washington Avenue, Suite 1008, Albany, NY 12260 as our agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or ‘‘blue sky’’ laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

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No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

A copy of this preliminary prospectus supplement has been filed with the securities regulatory authorities in each of the provinces of Canada, with the exception of Québec, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary prospectus supplement may not be complete and may have to be amended.

Information has been incorporated by reference in this prospectus supplement and the accompanying short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference may be obtained on request without charge from the Corporate Secretary of Trilogy Metals Inc. at Suite 1150, 609 Granville Street, Vancouver, British Columbia, Canada, V7Y 1G5, telephone: (604) 638-8088 and are available electronically at www.sedar.com.

This prospectus supplement, together with the short form base shelf prospectus dated November 21, 2017 to which it relates, as amended or supplemented, and each document incorporated or deemed to be incorporated by reference in the short form base shelf prospectus, constitutes a public offering of securities offered pursuant hereto only in the jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See “Plan of Distribution”.

PRELIMINARY PROSPECTUS SUPPLEMENT

To a Short Form Base Shelf Prospectus dated November 21, 2017

New Issue	April 16, 2018

Trilogy Metals Inc.

US$25,000,000

[●] COMMON SHARES

Trilogy Metals Inc. (the “Company” or “Trilogy”) is hereby qualifying for distribution (the “Offering”) [●] common shares (each an “Offered Share”) of the Company at a price of US$[●] per Offered Share (the “Offering Price”). The Offering Price of the Offered Shares was determined by negotiation among the Company and Cantor Fitzgerald Canada Corporation (the “Lead Underwriter”), as lead underwriter and sole bookrunner. The Lead Underwriter, together with a syndicate of underwriters (the “Underwriters”), are acting as underwriters in respect of the Offering in Canada, and their U.S. affiliates are acting as underwriters in respect of the Offering in the United States. The outstanding common shares of the Company (the “Common Shares”) are listed for trading on the Toronto Stock Exchange (the “TSX”) and the NYSE American LLC (“NYSE American”) under the trading symbol “TMQ”. On April 13, 2018, the closing price of the Common Shares on the TSX and NYSE American was Cdn$1.58 and US$1.26, respectively.

Gregory Lang, William Hayden, Kalidas Madhavpeddi, William Hensley and Diana Walters (collectively, the “Non-Resident Directors”) are each directors of the Company and reside outside of Canada. Although the Non-Resident Directors have appointed Blake, Cassels & Graydon LLP, 2600 – 595 Burrard Street, Vancouver, BC, V7X 1L3 as agent for service of process in each province of Canada in which the Offered Shares are to be distributed, it may not be possible for investors to enforce against the Non-Resident Directors judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada.

Neither the United States Securities and Exchange Commission nor any state securities regulator or any securities regulatory authority in Canada has approved or disapproved the securities offered hereby or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

An investment in the Offered Shares involves a high degree of risk. See “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement and under the same or similar headings in documents incorporated by reference in this prospectus supplement and the accompanying short form base shelf prospectus.

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Price: US$[●] per Offered Share

	Offering Price		Underwriting Commission(1) (2)		Net Proceeds to the Company(3)
Per Offered Share	US$	[●]	US$	[●]	US$	[●]
Total(4)	US$	[●]	US$	[●]	US$	[●]

Notes:

(1)	The Underwriters are expected to receive a cash commission (the “Underwriting Commission”) equal to 6% of the gross proceeds from the sale of the Offered Shares, except in respect of any subscriptions by eligible purchasers under the Offering on a list provided by the Company and accepted by the Underwriters (the “President’s List”), for which the Underwriters are expected only to receive a cash commission equal to 2% of the gross proceeds from the sale of the Offered Shares to these persons. We have also agreed to reimburse the Underwriters for reasonable expenses incurred in connection with the Offering, including reasonable legal fees, up to a maximum of 2.99% of the gross proceeds of the Offering. See “Plan of Distribution” for a description of compensation payable to the Underwriters.
(2)	Assumes no sales of Offered Shares to persons on the President’s List.
(3)	After deducting the Underwriting Commission, and assuming no sales of Offered Shares to persons on the President’s List, but before deducting expenses of the Offering, which will be paid from the net proceeds of the Offering.
(4)	We have granted the Underwriters an over-allotment option (the “Over-allotment Option”), exercisable in whole or in part in the sole discretion of the Underwriters at any time until the date which is 30 days from the date of closing of the Offering, to purchase up to [●] additional Offered Shares, at the same price as set forth above, to cover over allotments, if any, and for market stabilization purposes. See “Plan of Distribution”. If the Over-allotment Option is exercised in full, the total Offering Price, Underwriting Commission and net proceeds to the Company will be US$[●], US$[●] and US$[●], respectively. This prospectus supplement and the accompanying short form base shelf prospectus also qualify the distribution of the Over-allotment Option and any Common Shares that may be delivered upon the exercise of the Over-allotment Option.

Electrum Strategic Opportunities Fund L.P. (“Electrum”), one of our existing shareholders, has indicated an interest in purchasing an aggregate of up to US$[●] of Offered Shares in the Offering to maintain their pro rata share position. South32 Limited (“South32”), another of our existing shareholders, has provided notice of their intention to acquire up to US$12 million of Offered Shares, or 40% of the Offering, whichever the lesser, pursuant to the Participation Rights Agreement (as defined herein). Any Offered Shares purchased by these shareholders would be purchased at the Offering Price and on the same terms as the other purchasers in the Offering, subject to the reduced Underwriting Commission of 2% applicable to President’s List purchasers. Because Electrum’s indication of interest is not a binding agreement or commitment to purchase, Electrum may purchase fewer Common Shares than it indicated an interest in purchasing or may not purchase any Offered Shares in the Offering at all. In addition, the Underwriters may elect to sell fewer shares or not sell any shares in the Offering to Electrum. Furthermore, South32 may elect to purchase less than US$12 million of Offered Shares, or less than 40% of the Offering, or none of the Offered Shares at all at its sole discretion. See “Plan of Distribution”.

The Underwriters, as principals, conditionally offer the Offered Shares, subject to prior sale, if, as and when issued by the Company and accepted by the Underwriters in accordance with the conditions contained in the underwriting agreement (the “Underwriting Agreement”) described under “Plan of Distribution” and subject to the approval of certain legal matters on behalf of Trilogy by Blake, Cassels & Graydon LLP, with respect to Canadian legal matters, and by Dorsey & Whitney LLP, with respect to U.S. legal matters, and on behalf of the Underwriters by Stikeman Elliott LLP, with respect to Canadian legal matters, and by Skadden, Arps, Slate, Meagher & Flom LLP, with respect to U.S. legal matters. Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. Any purchaser who acquires Common Shares forming part of the over-allotment position of the Underwriters pursuant to the Over-allotment Option, acquires such securities under this prospectus supplement, regardless of whether the over allocation position is ultimately filled through the exercise of the Over-allotment Option or secondary market purchases. See “Plan of Distribution”. An electronic Deposit ID evidencing the Offered Shares is expected to be registered to CDS Clearing and Depository Services Inc. (“CDS”) and will be deposited with CDS at the closing of the Offering, which is anticipated to be on or about April 20, 2018 or such other date as may be agreed upon between the Company and the Underwriters (the “Closing Date”).

The following table sets forth the number of securities issuable under the Over-allotment Option:

Underwriters’ Position	Maximum Number of Available Securities	Exercise Period	Exercise Price

Over-allotment Option	[●] Common Shares	At any time up to 30 days from the Closing Date	US$[●] per Common Share

The Underwriters propose to offer the Offered Shares to the public initially at the Offering Price. If all of the Offered Shares are not sold at the Offering Price set forth above, the Underwriters may decrease the Offering Price and change the other selling terms. The compensation realized by the Underwriters will decrease by the amount that the aggregate price paid by the purchasers for the Offered Shares is less than the gross proceeds paid by the Underwriters to the Company. The decrease in the Offering Price will not decrease the amount of net proceeds of the Offering to the Company. See “Plan of Distribution”.

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In connection with the Offering and subject to applicable laws, the Underwriters may over allot or effect transactions that stabilize or maintain the market price of the Common Shares in accordance with applicable market stabilization rules. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

The gross proceeds from the Offering will be US$[●] million. We estimate that the net proceeds from the Offering will be approximately US$[●] million, after deducting the Underwriting Commission of US$[●] million and the expenses of the Offering, which are estimated to be US$[●]. If the Underwriter’s’ Over-allotment Option is exercised in full, the net proceeds will be approximately US$[●] million.

Our head office is located at Suite 1150, 609 Granville Street, Vancouver, British Columbia, Canada, V7Y 1G5. Our registered office is located at Suite 2600, 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1L3.

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TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

GENERAL MATTERS	S-1
CAUTIONARY NOTE TO UNITED STATES INVESTORS	S-1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-2
EXCHANGE RATE INFORMATION	S-5
THE OFFERING	S-6
THE COMPANY	S-7
RISK FACTORS	S-20
USE OF PROCEEDS	S-32
CONSOLIDATED CAPITALIZATION	S-32
PRIOR SALES	S-33
TRADING PRICE AND VOLUME	S-34
DESCRIPTION OF SHARE CAPITAL	S-34
PLAN OF DISTRIBUTION	S-35
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	S-39
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	S-42
LEGAL MATTERS	S-46
AUDITORS, REGISTRAR AND TRANSFER AGENT	S-46
INTERESTS OF EXPERTS	S-46
DOCUMENTS INCORPORATED BY REFERENCE	S-47
STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION	S-48
MARKETING MATERIALS	S-49
ENFORCEABILITY OF CIVIL LIABILITIES	S-49
ELIGIBILITY FOR INVESTMENT	S-49
CERTIFICATE OF TRILOGY METALS INC.	C-1
CERTIFICATE OF THE UNDERWRITERS	C-2

PROSPECTUS

CAUTIONARY NOTE TO UNITED STATES INVESTORS	4
Cautionary Statement Regarding Forward-Looking Statements	4
Exchange Rate Information	7
The Company	7
The Arctic Project	9
risk factors	41
Use of Proceeds	43
Dividend Policy	43
Consolidated Capitalization	43
prior sales	43
trading price and volume	43
Description of Share Capital	43
DESCRIPTION OF WARRANTS	44
DESCRIPTION OF SHARE PURCHASE CONTRACTS	44
PLAN OF DISTRIBUTION	45
CERTAIN CANADIAN and U.S. Federal Income Tax Considerations	45
Legal Matters	45
AUDITORS, Transfer Agent and Registrar	46
Interest of Experts	46
Documents Incorporated by Reference	47
additional information	48
Enforceability of Civil Liabilities	48
Statutory Rights of Withdrawal and Rescission	48
CERTIFICATE OF TRILOGY METALS INC..	C-1

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DOCUMENTS INCORPORATED BY REFERENCE

This prospectus supplement is deemed to be incorporated by reference into the accompanying base shelf prospectus solely for the purposes of this Offering. Other documents are also incorporated, or are deemed to be incorporated by reference into the base shelf prospectus and reference should be made to the base shelf prospectus for full particulars thereof.

The following documents filed with securities commissions or similar authorities in Canada are specifically incorporated by reference in, and form an integral part of, the accompanying short form base shelf prospectus and this prospectus supplement:

(i)	the 2018 Arctic Report;

(ii)	management information circular of the Company dated March 9, 2018 relating to the annual general meeting of the shareholders of the Company held on May 15, 2018;

(iii)	the Annual Report;

(iv)	audited financial statements of the Company for the year ended November 30, 2017 together with the notes thereto and the auditor’s report thereon;

(v)	Company’s management’s discussion and analysis of its financial condition and operating results for the year ended November 30, 2017;

(vi)	unaudited condensed consolidated interim financial statements of the Company as at and for the three month periods ended February 28, 2018 and 2017;

(vii)	Company’s management’s discussion and analysis of its financial condition and results of operations for the three month period ended February 28, 2018; and

(viii)	our material change report dated April 9, 2018 regarding the filing of the 2018 Arctic Report.

Any annual information form, material change reports (excluding confidential material change reports), any interim and annual consolidated financial statements and related management discussion and analysis, information circulars (excluding those portions that, pursuant to National Instrument 44-101 of the Canadian Securities Administrators, are not required to be incorporated by reference herein), any business acquisition reports, any news releases or public communications containing financial information about the Company for a financial period more recent than the periods for which financial statements are incorporated herein by reference, and any other disclosure documents required to be filed pursuant to an undertaking to a provincial or territorial securities regulatory authority that are filed by the Company with various securities commissions or similar authorities in Canada after the date of this prospectus supplement and prior to the termination of the offering under any prospectus supplement, shall be deemed to be incorporated by reference in this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this prospectus supplement, except as so modified or superseded.

[Additional Page for Canadian Prospectus Supplement]

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus or a prospectus supplement (including a pricing supplement) relating to the securities purchased by a purchaser and any amendments thereto. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages, if the prospectus or prospectus supplement relating to the securities purchased by a purchaser and any amendments thereto contain a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser. Rights and remedies also may be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. lawyer for particulars of these rights.

ELIGIBILITY FOR INVESTMENT

In the opinion of Blake, Cassels & Graydon LLP, counsel to the Company, and Stikeman Elliott LLP, counsel to the Underwriters, based on the current provisions of the Tax Act and the Regulations, provided that an Offered Share is listed on a designated stock exchange (which currently includes the TSX and NYSE American ) on the date hereof, an Offered Share will be a “qualified investment” under the Tax Act and the Regulations for a trust governed by a “registered retirement savings plan” (“RRSP”), “registered retirement income fund” (“RRIF”), “tax-free savings account” (“TFSA”), “registered education savings plan” (“RESP”), “deferred profit sharing plan” or “registered disability savings plan” (“RDSP”) (as those terms are defined in the Tax Act).

Notwithstanding that an Offered Share may be a qualified investment for a TFSA, RRSP, RRIF, RESP or RDSP (a “Registered Plan”), if the Offered Share is a “prohibited investment” within the meaning of the Tax Act for a Registered Plan, the holder, annuitant or subscriber of the Registered Plan, as the case may be, will be subject to penalty taxes as set out in the Tax Act. An Offered Share will generally not be a “prohibited investment” for a Registered Plan if the holder, annuitant or subscriber, as the case may be, (i) deals at arm’s length with the Company for the purposes of the Tax Act, and (ii) does not have a “significant interest” (as defined in the Tax Act) in the Company. In addition, an Offered Share will not be a “prohibited investment” if the Offered Share is “excluded property” as defined in the Tax Act for a Registered Plan.

Purchasers of the Offered Shares should consult their own tax advisers with respect to whether Offered Shares would be prohibited investments having regard to their particular circumstances.

$50,000,000

Common Shares

Warrants to Purchase Common Shares

Share Purchase Contracts

We may offer and issue from time to time common shares (the “Common Shares”), warrants to purchase Common Shares (the “Warrants”) and share purchase contracts (all of the foregoing, collectively, the “Securities”) or any combination thereof up to an aggregate initial offering price of $50,000,000 in one or more transactions under this shelf prospectus (which we refer to as the “Prospectus”). Securities may be offered separately or together, at times, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”).

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a Prospectus Supplement that describes specific information about the particular Securities being offered and may add, update or change information contained or incorporated by reference in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with the additional information which is incorporated by reference into this Prospectus and the Prospectus Supplement.

Our outstanding common shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) and the NYSE American LLC (“NYSE American”, previously the NYSE MKT LLC), under the symbol “TMQ”. On November 20, 2017, the last reported sale price of the Common Shares on the NYSE American was $0.936 per Common Share and on the TSX was Cdn$1.17 per Common Share. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares will not be listed on any securities exchange. There is currently no market through which the Securities, other than the Common Shares, may be sold and you may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. The offering of Securities hereunder is subject to approval of certain legal matters on our behalf by Blake, Cassels & Graydon LLP, with respect to Canadian legal matters, and Dorsey & Whitney LLP, with respect to U.S. legal matters and, except as otherwise set forth in any Prospectus Supplement, on behalf of any underwriters or agents by Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters.

Investing in our securities involves a high degree of risk. You should carefully read the ‘‘Risk Factors’’ section beginning on page 3 of this Prospectus and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable Prospectus Supplement and in the documents that are incorporated by reference.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus or any applicable Prospectus Supplement.   Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 21, 2017.

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ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process.  Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to an aggregate initial offering price of $50,000,000. The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the designation of the particular class and series, the number of Common Shares offered, the issue price, dividend rate, if any, and any other terms specific to the Common Shares being offered; (ii) in the case of Warrants, the designation, terms, number of Common Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; and (iii) in the case of share purchase contracts, the designation, number and terms of the Common Shares to be purchased under the share purchase contract, any procedures that will result in the adjustment of these numbers, the purchase price and purchase date or dates of the Common Shares, any requirements of the purchaser to secure its obligations under the share purchase contract and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

We may offer and sell Securities to or through underwriting syndicates or dealers, through agents or directly to purchasers. The Prospectus Supplement for each offering of Securities will describe in detail the plan of distribution for that offering.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Additional Information”.

Prospective investors should be aware that all mineral resource estimates, and any future reserve estimates, included or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement have been and will be prepared in accordance with applicable Canadian standards, which differ from U.S. standards. See “Cautionary Note to United States Investors”. This Prospectus and the documents incorporated by reference in this Prospectus contain forward-looking statements and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. See “Cautionary Statement Regarding Forward-Looking Statements”.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences. You should read the tax discussion contained in the applicable Prospectus Supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this Prospectus and any Prospectus Supplement.  We have not authorized anyone to provide you with different information.  The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law.  This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.  The information contained in this Prospectus is accurate only as of the date of this Prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this Prospectus or of any sale of the Securities.  Our business, financial condition, results of operations and prospects may have changed since that date.

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In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Trilogy”, the “Company”, “we”, “us” and “our” refer to Trilogy Metals Inc., either alone or together with our subsidiaries as the context requires.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “Cdn$” are to Canadian dollars. See “Exchange Rate Information”. Our financial statements that are incorporated by reference into this Prospectus and any Prospectus Supplement have been prepared in accordance with accounting principles generally accepted in the United States.

risk factors

Investing in the Securities is speculative and involves a high degree of risk due to the nature of our business and the present stage of exploration of our mineral properties. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to Trilogy, or our business, property or financial results, each of which could cause purchasers of Securities to lose all or part of their investments. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospectus. Before deciding to invest in any Securities, investors should consider carefully the risks included herein and incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in any Prospectus Supplement.

Risks Related to Our Securities

Future sales or issuances of equity securities could decrease the value of any existing Common Shares, dilute investors’ voting power and reduce our earnings per share.

We may sell additional equity securities (including through the sale of securities convertible into Common Shares) and may issue additional equity securities to finance our operations, exploration, development, acquisitions or other projects. We are authorized to issue an unlimited number of Common Shares. We cannot predict the size of future sales and issuances of equity securities or the effect, if any, that future sales and issuances of equity securities will have on the market price of the Common Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in our earnings per share.

Our Common Shares are subject to various factors that have historically made share prices volatile.

The market price of our Common Shares may be subject to large fluctuations, which may result in losses to investors. The market price of the Common Shares may increase or decrease in response to a number of events and factors, including: our operating performance and the performance of competitors and other similar companies; volatility in metal prices; the arrival or departure of key personnel; the number of Common Shares to be publicly traded after an offering pursuant to any Prospectus Supplement; the public’s reaction to our press releases, material change reports, other public announcements and our filings with the various securities regulatory authorities; changes in earnings estimates or recommendations by research analysts who track the Common Shares or the shares of other companies in the resource sector; changes in general economic and/or political conditions; acquisitions, strategic alliances or joint ventures involving us or our competitors; and the factors listed under the heading “Cautionary Statement Regarding Forward-Looking Statements”.

The market price of the Common Shares may be affected by many other variables which are not directly related to our success and are, therefore, not within our control, including other developments that affect the market for all resource sector securities, the breadth of the public market for the Common Shares and the attractiveness of alternative investments.

3

Use of Proceeds

While detailed information regarding the use of proceeds from the sale of our Securities will be described in the applicable Prospectus Supplement, we will have broad discretion over the use of the net proceeds from an offering of our Securities. Because of the number and variability of factors that will determine our use of such proceeds, the Company’s ultimate use might vary substantially from its planned use. You may not agree with how we allocate or spend the proceeds from an offering of our Securities. We may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of our Securities, including the market value of our Common Shares, and that may increase our losses.

We do not intend to pay any cash dividends in the foreseeable future.

We have not declared or paid any dividends on our Common Shares. Our current business plan requires that for the foreseeable future, any future earnings be reinvested to finance the growth and development of our business. We do not intend to pay cash dividends on the Common Shares in the foreseeable future. We will not declare or pay any dividends until such time as our cash flow exceeds our capital requirements and will depend upon, among other things, conditions then existing including earnings, financial condition, restrictions in financing arrangements, business opportunities and conditions and other factors, or our Board determines that our shareholders could make better use of the cash.

Market for securities

There is no market through which Share Purchase Contracts or Warrants to purchase Common Shares may be sold. There can be no assurance that an active trading market will develop for the aforementioned securities, or if developed, that such a market will be sustained at the price level at which it was offered. The liquidity of the trading market in those securities, and the market price quoted of those securities, may be adversely affected, by among other things:

•	changes in the overall market for those securities;

•	changes in our financial performance or prospects;

•	changes or perceived changes in our creditworthiness;

•	the prospects for companies in the industry generally;

•	the number of holders of those securities;

•	the interest of securities dealers in making a market for those securities; and

•	prevailing interest rates.

There can be no assurance that fluctuations in the trading price will not materially adversely impact our ability to raise equity funding without significant dilution to our existing shareholders, or at all.

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CAUTIONARY NOTE TO UNITED STATES INVESTORS

Unless otherwise indicated, all resource estimates, and any future reserve estimates, included or incorporated by reference in this Prospectus and any Prospectus Supplement have been, and will be, prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 permits the disclosure of an historical estimate made prior to the adoption of NI 43-101 that does not comply with NI 43-101 to be disclosed using the historical terminology if the disclosure: (a) identifies the source and date of the historical estimate; (b) comments on the relevance and reliability of the historical estimate; (c) to the extent known, provides the key assumptions, parameters and methods used to prepare the historical estimate; (d) states whether the historical estimate uses categories other than those prescribed by NI 43-101; and (e) includes any more recent estimates or data available.

Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (“SEC”), and reserve and resource information contained or incorporated by reference into this Prospectus and any Prospectus Supplement may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserves”. Under SEC Industry Guide 7, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 does not define and the SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their economic and legal feasibility. Under Canadian rules, subject to certain exceptions, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of “reserves” are also not the same as those of the SEC, and any reserves reported by us in the future in compliance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable to information made public by companies that report in accordance with United States standards. Accordingly, information contained in this Prospectus and the documents incorporated by reference herein that describes the Company’s mineral deposits may not be comparable to similar information made public by United States companies subject to reporting and disclosure requirements under United States federal securities laws and the rules and regulations thereunder.

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Cautionary Statement Regarding Forward-Looking Statements

The information discussed in this Prospectus and the documents incorporated by reference into this Prospectus includes “forward-looking information” and “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These forward-looking statements may include statements regarding perceived merit of properties, exploration results and budgets, mineral reserves and resource estimates, work programs, capital expenditures, operating costs, cash flow estimates, production estimates and similar statements relating to the economic viability of a project, timelines, strategic plans, statements relating anticipated activity with respect to the Ambler Mining District Industrial Access Project (“AMDIAP”), the Company’s plans and expectations relating to the Arctic and Bornite projects (the “Upper Kobuk Mineral Projects”), completion of transactions, market prices for precious and base metals, or other statements that are not statements of fact. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Statements concerning mineral resource estimates may also be deemed to constitute “forward-looking statements” to the extent that they involve estimates of the mineralization that will be encountered if the property is developed. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, identified by words or phrases such as “expects”, “is expected”, “anticipates”, “believes”, “plans”, “projects”, “estimates”, “assumes”, “intends”, “strategy”, “goals”, “objectives”, “potential”, “possible” or variations thereof or stating that certain actions, events, conditions or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation:

•	risks related to inability to define proven and probable reserves;

•	risks related to our ability to finance the development of our mineral properties through external financing, strategic alliances, the sale of property interests or otherwise;

•	none of the Company’s mineral properties are in production or are under development;

•	risks related to lack of infrastructure including but not limited to the risk whether or not the AMDIAP will receive the requisite permits and, if it does, whether the Alaska Industrial Development and Export Authority will build the AMDIAP;

•	uncertainty as to whether there will ever be production at the Company’s mineral exploration and development properties;

•	uncertainties relating to the assumptions underlying our resource estimates, such as metal pricing, metallurgy, mineability, marketability and operating and capital costs;

•	commodity price fluctuations;

•	uncertainty as to estimates of capital costs, operating costs, production and economic returns;

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•	risks related to our ability to commence production and generate material revenues or obtain adequate financing for our planned exploration and development activities;

•	risks and uncertainties relating to the interpretation of drill results, the geology, grade and continuity of our mineral deposits;

•	mining and development risks, including risks related to infrastructure, accidents, equipment breakdowns, labor disputes or other unanticipated difficulties with or interruptions in development, construction or production;

•	risks related to inclement weather which may delay or hinder exploration activities at its mineral properties;

•	risks related to market events and general economic conditions;

•	risks related to governmental regulation and permits, including environmental regulation, including the risk that more stringent requirements or standards may be adopted or applied due to circumstances unrelated to the Company and outside of its control;

•	the risk that permits and governmental approvals necessary to develop and operate mines at our mineral properties will not be available on a timely basis or at all;

•	risks related to the need for reclamation activities on our properties and uncertainty of cost estimates related thereto;

•	uncertainty related to title to our mineral properties;

•	risks related to the acquisition and integration of operations or projects;

•	our history of losses and expectation of future losses;

•	risks related to increases in demand for equipment, skilled labor and services needed for exploration and development of mineral properties, and related cost increases;

•	our need to attract and retain qualified management and technical personnel;

•	risks related to conflicts of interests of some of our directors;

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•	risks related to potential future litigation;

•	risks related to the voting power of our major shareholders and the impact that a sale by such shareholders may have on our share price;

•	risks related to global climate change;

•	risks related to adverse publicity from non-governmental organizations;

•	uncertainty as to our ability to maintain the adequacy of internal control over financial reporting as per the requirements of Section 404 of the Sarbanes-Oxley Act (“SOX”);

•	increased regulatory compliance costs, associated with rules and regulations promulgated by the SEC, Canadian Securities Administrators, the NYSE American, the TSX, and the Financial Accounting Standards Boards, and more specifically, our efforts to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”);

•	adverse federal income tax consequences for U.S. shareholders should the Company be a passive foreign investment company;

•	risks related to future sales or issuances of equity securities decreasing the value of our Common Shares, diluting voting power and reducing future earnings per share;

•	uncertainty as to the volatility in the price of the Company’s shares; and

•	the Company’s expectation of not paying cash dividends.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and our actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this Prospectus under the heading “Risk Factors” and in the documents incorporated by reference in this Prospectus. All forward-looking statements contained in this Prospectus or in the documents incorporated by reference herein are qualified by these cautionary statements.

Our forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made. In connection with the forward-looking statements contained in this Prospectus and the documents incorporated, or deemed to be incorporated, by reference, we have made certain assumptions about our business, including about

•	our ability to achieve production at our Arctic and Bornite Projects;

•	the accuracy of our mineral resource estimates;

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•	the results, costs and timing of future exploration, drilling and engineering;

•	timing and receipt of approvals, consents and permits under applicable legislation;

•	the adequacy of our financial resources;

•	the receipt of third party contractual, regulatory and governmental approvals for the exploration, development, construction and production of our properties;

•	our expected ability to develop adequate infrastructure and that the cost of doing so will be reasonable;

•	there being no significant disruptions affecting operations, whether relating to labor, supply, power, damage to equipment or other matter;

•	expected trends and specific assumptions regarding metal prices and currency exchange rates; and

•	prices for and availability of fuel, electricity, parts and equipment and other key supplies remaining consistent with current levels.

We have also assumed that no significant events will occur outside of our normal course of business. Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. We believe that the assumptions inherent in the forward-looking statements are reasonable as of the date of this Prospectus, however forward-looking statements are not guarantees of future performance and, accordingly, undue reliance should not be put on such statements due to the inherent uncertainty therein.

We do not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change, except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.

Exchange Rate Information

The following table sets forth (i) the rate of exchange for the U.S. dollar, expressed in Canadian dollars, in effect at the end of the periods indicated; (ii) the average exchange rates for the U.S. dollar, on the last day of each month during such periods; and (iii) the high and low exchange rates for the U.S. dollar, expressed in Canadian dollars, during such periods, each based on the Bank of Canada rate in effect on each trading day for the relevant period, for conversion of U.S. dollars into Canadian dollars:

	Fiscal Year Ended November 30			Nine Months Ended August 31, 2017
	2016	2015	2014
High for period	1.4589	1.3413	1.1427	1.3743
Low for period	1.2544	1.1360	1.0577	1.2447
Average for period	1.3279	1.2619	1.0971	1.3169
Rate at end of period	1.3426	1.3333	1.1427	1.2536

On November 16, 2017, the exchange rate for the U.S. dollar, as expressed in Canadian dollars based on the Bank of Canada average daily rate, was $1.00 per Cdn$1.2793.

The Company

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this Prospectus. This description does not contain all of the information about us and our properties and business that you should consider before investing in any Securities. You should carefully read the entire Prospectus and the applicable Prospectus Supplement, including the section titled “Risk Factors” that immediately follows this description of the Company, as well as the documents incorporated by reference into this Prospectus and the applicable Prospectus Supplement, before making an investment decision.

Corporate Structure

Name, address and incorporation

Trilogy Metals Inc. was incorporated on April 27, 2011 under the name NovaCopper Inc. pursuant to the terms of the Business Corporations Act (British Columbia) (“BCBCA”). NovaCopper Inc. changed its name to Trilogy Metals Inc. on September 1, 2016 to better reflect its diversified metals resource base. Our registered office is located at Suite 2600, Three Bentall Centre, 595 Burrard Street, Vancouver, British Columbia, and our head office is located at Suite 1150, 609 Granville Street, Vancouver, British Columbia.

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Intercorporate relationships

The following chart depicts our corporate structure together with the jurisdiction of incorporation of our subsidiary. All ownership is 100%.

Description of the Business

Our principal business is the exploration and development of our Upper Kobuk Mineral Projects located in the Ambler mining district in Northwest Alaska, United States which comprises (i) the Arctic Project, which contains the high-grade polymetallic volcanogenic massive sulfide deposit located on the Ambler lands (“Arctic Project”); and (ii) the Bornite Project, which contains a carbonate-hosted copper deposit (“Bornite Project”). Our goals include expanding mineral resources and advancing our projects through technical, engineering and feasibility studies so that production decisions can be made on those projects.

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Recent Developments

Filing of the Amended NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA

On October 12, 2017, the Company filed with the securities regulatory authorities in each of the provinces of Canada, an amended technical report for the Bornite Project entitled “Amended NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA” dated October 12, 2017 with an effective date of April 19, 2016 (the “2017 Bornite Report”) prepared by Bruce Davis, FAUSIMM, Robert Sim, P.Geo., and Jeff Austin, P.Eng, all of whom are “Qualified Persons” under National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and are independent of the Company. The 2017 Bornite Report supersedes the Company’s previous technical report on the Bornite Project entitled “NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA” dated May 16, 2016 and having an effective date of April 19, 2016 (the “2016 Bornite Report”) and reflects non-material changes made to the 2016 Bornite Report which were made at the request of the British Columbia Securities Commission. The summary of the Bornite Project contained in the Company’s Form 10-K (as defined herein) remains accurate and complete.

Filing of the NI 43-101 Technical Report on the Arctic Project, Northwest Alaska, USA

On November 9, 2017, the Company filed with the securities regulatory authorities in each of the provinces of Canada, a technical report for the Company’s Arctic Project entitled “NI 43-101 Technical Report on the Arctic Project, Northwest Alaska, USA” dated November 9, 2017 with an effective date of April 25, 2017 (the “Arctic Report”) prepared by Bruce Davis, Robert Sim and Jeff Austin, all of whom are “Qualified Persons” under NI 43-101 and are independent of the Company. The resource estimate included in the Arctic Report supersedes all previous resource estimates for the Arctic Project. See “The Arctic Project”.

Option Agreement To Form Joint Venture with South32 Group Operations Pty Ltd.

On April 10, 2017, Trilogy entered into an option agreement with NovaCopper US Inc. and South32 Group Operations Pty Ltd (“South32 Operations”), a wholly-owned subsidiary of South32 Limited, which agreement was later assigned by South32 Operations to its affiliate, South32 USA Exploration Inc. (together with South32 Operations, “South32”). The Agreement grants to South32 a three-year option to form a 50/50 joint venture with respect to Trilogy’s Upper Kobuk Mineral Projects.

South32 must contribute a minimum of US$10 million each year, for a maximum of three years, to keep the option in good standing (the “Initial Funding”). South32 may exercise its option at any time to form the 50/50 joint venture until the option expiration date. Provided that all the exploration data and information related to approved programs has been made available to South32 by no later than December 31 of each year in respect of the first two years, South32 must decide by January 31 of the following year whether; (i) to fund a further tranche of a minimum of $10 million, or (ii) to withdraw and not provide any further annual funding. If the election to fund a further tranche is not made in January, South32 has until the end of March to exercise the option to form the LLC and make the subscription payment. If South32 elects to exercise the option, the subscription price less certain deductions for Initial Funding shall be paid in one tranche within 45 business days. Should South32 not make its annual minimum payment or elect to withdraw, the option will lapse and South32 will have no claim to ownership or to the funds it had already spent.

In order to exercise its option to form the joint venture, South32 must contribute a minimum of US$150 million, plus (i) any amounts Trilogy spends at the Arctic Project over the next three years up to US$5 million per year, less the amount of the Initial Funding contributed by South32, and (ii) US$5 million if the option is exercised between April 1, 2018 and March 31, 2019 or US$10 million if the option is exercised between April 1, 2019 and the expiration date of the option.

South32 has made the option payment for the first year and the funds are being used for a US$10 million exploration program in 2017 at the Bornite Project.

The Arctic Project

The following summary is derived from the Arctic Report, and in some instances is a direct extract from, and based on the assumptions, qualifications and procedures set out in, the Arctic Report. Such assumptions, qualifications and procedures are not fully described in this Prospectus and the following summary does not purport to be a complete summary of the Arctic Report. Reference should be made to the full text of the Arctic Report which is available on the Company’s website (https://trilogymetals.com/) and has been filed with the securities regulatory authorities in each of the provinces of Canada on SEDAR (www.sedar.com).

Project Description, Location and Access

Location

The Arctic Property is located in the Ambler mining district of the southern Brooks Range, in the NWAB of Alaska. The Arctic Property is located in Ambler River A-2 quadrangle, Kateel River Meridian T 20N, R 11E, section 2 and T 21N, R 11E, sections 34 and 35.

The Arctic Project is located 270 km east of the town of Kotzebue, 37 km northeast of the village of Kobuk, and 260 km west of the Dalton Highway, an all-weather state maintained public road, at geographic coordinates N67.17° latitude and W156.39° longitude (Universal Transverse Mercator (UTM) North American Datum (NAD) 83, Zone 4 coordinates 7453080N, 613110E).

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Accessibility

Air

Primary access to the Arctic Property is by air, using both fixed wing aircraft and helicopters.

There are four well maintained, approximately 1,500 m-long gravel airstrips located near the Arctic Property, capable of accommodating charter fixed wing aircraft. These airstrips are located 64 km west at Ambler, 46 km southwest at Shungnak, 37 km southwest at Kobuk, and 34 km southwest at Dahl Creek. There is daily commercial air service from Kotzebue to the village of Kobuk, the closest community to the Arctic Property. During the summer months, the Dahl Creek Camp airstrip is suitable for larger aircraft, such as a C-130 and DC-6.

In addition to the four 1,500 m airstrips, there is a 700 m airstrip located at the Bornite Camp. The airstrip at Bornite is suited to smaller aircraft, which support the Bornite Camp with personnel and supplies. There is also a 450m airstrip (“Arctic Airstrip”) located at the base of Arctic ridge that is suited to support smaller aircraft.

Water

There is no direct water access to the Arctic Property. During spring runoff, river access is possible by barge from Kotzebue Sound to Ambler, Shungnak, and Kobuk via the Kobuk River.

Road

A winter trail and a one-lane dirt track suitable for high-clearance vehicles or construction equipment links the Arctic Project’s main camp located at Bornite to the 1525m Dahl Creek airstrip southwest of the Arctic Deposit. An unimproved gravel track connects the Arctic Airstrip with the Arctic Deposit.

Mineral Tenure

The Arctic Property comprises approximately 46,226 ha of State of Alaska mining claims and US Federal patented mining claims in the Kotzebue Recording District. The Arctic Project land tenure consists of 1,386 contiguous claims, including 883 40-acre State claims, 503 160-acre State claims, and eighteen Federal patented claims comprising 272 acres (110 ha) held in the name of NovaCopper US Inc., a wholly owned subsidiary of Trilogy. The Arctic Project is located near the southern edge of the centre of the claim block. The Federal patented claim corners were located by the US Geological Survey. There is no expiration date or labour requirement on the Federal patented claims. Rent for each State claim is paid annually to the Alaska Department of Natural Resources. An Annual Labour Statement must be submitted annually to maintain the State claims in good standing.

Royalties, Agreements and Encumbrances

Kennecott Agreements

On March 22, 2004, Alaska Gold Company, a wholly-owned subsidiary of NovaGold Resources Inc. (“NovaGold”) completed an Exploration and Option to Earn an Interest Agreement with Kennecott Exploration Company and Kennecott Arctic Company (collectively, “Kennecott”) on the Ambler land holdings.

On December 18, 2009, a Purchase and Termination Agreement was entered into between Alaska Gold Company and Kennecott whereby NovaGold agreed to pay Kennecott a total purchase price of $29 million for a 100% interest in the Ambler land holdings, which included the Arctic Project, to be paid as: $5 million by issuing 931,098 NovaGold shares, and two installments of $12 million each, due 12 months and 24 months from the closing date of January 7, 2010. The NovaGold shares were issued in January 2010, the first $12 million payment was made on January 7, 2011, and the second $12 million payment was made in advance on August 5, 2011; this terminated the March 22, 2004 exploration agreement between NovaGold and Kennecott. Under the Purchase and Termination Agreement, the seller retained a 1% net smelter return (“NSR”) royalty that is purchasable at any time by the land owner for a one-time payment of $10 million.

During 2011, NovaGold incorporated NovaCopper US Inc. and transferred its Ambler land holdings, including the Arctic Project, from Alaska Gold Company to NovaCopper US Inc. In April 2012, NovaGold completed a spin-out of NovaCopper Inc., a publicly traded company listed on the TSX and NYSE-MKT stock exchanges and owned by the same shareholders as NovaGold. In September of 2016, NovaCopper Inc. changed its name to Trilogy Metals Inc.

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NANA Agreement

In 1971, the US Congress passed the Alaska Native Claims Settlement Act (“ANCSA”) which settled land and financial claims made by the Alaska Natives and provided for the establishment of 13 regional corporations to administer those claims. These 13 corporations are known as the Alaska Native Regional Corporations. One of these 13 regional corporations is the Northwest Alaska Native Association Regional Corporation, Inc. (“NANA”). ANCSA Lands controlled by NANA bound the southern border of the Arctic Property claim block. National Park lands are within 25 km of the northern property border.

On October 19, 2011, Trilogy and NANA Regional Corporation, Inc. entered into an Exploration Agreement and Option to Lease (the “NANA Agreement”) for the cooperative development of their respective resource interests in the Ambler mining district. The NANA Agreement consolidates Trilogy’s and NANA’s land holdings and provides a framework for the exploration and development of the area. The NANA Agreement provides that NANA will grant Trilogy the nonexclusive right to enter on, and the exclusive right to explore, the Bornite Lands and the ANCSA Lands (each as defined in the NANA Agreement) and in connection therewith, to construct and utilize temporary access roads, camps, airstrips and other incidental works. The NANA Agreement has a term of 20 years, with an option in favour of Trilogy to extend the term for an additional 10 years. The NANA Agreement may be terminated by mutual agreement of the parties or by NANA if Trilogy does not meet certain expenditure requirements on NANA’s lands.

If, following receipt of a feasibility study and the release for public comment of a related draft environmental impact statement, Trilogy decides to proceed with construction of a mine on the lands subject to the NANA Agreement, Trilogy will notify NANA in writing and NANA will have 120 days to elect to either (a) exercise a non-transferrable back-in-right to acquire between 16% and 25% (as specified by NANA) of that specific project; or (b) not exercise its back-in-right, and instead receive a net proceeds royalty equal to 15% of the net proceeds realized by Trilogy from such project. The cost to exercise such back-in-right is equal to the percentage interest in the Project multiplied by the difference between (i) all costs incurred by Trilogy or its affiliates on the project, including historical costs incurred prior to the date of the NANA Agreement together with interest on the historical costs; and (ii) $40 million (subject to exceptions). This amount will be payable by NANA to Trilogy in cash at the time the parties enter into a joint venture agreement and in no event will the amount be less than zero.

In the event that NANA elects to exercise its back-in-right, the parties will, as soon as reasonably practicable, form a joint venture with NANA electing to participate between 16% to 25%, and Trilogy owning the balance of the interest in the joint venture. Upon formation of the joint venture, the joint venture will assume all of the obligations of Trilogy and be entitled to all the benefits of Trilogy under the NANA Agreement in connection with the mine to be developed and the related lands. A party’s failure to pay its proportionate share of costs in connection with the joint venture will result in dilution of its interest. Each party will have a right of first refusal over any proposed transfer of the other party’s interest in the joint venture other than to an affiliate or for the purposes of granting security. A transfer by either party of an NSR return on the project or any net proceeds royalty interest in a project other than for financing purposes will also be subject to a first right of refusal.

In connection with possible development on the Bornite Lands or ANCSA Lands, Trilogy and NANA will execute a mining lease to allow Trilogy or the joint venture to construct and operate a mine on the Bornite Lands or ANCSA Lands. These leases will provide NANA a 2% NSR as to production from the Bornite Lands and a 2.5% NSR as to production from the ANCSA Lands.

If Trilogy decides to proceed with construction of a mine on its own lands subject to the NANA Agreement, NANA will enter into a surface use agreement with Trilogy which will afford Trilogy access to the project along routes approved by NANA. In consideration for the grant of such surface use rights, Trilogy will grant NANA a 1% NSR on production and an annual payment of $755 per acre (as adjusted for inflation each year beginning with the second anniversary of the effective date of the NANA Agreement and for each of the first 400 acres (and $100 for each additional acre) of the lands owned by NANA and used for access which are disturbed and not reclaimed.

History

Prospectors first arrived in the Ambler District around 1900, shortly after the discovery of the Nome and Fairbanks gold districts. Several small gold placer deposits were located in the southern Cosmos Hills south of the Arctic Deposit and worked intermittently over the next few years. During this time copper mineralization was observed at Ruby Creek in the northern Cosmos Hills; however, no exploration was undertaken until 1947 when local prospector Rhinehart “Rhiny” Berg located outcropping mineralization along Ruby Creek. Berg subsequently staked claims over the Ruby Creek showings and constructed an airstrip for access.

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Bear Creek Mining Company (“BCMC”), an exploration subsidiary of Kennecott, optioned the property from Berg in 1957. The prospect became known as Bornite and Kennecott conducted extensive exploration over the next decade, culminating in the discovery of the high-grade No. 1 orebody and the sinking of an exploration shaft to conduct underground drilling.

In conjunction with the discovery of the Bornite Deposit, BCMC greatly expanded their regional reconnaissance exploration in the Cosmos Hills and the southern Brooks Range. Stream silt sampling in 1966 revealed a significant copper anomaly in Arctic Creek roughly 27 km northeast of Bornite. The area was subsequently staked and, in 1967, eight core holes were drilled at the Arctic Deposit yielding impressive massive sulphide intercepts over an almost 500-m strike length.

BCMC conducted intensive exploration on the property until 1977 and then intermittently through 1998. No drilling or additional exploration was conducted on the Arctic Project between 1998 and 2004.

In addition to drilling and exploration at the Arctic Deposit, BCMC also conducted exploration at numerous other prospects in the Ambler District (most notably Dead Creek, Sunshine, Cliff, and Horse). The abundance of volcanogenic massive sulphide (“VMS”) prospects in the district resulted in a series of competing companies, including Sunshine Mining Company, Anaconda, Noranda, Teck Cominco, Resource Associates of Alaska (“RAA”), Watts, Griffis and McOuat Ltd., and Houston Oil and Minerals Company, culminating into a claim staking war in the district in 1973.

District exploration by Sunshine Mining Company and Anaconda resulted in two additional significant discoveries in the district; the Sun Deposit located 60 km east of the Arctic Deposit, and the Smucker Deposit located 36 km west of the Arctic Deposit.

District exploration continued until the early 1980s on the four larger deposits in the district (Arctic, Bornite, Smucker and Sun) when the district fell into a hiatus due to depressed metal prices.

In 1987, Cominco acquired the claims covering the Sun and Smucker deposits from Anaconda. Teck Resources Ltd., as Cominco’s successor company, continues to hold the Smucker Deposit. In 2007, Andover Mining Corporation purchased a 100% interest in the Sun Deposit for US$13 million.

In 1981 and 1983, Kennecott received three US Mineral Survey patents (MS2245 totalling 240 acres over the Arctic Deposit – later amended to include another 32 acres; and MS2233 and MS2234 for 25 claims totalling 516.5 acres at Bornite). The Bornite patented claims and surface development were subsequently sold to NANA Regional Corporation, Inc. in 1986.

No production has occurred at the Arctic Deposit or at any of the other deposits within the Ambler District.

Prior Ownership and Ownership Changes – Arctic Deposit and the Ambler Lands

BCMC initially staked federal mining claims covering the Arctic Deposit area beginning in 1965. The success of the 1960’s drill programs defined a significant high-grade polymetallic resource at the Arctic Deposit and, in the early 1970s, Kennecott began the patent process to obtain complete legal title to the Arctic Deposit. In 1981, Kennecott received US Mineral Survey patent M2245 covering 16 mining claims totalling 240.018 acres. In 1983, US Mineral Survey patent M2245 was amended to include two additional claims totalling 31.91 acres.

With the passage of the Alaska National Interest Lands Conservation Act in 1980, which expedited native land claims outlined in the ANSCA and state lands claims under the Alaska Statehood Act, both the state of Alaska and NANA selected significant areas of land within the Ambler District. State selections covered much of the Ambler schist belt, host to the VMS deposits including the Arctic Deposit, while NANA selected significant portions of the Ambler Lowlands to the immediate south of the Arctic Deposit as well as much of the Cosmos Hills including the area immediately around Bornite.

In 1995, Kennecott renewed exploration in the Ambler schist belt containing the Arctic Deposit patented claims by staking an additional 48 state claims at Nora and 15 state claims at Sunshine Creek. In the fall of 1997, Kennecott staked 2,035 state claims in the belt consolidating their entire land position and acquiring the majority of the remaining prospective terrain in the VMS belt. Five more claims were subsequently added in 1998. After a short period of exploration which focused on geophysics and geochemistry combined with limited drilling, exploration work on the Arctic Project again entered a hiatus.

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On March 22, 2004, Alaska Gold Company, a wholly-owned subsidiary of NovaGold completed an Exploration and Option Agreement with Kennecott to earn an interest in the Ambler land holdings.

Previous Exploration and Development Results – Arctic Deposit

Introduction

Kennecott’s tenure at the Arctic Project saw two periods of intensive work from 1965 to 1985 and from 1993 to 1998, before optioning the property to NovaGold in 2004.

Though abundant reports, memos, and files exist in Kennecott’s Salt Lake City office, only limited digital compilation of the data exists for the earliest generation of exploration at the Arctic Deposit and within the VMS belt. Beginning in 1993, Kennecott initiated a re-evaluation of the Arctic Deposit and assembled a computer database of previous work at the Arctic Deposit and in the district. A new computer-generated block model was constructed in 1995 and an updated resource of the deposit was calculated from the block model. Subsequently, Kennecott staked a total of 2,035 State of Alaska claims in 1997 and, in 1998 undertook the first field program since 1985.

Due to the plethora of companies and the patchwork exploration that occurred as a result of the 1973 staking war, much of the earliest exploration work on what now constitutes the Ambler Schist belt was lost during the post-1980 hiatus in district exploration. The following subsections outline the best documented data at the Arctic Deposit as summarized in the 1998 Kennecott exploration report, including the assembled computer database; however, this outline is not considered to be either exhaustive or in-depth.

In 1982, geologists with Kennecott, Anaconda and the State of Alaska published the definitive geologic map of the Ambler schist belt.

Geochemistry

Historic geochemistry for the district, compiled in the 1998 Kennecott database, includes 2,255 soil samples, 922 stream silt samples, 363 rock samples, and 37 panned concentrate samples. Data has been sourced from several companies including Kennecott, Sunshine Mining, RAA, and NANA. Sourcing of much of the data had been poorly documented in the database.

During 1998, Kennecott renewed its effort in the district, and, as a follow-up to the 1998 electromagnetic (“EM”) survey, undertook soil and rock chip sampling in and around EM anomalies generated in the geophysical targeting effort. During this period Kennecott collected 962 soils and 107 rocks and for the first time used extensive multi-element inductively coupled plasma (“ICP”) analysis.

Geophysics

Prior to 1998, Kennecott conducted a series of geophysical surveys which are poorly documented or are unavailable to Trilogy. With the renewed interest in the belt, Kennecott mounted a largely geophysically driven program to assess the district for Arctic-sized targets. Based on an initial review of earlier geophysical techniques employed at the Arctic Deposit, Kennecott initiated an extensive helicopter-supported airborne EM and magnetic survey covering the entire VMS belt in March 1998. The survey was conducted on 400 m line spacing with selective 200 m line spacing at the Arctic Deposit and covered 2,509 total line kilometres. The Arctic Deposit presented a strong 900 Hz EM conductive signature.

Forty-six additional discrete EM conductors were identified, of which, 17 were further evaluated in the field. Eight of the EM anomalies were coincident with anomalous geochemistry and prospective geology, and were deemed to have significant potential for mineralization. As a follow-up, each anomaly was located on the ground using a Maxmin 2 horizontal loop EM system. Gravity lines were subsequently completed utilizing a LaCoste and Romberg Model G gravimeter over each of the eight anomalies.

In addition to the EM and gravity surveys in 1998, five lines of Controlled Source Audio Magnetotelluric (“CSAMT”) data were collected in the Arctic Valley. The Arctic Deposit showed an equally strong conductive response in the CSAMT data as was seen in the EM data. As a result of the survey, Kennecott recommended additional CSAMT for the deposit area.

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Field targeting work in 1998 prompted Kennecott to drill two exploration holes on anomaly 98-3, located approximately 6 km northwest of the Arctic Deposit and 2 km east-northeast of the Dead Creek prospect. Hole 98-03-01 was drilled to test the sub-cropping gossan and was roughly coincident with the centre of the geophysical anomaly as defined by airborne and ground EM data. Scattered mineralization was encountered throughout the hole with intervals of chalcopyrite and sphalerite.

Based on the results of the 1998 geophysical program, Kennecott made the following recommendations:

•	anomaly 98-3 requires further drilling;

•	anomalies 98-7 and 98-22 are drill ready; and

•	anomalies 98-8, -9, -14, -35, and -38 require additional ground targeting.

Kennecott conducted no further field exploration in the district after 1998 and subsequently optioned the property to NovaGold in 2004.

Drilling

Between 1967 and July 1985, Kennecott (BCMC) completed 86 holes (including 14 large diameter metallurgical test holes) totalling 16,080 m. In 1998, Kennecott drilled an additional 6 core holes totalling 1,492 m to test for:

•	extensions of the known Arctic resource;

•	grade and thickness continuity; and

•	EM anomaly 98-3.

Drilling for all BCMC/Kennecott campaigns in the Arctic Deposit area (1966 to 1998) totals 92 core holes for a combined 17,572 m. A complete and comprehensive discussion of the all the drilling undertaken at the Arctic Deposit is contained under the heading “The Arctic Project – Drilling”.

Specific Gravity

Prior to 1998, no specific gravity (“SG”) measurements were available for the Arctic Deposit rocks. A “factored” average bulk density was used to calculate a tonnage factor for resource estimations. A total of 38 samples from the 1998 drilling at the Arctic Deposit were measured for SG determinations. This included six samples of unaltered metavolcanics, ten samples of graphitic schist and talc schist lithology, seven samples of semi-massive sulfide (“SMS”), and fifteen samples of massive sulfide (“MS”).

A complete and comprehensive discussion of SG determinations captured during both the Kennecott and Trilogy/NovaGold tenures are discussed under the headings “The Arctic Project – Sampling, Analysis and Data Verification” and “The Arctic Project – Mineral Resource Estimate”.

Petrology, Mineralogy and Research Studies

There have been numerous internal studies done by Kennecott on the petrology and mineralogy of the Arctic Deposit that exist as internal memos, file notes, and reports from as early as 1967, as well as several academic studies.

Geotechnical, Hydrological and Acid-Base Accounting Studies

A series of geotechnical, hydrological and acid-base accounting (“ABA”) studies were conducted by Kennecott before their divestiture of the Arctic Project to NovaGold.

Geotechnical Studies

In December 1998, URSA Engineering prepared a geotechnical study for Kennecott titled “Arctic Project – 1998 Rock Mass Characterization”. Though general in scope, the report summarized some of the basic rock characteristics as follows:

•	Compressive strengths average 6,500 psi for the quartz mica schists, 14,500 psi for the graphitic schists, and 4,000 psi for talc schists.

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•	Rock mass quality can be described as average to good quality, massive with continuous jointing except the talc schist, which was characterized as poor quality. The rock mass rating averages 40 to 50 for most units except the talc schist which averages 30.

Hydrological Studies

In 1998, Robertson Geoconsultants Inc. (“Robertson”) of Vancouver prepared a report for Kennecott titled “Initial Assessment of Geochemical and Hydrological Conditions at Kennecott’s Arctic Project”. The report presented the results of the acid generation potential of mine waste and wall rock for the Arctic Project in the context of a hydrological assessment of the climate, hydrology and water balance analyses at the Arctic Deposit. Climatic studies at the time were limited to regional analyses as no climatic data had been collected at the Arctic Project site prior to the review. Regional data, most specifically a government installed gauging station about 20 miles to the southwest at Dahl Creek, provided information in assessing the hydrology of the Arctic Project at the time. A total of nine regional gauges were utilized to evaluate the overall potential runoff in the area.

Acid-Base Accounting Studies

The 1998 Robertson study documented acid-base accounting results based on the selection of 60 representative core samples from the deposit. Results of the study are summarized as follows:

•	Roughly 70% of the waste rock material was deemed to be potentially acid generating.

•	Mitigation of the acid generating capacity could be affected by submersion of the waste rock. Mitigation of the high wall and pit geometries would make potential pit flooding unlikely and could present a long term mitigation issue.

•	Characteristics of the mine tailings were not assessed.

•	Based on the study, Robertson recommended underground mining scenarios, or aggressive study including site water balance.

Historical Mineral Resource Estimates

For more information about the prior exploration, including the type, amount and results of any exploration work undertaken by previous owners at the Arctic Project and a summary of historical mineral resource estimates, please see the full text of the Arctic Report.

Geological Setting, Mineralization and Deposit Types

Regional Geology – Southern Brooks Range

The Ambler District occurs along the southern margin of Brooks Range within an east-west trending zone of Devonian to Jurassic age submarine volcanic and sedimentary rocks. The district covers both: 1) VMS-like deposits and prospects hosted in the Devonian age Ambler Sequence (or Ambler Schist belt), a group of metamorphosed bimodal volcanic rocks with interbedded tuffaceous, graphitic and calcareous volcaniclastic metasediments; and 2) epigenetic carbonate-hosted copper deposits occurring in Devonian age carbonate and phyllitic rocks of the Bornite Carbonate Sequence. The Ambler Sequence occurs in the upper part of the Anirak Schist, the thickest member of the Schist belt or Coldfoot subterrane (Moore et al. 1994). VMS-like stratabound mineralization can be found along the entire 110 km strike length of the district. Immediately south of the Schist belt in the Cosmos Hills, a time equivalent section of the Anirak Schist includes the approximately 1 km thick Bornite Carbonate Sequence. Mineralization of both the VMS-like deposits of the Schist belt and the carbonate-hosted deposits of the Cosmos Hills has been dated at 375 to 387 Ma.

In addition, the Ambler District is characterized by increasing metamorphic grade north perpendicular to the strike of the east-west trending units. The district shows isoclinal folding in the northern portion and thrust faulting to south. The Devonian to Late Jurassic age Angayucham basalt and the Triassic to Jurassic age mafic volcanic rocks are in low-angle over thrust contact with various units of the Ambler Schist belt and Bornite Carbonate Sequence along the northern edge of the Ambler Lowlands.

Terrane Descriptions

The terminology of terranes in the southern Brooks Range evolved during the 1980s because of the region’s complex juxtaposition of rocks of various composition, age and metamorphic grade. Certain studies have divided the Ambler District into the Ambler and Angayucham terranes. Recent work includes the rocks of the previously defined Ambler terrane as part of the regionally extensive Schist belt or Coldfoot subterrane along the southern flank of the Arctic Alaska terrane. In general, the southern Brooks Range is composed of east-west trending structurally bound allochthons of variable metasedimentary and volcanogenic rocks of Paleozoic age.

The Angayucham terrane, which lies along southern margin of the Brooks Range, is locally preserved as a klippen within the eastern Cosmos Hills and is composed of weakly metamorphosed to unmetamorphosed massive-to-pillowed basalt rocks with minor radiolarian cherts, marble lenses and isolated ultramafic rocks. This package of Devonian to Late Jurassic age mafic and ultramafic rocks is interpreted to represent portions of an obducted and structurally dismembered ophiolite that formed in an ocean basin south of the present day Brooks Range. Locally, the Angayucham terrane overlies the schist belt to the north along a poorly exposed south-dipping structure.

Gottschalk and Oldow (1988) describe the Schist belt as a composite of structurally bound packages composed of dominantly greenschist facies rocks, including pelitic to semi-pelitic quartz-mica schist with associated mafic schists, metagabbro and marbles. Locally, the Schist belt includes the middle Devonian age Bornite Carbonate Sequence, the lower Paleozoic age Anirak pelitic, variably siliceous and graphic schists, and the mineralized Devonian age Ambler sequence consisting of volcanogenic and siliciclastic rocks variably associated with marbles, calc-schists, metabasites and mafic schists. The lithologic assemblage of the Schist belt is consistent with an extensional, epicontinental tectonic origin.

Structurally overlaying the Schist belt to the north is the Central belt. The Central belt is in unconformable contact with the Schist belt along a north-dipping low-angle structure. The Central belt consists of lower Paleozoic age metaclastic and carbonate rocks, and Proterozoic age schists. Both the Central belt and Schist belt are intruded by meta-to-peraluminous orthogneisses, which locally yield a slightly discordant U-Pb thermal ionization mass spectrometry zircon crystallization age of middle to late Devonian. This igneous protolith age is supported by Devonian orthogneiss ages obtained along the Dalton Highway, 161 km to the east of the Ambler District.

Overlaying the Schist belt to the south is the Phyllite belt, characterized in the Ambler mining district as phyllitic black carbonaceous schists of the Beaver Creek Phyllite which is assumed to underlie much of the Ambler Lowlands between the Brooks Range and the Arctic Deposit to the north and the Cosmos Hills and the Bornite Deposit to the south. The recessive weathering nature of the Beaver creek phyllite limits the exposure but is assumed to occur as a thrust sheet overlying the main Schist belt rocks.

Regional Tectonic Setting

Rocks exposed along the southern Brooks Range consist of structurally bound imbricate allochthons that have experienced an intense and complex history of deformation and metamorphism. Shortening in the fold and thrust belt has been estimated by some workers to exceed 500 km based on balanced cross sections across the central Brooks Range. In general, the metamorphic grade and tectonism in the Brooks Range increases to the south and is greatest in the Schist belt. The tectonic character and metamorphic grade decreases south of the Schist belt in the overlaying Angayucham terrane.

In the late Jurassic to early Cretaceous age, the Schist belt experienced penetrative thrust-related deformation accompanied by recrystallization under high-pressure and low-temperature metamorphic conditions. The northward directed compressional tectonics were likely related to crustal thickening caused by obduction of the Angayucham ophiolitic section over a south-facing passive margin. Thermobarometry of schists from the structurally deepest section of the northern Schist belt yield relict metamorphic temperatures of 475°C, ±35°C, and pressures from 7.6 to 9.8 kb. Metamorphism in the schist belt grades from lowest greenschist facies in the southern Cosmos Hills to upper greenschist facies, locally overprinting blueschist mineral assemblages in the northern belt.

Compressional tectonics, which typically place older rocks on younger, do not adequately explain the relationship of young, low-metamorphic-grade over older and higher-grade metamorphic rocks observed in the southern Brooks Range hinterland. Mull (1982) interpreted the Schist belt as a late antiformal uplift of the basement to the fold and thrust belt. More recent models propose that the uplift of the structurally deep Schist belt occurred along duplexed, north-directed, thin-skinned thrust faults, followed by post-compressional south-dipping low angle normal faults along the south flank of the Schist belt, accommodating for an over-steepened imbricate thrust stack. Rapid cooling and exhumation of the Schist belt began at the end of the early Cretaceous age at 105 to 103 Ma, based on Ar40/Ar39 cooling ages of hornblende and white mica near Mount Igikpak, and lasted only a few million years. Additional post-extension compressive events during the Paleocene age further complicate the southern Brooks Range.

Ambler Sequence Geology

Rocks that form the Ambler Sequence consist of a lithologically diverse sequence of lower Paleozoic Devonian age carbonate and siliciclastic strata with interlayered mafic lava flows and sills. The clastic strata, derived from terrigenous continental and volcanic sources, were deposited primarily by mass-gravity flow into the sub-wavebase environment of an extending marginal basin.

The Ambler Sequence underwent two periods of intense, penetrative deformation. Sustained upper greenschist-facies metamorphism with coincident formation of a penetrative schistosity and isoclinal transposition of bedding marks the first deformation period. Pervasive similar-style folds on all scales deform the transposed bedding and schistosity, defining the subsequent event. At least two later non-penetrative compressional events deform these earlier fabrics. Observations of the structural and metamorphic history of the Ambler District are consistent with current tectonic evolution models for the Schist belt, based on the work of others elsewhere in the southern Brooks Range.

General Stratigraphy of the Ambler Sequence

Though the Ambler Sequence is exposed over 110 km of strike length, descriptions and comments herein will refer to an area between the Kogoluktuk River on the east and the Shungnak River on the west where Trilogy has focused the majority of its exploration efforts over the last decade.

The local base of the Ambler Sequence consists of variably metamorphosed carbonates historically referred to as the Gnurgle Gneiss. Trilogy interprets these strata as calc-turbidites, perhaps deposited in a sub-wavebase environment adjacent to a carbonate bank. Calcareous schists overlie the Gnurgle Gneiss and host sporadically distributed mafic sills and pillowed lavas. These fine-grained clastic strata indicate a progressively quieter depositional environment up section, and the presence of pillowed lavas indicates a rifting, basinal environment.

Overlying these basal carbonates and pillowed basalts is a section of predominantly fine-grained carbonaceous siliciclastic rocks which host a significant portion of the mineralization in the district including the Arctic Deposit. This quiescent section indicates further isolation from a terrigenous source terrain.

The section above the Arctic Deposit host stratigraphy contains voluminous reworked silicic volcanic strata with the Button Schist at its base. The Button Schist is a regionally continuous and distinctive albite porphyroblastic unit that serves as an excellent marker above the main mineralized stratigraphy. The paucity of volcanically derived strata below the Arctic Deposit host section and abundance above indicates that the basin and surrounding hinterlands underwent major tectonic reorganization during deposition of the Arctic Deposit section. Greywacke sands that Trilogy interpret as channeled high-energy turbidites occur throughout the section but concentrate high in the local stratigraphy.

Several rock units show substantial change in thickness and distribution in the vicinity of the Arctic Deposit that may have resulted from the basin architecture existing at the time of deposition. Between the Arctic Ridge, geographically above the Arctic Deposit, and the Riley Ridge to the west several significant differences have been documented including:

•	The Gnurgle Gneiss is thickest in exposures along the northern extension of Arctic Ridge and appears to thin to the west.

•	Mafic lavas and sills thicken from east to west. They show thick occurrences in upper Subarctic Creek and to the west, but are sparsely distributed to the east.

•	The quartzite section within and above the Arctic sulphide horizon does not occur in abundance east of Arctic Ridge; it is thicker and occurs voluminously to the west.

•	Button Schist thickens dramatically to the west from exposures on Arctic Ridge; exposures to the east are virtually nonexistent.

•	Greywacke sands do not exist east of Subarctic Creek but occur in abundance as massive, channeled accumulations to the west, centered on Riley Ridge.

These data are interpreted by Trilogy to define a generally north-northwest-trending depocentre through the central Ambler District. Volcanic debris flow occurrences described below in concert with these formational changes suggest that the depocentre had a fault-controlled eastern margin. The basin deepened to the west; the Riley Ridge section deposited along a high-energy axis, and the COU section lies to the west-southwest distally from a depositional energy point of view. This original basin architecture appears to have controlled mineralization of the sulphide systems at Arctic and Shungnak (Dead Creek), concentrating fluid flow along structures on the eastern basin margin.

Structural Framework of the Ambler District

In addition to the underlying pre-deformational structural framework of the district suggested by the stratigraphic thickening of various facies around the Arctic Deposit, the Ambler Sequence is deformed by two penetrative deformational events that significantly complicate the distribution and spatial arrangement of the local stratigraphy.

F1 Deformation

The earliest penetrative deformation event is associated with greenschist metamorphism and the development of regional schistosity. True isoclinal folds are developed and fold noses typically are thickened. The most notable F1 fold is the Arctic antiform that defines the upper and lower limbs of the Arctic Deposit. The fold closes along a north-northeast- trending fold axis roughly mimicking the trace of Subarctic Creek and opening to the east. Importantly, the overturned lower limb implies that the permissive stratigraphy should be repeated on a lower synformal isocline beneath the currently explored limbs and would connect with the permissive mineralized stratigraphy to the northwest at Shungnak (Dead Creek).

F2 Deformation

The earlier F1 schistosity is in turn deformed by the F2 deformational event that resulted in the local development of an axial planar cleavage. The deformational event is well defined throughout the Schist belt and results in a series of south verging open to moderately overturned folds that define a series of east-west trending folds of similar vergence across the entire Schist belt stratigraphies.

This event is likely temporarily related to the emplacement of the Devonian Angayucham volcanics, the obducted Jurassic ophiolites and Cretaceous sediments over the Schist belt stratigraphies.

In addition to the earlier penetrative deformation events, a series of poorly defined non-penetrative deformation likely as a consequence of Cretaceous extension are seen as a series of warps or arches across the district.

The interplay between the complex local stratigraphy, the isoclinal F1 event, the overturned south verging F2 event and the series of post-penetrative deformational events makes district geological interpretation often extremely difficult at a local scale.

Arctic Deposit Geology

Previous workers at the Arctic Deposit describe three mineralized horizons at the Arctic Deposit: the Main Sulphide Horizon, the Upper South Horizon and the Warm Springs Horizon. The Main Sulphide Horizon was further subdivided into three zones: the southeast zone, the central zone and the northwest zone. Previous deposit modelling was grade-based resulting in numerous individual mineralized zones representing relatively thin sulphide horizons.

Recent work by Trilogy define the Arctic Deposit as two or more discrete horizons of sulphide mineralization contained in a complexly deformed isoclinal fold with an upright upper limb and an overturned lower limb hosting the main mineral resources. Nearby drilling suggests a third limb, an upright lower limb, likely occurs beneath the currently explored stratigraphy.

Lithologies and Lithologic Domain Descriptions

Historically, five lithologic groupings have been utilized by Kennecott to describe the local stratigraphy of the deposit. These groupings include: 1) metarhyolite (Button Schist) or porphyroblastic quartz feldspar porphyry and rhyolitic volcaniclastic and tuffaceous rocks; 2) quartz mica schists composed of tuffaceous and volcaniclastic sediments; 3) graphitic schists composed of carbonaceous sedimentary rocks; 4) base metal sulphide bearing schists; and 5) talc schists composed of talc altered volcanic and sedimentary rocks.

The principal lithologic units captured in logging and mapping by Trilogy are summarized and described in the following subsections, in broadly chronologically order from oldest to youngest.

Greenstone (GNST)

Greenstones are typically massive dark-green amphibole- and garnet-bearing rocks, differentiated by their low quartz content and dark green color. Textural and colour similarities along with similar garnet components and textures often cause confusion with some sedimentary greywackes within the Ambler Sequence stratigraphy. Intervals of greenstone range up to 80 m in thickness and are identified as pillowed flows, sills and dikes. Multiple ages of deposition are implied as both basal pillowed units are present as well as intrusive sill and dike-like bodies higher in the local stratigraphy.

Chlorite Schist (CHS)

This unit is likely alteration-related but has been used for rocks where more than half of the sheet silicates are composed of chlorite. In the field, some samples of chlorite schist showed a distinctive dark green to blue-green colour, but in drill core the chlorite schists commonly have lighter green colour. Some intervals of chlorite schist are associated with talc-rich units.

Talc Schist (TS)

Talc-bearing schists are often in contact with chlorite-rich units and reflect units which contain trace to as much as 10% talc often occurring on partings. Like the chlorite schist this unit is likely alteration related.

Black to Grey Schist (GS)

Black or grey schists appear in many stratigraphic locations particularly higher in the stratigraphy but principally constitute the mineralized permissive stratigraphy of the Arctic Deposit lying immediately below the Button Schist (MRP). The unit is typically composed of muscovite, quartz, feldspar, graphite, and sometimes chlorite, biotite or sulphides. The texture is phyllitic, variably crenulated, well-foliated and suggests a pelitic protolith, likely deposited in a basin progressively filled with terrigenous fine sediment. This unit is host to the MS and SMS horizons that constitute the Arctic Deposit.

Button Schist (MRP)

This rock type consists of quartz-muscovite-feldspar schists with abundant distinctive 1 to 3 cm albite porphyroblasts of metamorphic origin and occasional 0.5 to 2 cm blue quartz phenocrysts of likely igneous origin. The unit shows a commonly massive to weakly foliated texture, although locally the rocks have a well-developed foliation with elongate feldspars.

Quartz-Mica-(Feldspar) Schist (QMS/QFMS)

This schistose rock contains variable proportions of quartz, muscovite, and sometimes feldspar. Most contain high amounts of interstitial silica, and some have feldspar or quartz porphyroblasts. The texture of the unit shows significant variability and likely represents both altered and texturally distinct felsic tuffs and volcaniclastic lithologies.

Volcanic Debris Flow (DM)

This unit contains a range of unsorted, matrix supported polylithic clasts including Button Schist occurring in black to dark grey, very fine-grained graphitic schist. The unit occurs as lenses with other stratigraphies and likely represents local derived debris flows or slumps.

Greywacke (GW)

This unit consists of massive green rocks with quartz, chlorite, probably amphibole, feldspar, muscovite, and accessory garnet, biotite, and calcite/carbonate. Voluminous accumulations of medium-grained greywacke occur within, but generally above, the quartz mica schist and are differentiated from texturally similar greenstones by the presence of detrital quartz, fine-grained interbeds, graded bedding and flute casts.

Lithogeochemistry of Immobile Trace Elements

In 2007, work by NovaGold suggested that many of the nondescript felsic metavolcanic lithologies were simply alteration and textural variants of the felsic rock units and not adequately capturing true compositional lithological differences between units. Twelker (2008) demonstrated that the use of lithogeochemistry utilizing immobile trace elements specifically Al2O3:TiO2 (aluminium oxide:titanium dioxide) ratios could be used to effectively differentiate between different felsic volcanic and sedimentary suites of rocks at the Arctic Deposit.

Lithogeochemistry shows three major felsic rock suites in the Arctic Deposit area: a rhyolite suite; and intermediate volcanic suite and a volcaniclastic suite. These suites are partially in agreement with the logged lithology but in some instances show that alteration in texture and composition masked actual lithologic differences.

Results of the lithogeochemistry have led to a better understanding of the stratigraphic continuity of the various units and have been utilized to more accurately model the lithologic domains of the Arctic Deposit.

Lithologic Domains

Though a variety of detailed lithologies are logged during data capture, Trilogy models the deposit area as two distinct units –an Upper Plate and Lower Plate separated by the Warm Springs Fault. The Upper and Lower plates contain similar lithologic domains which are primarily defined by lithogeochemical characteristics, but are also consistent with their respective acid-generating capacities and spatial distribution around the fold axes, and include the following units: the Button Schist (a meta-rhyolite porphyry - MRP), aphanitic meta-rhyolite, a series of felsic quartz mica schists, and carbonaceous schists of the Grey Schist unit. An alteration model has been built to adequately characterize the chlorite and talc schists found within the deposit. The mineralization is modelled as eight distinct zones (Zones 1 – 8) found both in the Upper and Lower plates and range from MS to SMS layers.

Structure

Earlier studies concluded mineralization at the Arctic deposit was part of a normal stratigraphic sequence striking northeast and dipping gently southwest. Subsequent reinterpretation by Kennecott in 1998 and 1999 suggested the entire Ambler Sequence at Arctic could be overturned. Proffett (1999) reviewed the Arctic geology and suggested that a folded model with mineralization as part of an isoclinal anticline opening east and closing west could account for the mapped and logged geology. His interpretation called for an F2 fold superimposed on a north-trending F1 fabric.

Lindberg (2004) supported a folded model similar to Proffett, though he felt the main fold at Arctic is northwest closing and southeast opening. Lindberg named this feature the Arctic Antiform, and interpreted this structure to be an F1 fold.

Lindberg believes the majority of folding within the mineralized horizons occurs in the central part of the deposit within a southwest plunging “cascade zone.” The increased thicknesses of mineralized intervals in this part of the property can in part be explained by the multiple folding of two main mineralized horizons as opposed to numerous individual mineralized beds as shown in the 1995 geologic model. The cascade zone appears to be confined to the upper sulphide limbs of the Arctic Antiform.

Continuity drilling on closer spacing in 2008 across the “cascade” zone confirms the continuity of the two mineralized horizons but does not support the complexity proposed by Lindberg. Dodd et al. (2004) suggested that some of the complexity might be related to minor thrusting. Results of 2006 mapping at Arctic supported the interpretation that an F2 fold event may fold the lower Button Schist back to the north under the deposit in this area (Otto 2006). Deep drilling in 2007 just to the north of the deposit to test the concept drilled the appropriate upright stratigraphy at depth. Though the target horizon was not reached due to the drill rig limitations the hole did encountered significant mineralization below the Button Schist immediately above the sulphide-bearing permissive stratigraphy. That hole (AR07-110) intersected roughly 35 m of anomalous mineralization including 0.45 m of 1.17% copper, 0.8% lead, 5.8% zinc, 49.7 g/t silver and 0.7 g/t gold.

Alteration

Three main zones of hydrothermal alteration occurring at the Arctic Deposit have been defined:

•	A main chloritic zone occurring within the footwall of the deposit consisting of phengite and magnesium-chlorite.

•	A mixed alteration zone occurring below and lateral to sulphide mineralization consisting of phengite and phlogopite along with talc, calcite, dolomite and quartz.

•	A pyritic zone overlying the sulphide mineralization.

Field observations conducted by Trilogy in 2004 and 2005 supported by logging and short wave infrared (“SWIR”) spectrometry only partially support Schmidt’s observations.

Talc and magnesium chlorite are the dominant alteration products associated with the sulphide-bearing horizons. Talc alteration grades downward and outward to mixed talc-magnesium chlorite with minor phlogopite, into zones of dominantly magnesium chlorite, then into mixed magnesium chlorite-phengite with outer phengite-albite zones of alteration. Thickness of alteration zones vary with stratigraphic interpretation, but tens of metres for the outer zones is likely, as seen in phengite-albite exposures on the east side of Arctic Ridge.

Stratigraphically above the sulphide-bearing horizons significant muscovite as paragonite is developed and results in a marked shift in sodium/magnesium (Na/Mg) ratios across the sulphide bearing horizons.

Visual and quantitative determination of many of the alteration products is difficult at best due to their light colours and the well-developed micaceous habit of many of the alteration species. Logging in general has poorly captured the alteration products and the SWIR methodology though far more effective in capturing the presence or absence of various alteration minerals adds little in any quantitative assessment.

Of particular note are the barium species including barite, cymrite (a high-pressure Ba phyllosilicate), and Ba-bearing muscovite, phlogopite and biotite. These mineral species are associated with both alteration and mineralization and demonstrate local remobilization during metamorphism. Though little has been done to document their distribution, they do have a significant impact on bulk density measurements.

Additional discussion of the potential impacts of barite is discussed under the headings “The Arctic Project – Sampling, Analysis and Data Verification” and “The Arctic Project – Mineral Resource Estimate”).

Talc is of particular importance at the Arctic Deposit due to its potential negative impact on flotation characteristics during metallurgical processing as well as for geotechnical pit slope stability. A great deal of effort has gone into modeling the distribution of talc and talc-chlorite units throughout the deposit area; even zones as small as 10cm have been logged and mapped. The majority of the talc zones occur between the upper, stratigraphically up-right zones and the lower, overturned zones. Significant metallurgical test work has demonstrated that a talc pre-float eliminates talc from interfering with subsequent extraction and concentration of the base and precious metals (See under the heading “The Arctic Project – Mineral Processing and Metallurgical Testing”). As for the geotechnical stabilities, SRK has completed detailed studies and these will be included in future pit slope stability studies.

Arctic Deposit Mineralization

Mineralization occurs as stratiform SMS to MS beds within primarily graphitic schists and fine-grained quartz mica schists. The sulphide beds average 4 m in thickness but vary from less than 1 m up to as much as 32 m in thickness. The sulfide mineralization occurs within eight modelled zones lying along the upper and lower limbs of the Arctic isoclinal anticline. All of the zones are within an area of roughly 1 km2 with mineralization extending to a depth of approximately 250 m below the surface. There are five zones of MS and SMS that occur at specific pseudo-stratigraphic levels which make up the bulk of the mineral resources. The other three zones also occur at specific pseudo-stratigraphic levels, but are too discontinuous to confidently model as resources.

Unlike more typical VMS deposits, mineralization is not characterized by steep metal zonation or massive pyritic zones. Mineralization is dominantly sheet-like zones of base metal sulphides with variable pyrite and only minor zonation usually on an extremely small scale.

Mineralization is predominately coarse-grained sulphides consisting mainly of chalcopyrite, sphalerite, galena, tetrahedrite-tennantite, pyrite, arsenopyrite, and pyrrhotite. Trace amounts of electrum are also present. Gangue minerals associated with the mineralized horizons include quartz, barite, white mica, chlorite, stilpnomelane, talc, calcite, dolomite and cymrite.

Genesis

Historic interpretation of the genesis of the Ambler Schist belt deposits have called for a syngenetic VMS origin with steep thermal gradients in and around seafloor hydrothermal vents resulting in metal deposition due to the rapid cooling of chloride-complexed base metals. A variety of VMS types have been well documented in the literature with the Ambler Schist belt deposits most similar to deposits associated with bimodal felsic dominant volcanism related to incipient rifting.

The majority of field observations broadly support such a scenario at the Arctic Deposit and include: 1) the tectonic setting with Devonian volcanism in an evolving continental rift; 2) the geologic setting with bimodal volcanics including pillow basalts and felsic volcanic tuffs; 3) an alteration assemblage with well-defined magnesium-rich footwall alteration and sodium-rich hanging wall alteration; and 4) typical polymetallic base-metal mineralization with massive and semi-massive sulphides.

Deposits and Prospects

In addition to the Arctic Deposit, numerous other VMS-like occurrences are present on the Trilogy land package. The most notable of these occurrences are the Dead Creek (also known as Shungnak), Sunshine, Cliff, Horse, Cobre and the Snow prospects to the west of the Arctic Deposit and the Red, Nora, Tom-Tom and BT prospects to the east.

Deposit Types

The mineralization at the Arctic Deposit and at several other known occurrences within the Ambler Sequence stratigraphy of the Ambler District, consists of Devonian age, polymetallic (zinc-copper-lead-silver-gold) VMS-like occurrences. VMS deposits are formed by and associated with sub-marine volcanic-related hydrothermal events. These events are related to spreading centres such as fore arc, back arc or mid-ocean ridges. VMS deposits are often stratiform accumulations of sulphide minerals that precipitate from hydrothermal fluids on or below the seafloor. These deposits are found in association with volcanic, volcaniclastic and/or siliciclastic rocks. They are classified by their depositional environment and associated proportions of mafic and/or felsic igneous rocks to sedimentary rocks. There are five general classifications based on rock type and depositional environment:

•	Mafic rock dominated often with ophiolite sequences, often called Cyprus type.

•	Bimodal-mafic type with up to 25% felsic volcanic rocks.

•	Mafic-siliciclastic type with approximately equal parts mafic and siliciclastic rocks, which can have minor felsic rocks and are often called Besshi type.

•	Felsic-siliciclastic type with abundant felsic rocks, less than 10% mafic rocks and shale rich.

•	Bimodal-felsic type where felsic rocks are more abundant than mafic rocks with minor sedimentary rocks, also referred to as Kuroko type.

Prior to any subsequent deformation and/or metamorphism, these deposits are often bowl- or mound-shaped with stockworks and stringers of sulfide minerals found near vent zones. These types of deposit exhibit an idealized zoning pattern as follows:

•	Pyrite and chalcopyrite near vents.

•	A halo around the vents consisting of chalcopyrite, sphalerite and pyrite.

•	A more distal zone of sphalerite and galena and metals such as manganese.

•	Increasing manganese with oxides such as hematite and chert more distal to the vent.

Alteration halos associated with VMS deposits often contain sericite, ankerite, chlorite, hematite and magnetite close to the VMS with weak sericite, carbonate, zeolite, prehnite and chert more distal. These alteration assemblages and relationships are dependent on degree of post deposition deformation and metamorphism. A modern analog of this type of deposit is found around fumaroles or black smokers in association with rift zones.

In the Ambler District, VMS-like mineralization occurs in the Ambler Sequence schists over a strike length of approximately 110 km. These deposits are hosted in volcaniclastic, siliciclastic and calcareous metasedimentary rocks interlayered with mafic and felsic metavolcanic rocks. Sulphide mineralization occurs above the mafic metavolcanic rocks but below the Button schist, a distinctive district wide felsic unit characterized by large K-feldspar porphyroblasts after relic phenocrysts. The presence of the mafic and felsic metavolcanic units is used as evidence to suggest formation in a rift-related environment, possibly proximal to a continental margin.

A sulphide-smoker occurrence has been tentatively identified near Dead Creek, northwest of the Arctic Deposit and suggests local hydrothermal venting during deposition. However, the lack of stockworks and stringer-type mineralization at the Arctic Deposit suggest that the deposit may not be a proximal vent type VMS. Although the deposit is stratiform in nature, it exhibits characteristics and textures common to replacement-style mineralization. At least some of the mineralization may have formed as a diagenetic replacement.

At the Arctic Deposit, sulphides occur as disseminated (<30%), semi-massive (30 to 50% sulphide) to massive (greater than 50% sulphide) layers, typically dominated by pyrite with substantial disseminated sphalerite and chalcopyrite and trace amounts of galena and tetrahedrite-tennantite. The Arctic Deposit sulphide accumulation is thought to be stratigraphically correlative to those seen at the Dead Creek and Sunshine deposits up to 12 km to the west.

There is also an occurrence of epithermal discordant vein and fracture hosted base metal (lead-zinc-copper) mineralization with significant fluorite mineralization identified at the Red prospect in the Kogoluktuk Valley, east of the Arctic Deposit. Although not yet fully understood, the genesis of this occurrence is considered to be related to the regional system that formed the VMS deposits in the Ambler District.

Exploration

The following section summarizes and highlights work completed by Trilogy and its predecessor company NovaGold. NovaGold began exploration of the Arctic Deposit and surrounding lands of the Schist belt in 2004 after optioning the Arctic Property from Kennecott. Previous exploration on the Arctic Property during Kennecott’s tenure is summarized under the heading “The Arctic Project – History”.

Field exploration was largely conducted during the period between 2004 to 2007 with associated engineering and characterization studies between 2008 and the present. Drilling related to exploration is discussed under the heading “The Arctic Project – Drilling”.

Table 7: Summary of Trilogy/NovaGold Exploration Activities Targeting VMS-style Mineralization in the Ambler Sequence Stratigraphy and the Arctic Deposit

Work Completed	Year	Details	Focus
Geological Mapping
-	2004	-	Arctic Deposit surface geology
-	2005	-	Ambler Sequence west of the Arctic Deposit
-	2006	-	COU, Dead Creek, Sunshine, Red
-	2015, 2016	SRK	Geotechnical Structural Mapping
-	2016	-	Arctic Deposit surface geology
Geophysical Surveys
SWIR Spectrometry	2004	2004 drill holes	Alteration characterization
TDEM	2005	2 loops	Follow-up of Kennecott DIGHEM EM survey
	2006	13 loops	District targets
	2007	6 loops	Arctic extensions
Downhole EM	2007	4 drill holes	Arctic Deposit
Geochemistry
-	2005	-	Stream silts – core area prospects
-	2006	-	Soils – core area prospects
-	2006	-	Stream silts – core area prospects
-	2007	-	Soils – Arctic Deposit area
Survey
Collar	2004 to 2011	GPS	All 2004 to 2011 NovaCopper drill holes
	2004, 2008	Resurveys	Historical Kennecott drill holes
Photography/Topography	2010	-	Photography/topography
LiDAR Survey	2015, 2016	-	LiDAR over Arctic Deposit
Technical Studies
Geotechnical	2010	BGC	Preliminary geotechnical and hazards
ML/ARD	2011	SRK	Preliminary ML and ARD
Metallurgy	2012	SGS	Preliminary mineralogy and metallurgy
Geotechnical and Hydrology	2012	BGC	Preliminary rock mechanics and hydrology
Geotechnical and Hydrology	2015, 2016	SRK	Arctic PFS Slope Design
ML/ARD	2015, 2016, 2017	SRK	Static Kinetic Tests and ABA Update - ongoing
Metallurgy	2015, 2016, 2017	SGS, ALS	Cu-Pb Separation Test Work; Flotation and Variability Test Work
Project Evaluation
Resource Estimation	2008	SRK	Resource estimation
PEA	2011	SRK	PEA – Underground
	2012	Tetra Tech	PEA – Open Pit
Note:	SWIR = short wave infrared; ML = metal leaching; BGC = BGC Engineering Inc.; SRK = SRK Consulting; SGS = SGS Canada; ALS = ALS Metallurgy

Drilling

Drilling at the Arctic Deposit and within the Ambler District has been ongoing since its initial discovery in 1967. Approximately 56,480 m of drilling has been completed within the Ambler District, including 39,320m of drilling in 163 drill holes at the Arctic deposit or on potential extensions in 27 campaigns spanning 50 years. All of the drill campaigns at Arctic have been run under the auspices of either: 1) Kennecott and its subsidiaries (BCMC), 2) Anaconda, or 3) Trilogy and its predecessor companies, NovaGold and NovaCopper.

Trilogy and its predecessor company NovaGold drilled 22,144 m in 79 different drill holes targeting the Arctic Deposit and several other prospects of the Ambler Schist belt. Table 8 summarizes all of the Trilogy/NovaGold tenure drilling on the Arctic Property.

Table 8: Summary of Trilogy/NovaGold Drilling

Year	Metres	No. of Drill Holes	Sequence	Purpose of Drilling
2004	2,996	11	AR04-78 to 88	Deposit scoping and verification
2005	3,030	9	AR05-89 to 97	Extensions to the Arctic Deposit
2006***	3,100	12	AR06-98 to 109	Property-wide exploration drilling
2007	2,606	4	AR07-110 to 113	Deep extensions of the Arctic Deposit
2008*	3,306	14	AR08-114 to 126	Grade continuity and metallurgy
2011	1,193	5	AR11-127 to 131	Geotechnical studies
2012***	1,752	4	SC12-014 to 017	Exploration drilling – Sunshine
2015	3,055	14	AR15-132 to 145	Geotechnical-hydrogeological studies, resource infill
2016	3,058	13	AR16-146 to 158	Geotechnical-hydrogeological studies, resource infill
2017**	790	5	AR17-159 to 163	Ore sorting studies

Notes:	*A total of 12 of the 14 holes drilled in 2008 were utilized in the 2012 SRK resource update. Two holes were maintained in sealed frozen storage to provide additional metallurgical samples if required.

**Holes drilled in 2017 are not included in the current resource estimation contained herein.

***Drilling in 2006 and 2012 targeted exploration targets elsewhere in the VMS belt.

A detailed discussion and review of the geotechnical and hydrogeological results can be found under the heading “The Arctic Project – Exploration”.

Recovery

Core recovery during NovaGold/Trilogy tenure has been good to excellent, resulting in quality samples with little to no bias. There are no other known drilling and/or recovery factors that could materially impact accuracy of the samples during this period. Table 9 shows recoveries and rock-quality designation (“RQD”) for each of the NovaGold/Trilogy campaigns exclusive of the geotechnical drill holes in 2011. BGC Engineering Inc. (2012) reports a detailed and exhaustive discussion of the recoveries and RQDs of the 2011 drilling.

Table 9: Recovery and RQD 2004 to 2008 Arctic Drill Campaigns

Year	Metres	Recovery (%)	RQD (%)
2004	2,996	98.0	73.4
2005	3,030	96.0	74.4
2007	2,606	95.7	73.1
2008	3,306	98.0	80.1
2011	1,193	96.0	68.8
2015	3,055	91.3	69.0

Year	Metres	Recovery (%)	RQD (%)
2016	3,058	91.5	69.7
2017	790	95.5	75.0

Sampling, Analysis and Data Verification

Sample Preparation

Core Drilling Sampling

The data for the Arctic Deposit resource was generated over three primary drilling campaigns: 1966 to 1986 when BCMC, a subsidiary of Kennecott Copper Corporation was the primary operator, 1998 when Kennecott Minerals resumed work after a long hiatus, and 2004 to present with NovaGold Resources Inc. and now Trilogy as the operators.

Kennecott and BCMC

Sampling of drill core prior to 1998 by BCMC focused primarily on the mineralized zones; numerous intervals of weak to moderate mineralization were not sampled during this period. During the 1998 campaign, Kennecott did sample some broad zones of alteration and weak mineralization, but much of the unaltered and unmineralized drill core was left unsampled. Little documentation on historic sampling procedures is available.

NovaGold and Trilogy Tenure

Between 2004 and 2006, NovaGold conducted a systematic drill core re-logging and re-sampling campaign of Kennecott and BCMC era drill holes AR-09 to AR-74. NovaGold either took 1 to 2 m samples every 10 m, or sampled entire lengths of previously unsampled core within a minimum of 1 m and a maximum of 3 m intervals. The objective of the sampling was to generate a full ICP geochemistry dataset for the Arctic Deposit and ensure continuous sampling throughout the deposit. Sample preparation procedures for NovaGold era work are described in the following subsection. Quality assurance/quality control (“QA/QC”) review of historic sampling is described under the heading “The Arctic Project – Sampling, Analysis and Data Verification – Quality Assurance/Quality Control” below.

All drill core was transported by helicopter in secure core “baskets” to either the Dahl Creek camp or the Bornite camp for logging and sampling. Sample intervals were determined by the geologist during the geological logging process. Sample intervals were labelled with white paper tags and butter (aluminum) tags which were stapled to the core box. Each tag had a unique number which corresponded to that sample interval.

Sample intervals were determined by the geological relationships observed in the core and limited to a 3 m maximum length and 1 m minimum length. An attempt was made to terminate sample intervals at lithological and mineralization boundaries. Sampling was generally continuous from the top to the bottom of the drill hole. When the hole was in unmineralized rock, the sample length was generally 3 m, whereas in mineralized units, the sample length was shortened to 1 to 2 m.

Geological and geotechnical parameters were recorded based on defined sample intervals and/or drill run intervals (defined by the placement of a wooden block at the end of a core run). Logged parameters were reviewed annually and slight modifications have been made between campaigns, but generally include rock type, mineral abundance, major structures, SG, point load testing, recovery and rock quality designation measurements. Drill logs were converted to a digital format and forwarded to the Database Manager, who imported them into the master database.

Core was photographed and then brought into the saw shack where it was split in half by the rock saw, divided into sample intervals, and bagged by the core cutters. Not all core was oriented; however, core that had been oriented was identified to samplers by a line drawn down the core stick. If core was not competent, it was split by using a spoon to transfer half of the core into the sample bag.

Once the core was sawed, half was sent to ALS Minerals Laboratories (“ALS Minerals”) in Vancouver for analysis and the other half was initially stored at the Dahl Creek camp but has been consolidated at the storage facility at the Bornite camp facilities or at Trilogy warehouse in Fairbanks.

Shipment of core samples from the Dahl Creek camp occurred on a drill hole by drill hole basis. Rice bags, containing two to four poly-bagged core samples each, were marked and labelled with the ALS Minerals address, project and hole number, bag number, and sample numbers enclosed. Rice bags were secured with a pre-numbered plastic security tie and a twist wire tie and then assembled into standard fish totes for transport by chartered flights on a commercial airline to Fairbanks, where they were met by a contracted expeditor for deliver directly to the ALS Minerals preparation facility in Fairbanks. In addition to the core, control samples were inserted into the shipments at the approximate rate of one standard, one blank and one duplicate per 20 core samples:

•	Standards: four standards were used at the Arctic Deposit. The core cutter inserted a sachet of the appropriate standard, as well as the sample tag, into the sample bag.

•	Blanks: were composed of an unmineralized landscape aggregate. The core cutter inserted about 150 g of blank, as well as the sample tag, into the sample bag.

•	Duplicates: the assay laboratory split the sample and ran both splits. The core cutter inserted a sample tag into an empty sample bag.

Samples were logged into a tracking system on arrival at ALS Minerals, and weighed. Samples were then crushed, dried, and a 250 g split pulverized to greater than 85% passing 75 μm.

Gold assays were determined using fire analysis followed by an atomic absorption spectroscopy finish. The lower detection limit was 0.005 ppm gold; the upper limit was 1,000 ppm gold. An additional 49-element suite was assayed by inductively coupled plasma-mass spectroscopy methodology, following nitric acid aqua regia digestion. The copper, zinc, lead, and silver analyses were completed by atomic absorption (“AA”), following a triple acid digest, when overlimits.

Security

Security measures taken during historical Kennecott and BCMC programs are unknown to NovaGold or Trilogy. Trilogy is not aware of any reason to suspect that any of these samples have been tampered with. The 2004 to 2016 samples were either in the custody of NovaGold personnel or the assay laboratories at all times, and the chain of custody of the samples is well documented.

Assaying and Analytical Procedures

The laboratories used during the various exploration, infill, and step-out drill analytical programs completed on the Arctic Project are summarized in Table 10.

ALS Minerals has attained International Organization for Standardization (“ISO”) 9001:2000 registration. In addition, the ALS Minerals laboratory in Vancouver is accredited to ISO 17025 by Standards Council of Canada for a number of specific test procedures including fire assay of gold by AA, ICP and gravimetric finish, multi-element ICP and AA assays for silver, copper, lead and zinc.

Table 10: Analytical Laboratories Used by Operators of the Arctic Project

Laboratory Name	Laboratory Location	Years Used	Accreditation	Comment
Union Assay Office, Inc.	Salt Lake City, Utah	1968	Accreditations are not known.	Primary Assay Lab
Rocky Mountain Geochemical Corp.	South Midvale, Utah	1973	Accreditations are not known.	Primary and Secondary Assays
Resource Associates of Alaska, Inc.	College, Alaska	1973, 1974	Accreditations are not known.	Primary and Secondary Assays
Georesearch Laboratories, Inc.	Salt Lake City, Utah	1975, 1976	Accreditations are not known.	Primary and Secondary Assays
Bondar-Clegg & Company Ltd.	North Vancouver BC	1981, 1982	Accreditations are not known.	Primary and Secondary Assays
Acme Analytical Laboratories Ltd. (AcmeLabs)	Vancouver, BC	1998, 2012, 2013	Accreditations are not known.	2012 and 2013 Secondary Check Sample Lab

Laboratory Name	Laboratory Location	Years Used	Accreditation	Comment
ALS Analytical Lab	Fairbanks, Alaska (prep) and Vancouver, BC (analytical)	1998, 2004, 2005, 2006, 2012, 2013, 2015, 2016	In 2004, ALS Minerals held ISO 9002 accreditations but changed to ISO 9001 accreditations in late 2004. ISO/International Electrotechnical Commission (IEC) 17025 accreditation was obtained in 2005.	2012 - 2016 Primary Assay Lab

Quality Assurance/Quality Control

Core Drilling Sampling QA/QC

Previous data verification campaigns were limited in scope and documentation and are described by SRK (2012).

During 2013, Trilogy conducted a 26% audit of the NovaGold era assay database fields: sample interval, Au, Ag, Cu, Zn, and Pb. This audit is documented in a series of memos. Trilogy staff did not identify and/or correct any transcription and/or coding errors in the database prior to resource estimation. Trilogy also retained independent consultant Caroline Vallat, P.Geo. of GeoSpark Consulting Inc. (“GeoSpark”) to: 1) re-load 100% of the historical assay certificates, 2) conduct a QA/QC review of paired historical assays and NovaGold era re-assays; 3) monitor an independent check assay program for the 2004 to 2008 and 2011 drill campaigns; and 4) generate QA/QC reports for the NovaGold era 2004 to 2008 and NovaCopper/Trilogy era 2011, 2015, and 2016 drill campaigns. Below is a summary of the results and conclusions of the GeoSpark QA/QC review.

Novagold QA/QC Review on Historical Analytical Results

During 2004, NovaGold conducted a large rerun program and check sampling campaign on pre-NovaGold (pre-2004) drill core. The 2004 and 2005 ALS Minerals Laboratories primary sample results have been assigned as the primary assay results for the Arctic Project in the database, amounting to 1,287 of the total 3,186 primary samples related to pre-NovaGold drill holes.

During 2013, GeoSpark conducted a QA/QC review of available QA/QC data (20130422 – QAQC on Pre-NovaGold Arctic Assays); including sample pair data amounting to 422 data pairs which is 11% relative to the primary sample quantity. The sample pairs included original duplicates, original repeat assays, 2004 rerun assays on original sample pulps analyzed secondarily at ALS Minerals, and check samples from 2004 on original samples re-analyzed at ALS Minerals.

The review found that the available QA/QC data is related to drill holes that are spatially well distributed over the historic drill hole locations.

Review of Precision

A comparison of the original analytical results with the secondary results serves to infer the level of precision within the original results. Also, the 2004 rerun sample results and the check sample pair results from 2004 and 2005 were compared to the original assays to infer the level of repeatability or precision within the original results.

The result of the average relative difference (“AD”) review on sample pairs found satisfactory to good inferred precision levels for all of the sample pairs and elements except for the 2004 rerun sample lead results. For the lead 2004 rerun sample pairs there were 66.85% of the pairs less than the 1 AD limit, inferring poor precision in the original results. Overall, the lead values were found to pass the AD criteria for the original duplicates, original repeats, and check sample reviews. More insight was made regarding the lead precision upon review of the data pairs graphically within scatter plots and Thompson-Howarth Precision Versus Concentration plots. The 2004 rerun sample lead values were found to infer a poor-to-moderate level of precision and an indication that the original results might be of negative bias where the original results may have been reported on average 0.2% less than their true values for grades of 0.5% lead and higher. However, the original duplicate, original repeats, and check samples inferred that there was a moderate or satisfactory level of correlation within the lead values. Furthermore, the overall inference of precision in the lead values has been defined as moderate.

The detailed review of the gold pairs inferred an overall moderate level of precision within the original analytical results.

The silver, copper, and zinc analytical pair review found overall inferred strong precision in the original analytical results.

It is GeoSpark's opinion that the detailed review of analytical pair values reported for gold, silver, copper, lead and zinc has inferred an overall acceptable level of precision within the original sample analytical results for the pre-NovaGold Arctic Project.

Review of Accuracy

The rerun sample program of 2004 included analysis of 53 QA/QC materials comprising 20 standards and 33 blanks. These standards and blanks were reviewed in order to indirectly infer the accuracy within the original sample data.

The 2004 rerun samples on original pulps also included analysis of standards and blanks with the primary samples. These results have been reviewed using control charts for review of the inferred accuracy within the 2004 rerun sample results; in addition, the inferred rerun sample accuracy is related to the accuracy of the original results in that comparison of the original results to the 2004 reruns and has been shown to be acceptable overall.

The blank results were reviewed for gold, silver, copper, lead, and zinc and it has been inferred that there is good accuracy within the results and that there was no significant issue with sample contamination or instrument calibration during the analysis.

The standard results were reviewed for gold, silver, copper, lead, and zinc. The reported control limits were available for silver, copper, lead, and zinc. The gold control limits were calculated for the review.

In addition upon initial review, the zinc control limits were also calculated from the available data to provide a more realistic range of control values for the results. The gold, silver, and copper results were inferred to be of strong accuracy. The lead and zinc results were inferred to be of moderate accuracy overall.

It was GeoSpark’s opinion that the review for accuracy has found an acceptable level of inferred accuracy within the gold, silver, copper, lead, and zinc results reported for the 2004 rerun samples and indirectly within the original results.

Review of Bias

There were 35 check samples on original samples re-assayed at ALS Minerals during 2004. These were reviewed for an indication of bias in the original results. Additionally, the 2004 rerun sample results have been reviewed for inference of bias in the original results.

Overall, the detailed review of the check sample pair gold concentrations has found minor positive bias in the 2004 pairs and minor positive bias in the 2005 pairs. The level of bias is inferred to be at very near zero with the original being reported approximately 0.005 greater than the 2004 results reported by ALS Minerals. The 2004 rerun samples compared to the originals has inferred negligible bias in the original gold results. It is GeoSpark's opinion that these levels of inferred bias are not significant to merit concern with the overall quality of gold values reported for the pre-NovaGold Arctic Project.

The detailed review of the check sample silver pairs has found minor negative bias implied by the 2004 check sample pairs. The 2004 rerun samples have shown a negligible amount of bias in the original results. It is GeoSpark’s opinion that overall the bias in original silver concentrations is inferred to be negligible to minor negative but not significant to merit concern of the overall quality of the silver results.

The copper check samples reported in 2004 were found to have a few anomalous results that were implying significant positive bias. However, a more detailed review found that the exclusion of the anomalous pairs resulted in a minor positive bias overall. The 2004 rerun sample copper results have shown that there is a possibility for positive bias in the original copper grades at concentrations greater than 5%. Overall, it is GeoSpark’s opinion that the bias inferred within the original copper results is not significant to merit concern with the original assay quality.

The 2004 check sample review inferred overall small negative bias in the original lead results. The 2004 rerun sample data also inferred that there was a small negative bias in the original results for grades over 0.5%. Overall, it is GeoSpark’s opinion that this detailed review has inferred that the levels of inferred bias within the lead concentrations are not significant enough to merit concern over the original result quality.

The original zinc results have been inferred to be of very minor positive bias when the 2004 check sample pairs (excluding three anomalous pairs) are reviewed. The 2004 rerun sample zinc values have been shown to be very comparable with the originals and a negligible amount of bias can be inferred in the original zinc concentrations. Furthermore, this detailed bias review has inferred that there is no significant bias in the original zinc results for the pre-NovaGold Arctic Project.

Conclusion

The pre-NovaGold Arctic Project database analytical results have been verified and updated to provide a good level of confidence in the database records.

It is GeoSpark’s opinion that with consideration of the historic nature of the Arctic Project, a sufficient amount of QA/QC data and information has been reviewed to make a statement of the overall pre-NovaGold Arctic Project analytical result quality.

It is GeoSpark’s opinion that this detailed review has inferred that the pre-NovaGold Arctic Project analytical results are of overall acceptable quality.

QA/QC Review on Novagold (2004 to 2013) Analytical Results

During 2013, GeoSpark conducted a series of QA/QC reviews on Trilogy 2004 to 2013 analytical results. These QA/QC reviews serve to infer the precision of the Trilogy Arctic Project analytical results through a detailed analytical and statistical review of field duplicate samples; serve to infer the accuracy of the analytical results through a review of the standards and blanks inserted throughout the Trilogy programs; and serve to define any bias in the primary sample results through a review of secondary lab checks at AcmeLabs in Vancouver, BC.

Acid-Base Accounting Sampling QA/QC

SRK conducted a QA/QC review of the 2010 ABA dataset for the Arctic Project in March 2011. The memo entitled “Preliminary ML/ARD Analysis Ambler District Arctic Deposit, Alaska”, located in NovaCopper’s Document Management System (“DMS”), discusses the results of the ABA review and documents the 33 duplicate ABA analyses on the lab certificates.

Density Determinations QA/QC

A QA/QC review of the SG dataset for the Arctic Project was conducted by NovaCopper staff in March 2013. The memo entitled “Arctic_Specific Gravity Review_A.West_20130326”, located in NovaCopper’s DMS, discusses the results of the QA/QC review and is summarized in the following subsections.

Lab Versus Field Determinations

SG lab determinations conducted during 2004 produced significantly lower average SG results for the mineralized zone than the 1998 and 2004 average field determinations. In the same test, lithology samples outside the mineralized zone produced comparable values. The difference between the averaged 1998 and 2004 lab results and those from field studies may be the result of selection bias, limited population size, and sample length. Paired lab and field determinations from the 2004 program show very low variation.

In 2010, to check the validity of the wet-dry measurements on the Arctic Deposit core with respect to possible permeability of the core samples, NovaGold measured 50 unwaxed samples representing a full range of SG values for a variety of lithologies and then submitted the samples to ALS Minerals for wet-dry SG determinations after being sealed in wax. The mean difference between the NovaGold unwaxed and the ALS Minerals waxed SG determinations was 0.01.

In 2011, to check the accuracy of the wet-dry measurements, the SG for 266 pulps was determined by pycnometer by ALS Minerals (ALS code OA-GRA08b). The two methods compare favourably, with the wet-dry measurements displaying a very slight low bias. Generally, wet-dry measurements are considered the more acceptable method for accurate SG determinations since they are performed on whole (or split) core that more closely resembles the in-situ rock mass.

Stoichiometric Method

Full sample length determinations can be directly compared to the assay results for copper, zinc, lead, iron, and barium that are the major constituents of the sulphide and sulphate species for the Arctic Deposit. This allows NovaCopper to check the wet-dry measurements by estimating the SG for an ideal stoichiometric distribution of the elements into sulphide and sulphate species.

Stoichiometric SG values were estimated for 279 sample intervals from 2008 drill core that had both measured SG values and total digestion XRF barium values. Overall, there is a very good correlation between the two SG populations (R2 of 0.9671), though stoichiometric estimates are slightly lower with increasing SG. Using slightly different compositional values for the assorted sulphide and sulphate species, and assuming a 1:1 ratio of weight percent iron to weight percent copper in chalcopyrite (the molar value is 1:1), the stoichiometric equation yields SGs that have an even better correlation (R2=0.9726), due to partitioning more iron into less dense chalcopyrite which leaves less iron available for more dense pyrite, essentially correcting the bias for the lack of estimated iron-bearing silicates.

Multiple Regressions Method

The positive comparisons/correlations of our measured SG values to the laboratory determined values and to the stoichiometric estimated values gives us high confidence in our wet-dry measurements. As a result, a multiple regression analysis can be performed using the assay data to get a best fit to the measured SGs. This may correct for the varying residencies of Fe and Ba (and also for the varying density within sphalerite due to the Zn:Fe ratio).

The best fit to the data was achieved by using the multiple regression tool in Microsoft Excel on Ba, Fe, Zn and Cu for the entire dataset. The estimate correlates very well (R2=0.9678) with observed data and has a sinusoidal pattern that fits the low and moderately high SG very well and has high bias for moderate SG values and a low bias for very high SG values. The resultant SG formula is as follows:

SG (Regression) = 2.567 + 0.0048*Cu(wt%) + 0.045*Fe(wt%) + 0.032*Ba(wt%) + 0.023%*Zn(wt%)

Density Determinations Performance

The SG of a field sample interval can be reproduced in the lab or estimated from assay values using either a stoichiometric method which assumes a fixed metal residency in certain sulphide and sulphates or by a multiple regression method that empirically fits measured data. Overall, what this QA/QC analysis suggests is that the measured SG values can be replicated by various methods, thus supporting the quality of the measured SG data.

Arctic Project Technical Report Author’s Opinion

In the Arctic Project Technical Report, BD Resource Consulting, Inc. (“BDRC”) stated that it believes the database meets or exceeds industry standards of data quality and integrity. BDRC further stated that it believes the sample preparation, security and analytical procedures are adequate to support resource estimation.

Data Verification

Drill Hole

Nine drill hole collars (AR-03, AR-04, AR-10, AR-44, AR-47, AR-64, AR05-0094, AR05-0097 and AR-40) were located by Tetra Tech using a Garmin Etrex 20 GPS unit. The offset distances between the collar coordinates reflected in the drill hole database provided by Trilogy and the measured positions range from 3.4 to 7.8 m with an average offset of 4.8 m. This range is within the tolerance to be expected from GPS measurements and the collar positions are adequately located to form the basis of resource estimation work.

BDRC checked the locations of holes drilled to infill the PEA drill pattern. Infill holes were correctly located relative to the prior drilling. All holes were compared to the LIDAR survey of the topographic surface and found to be in the correct locations. All holes are adequately located to support resource estimation.

Topography Verification

Tetra Tech conducted two foot traverses over representative areas of the Arctic Deposit. Continuous GPS measurements were compiled during these traverses. The averages of these 724 spot height measurements within 10 m2 by 10 m2 areas were compared to the corresponding digital terrain model survey points.

For the traverse data, 90% confidence limits are -0.73 m and +0.09 m.

Agreement between surveyed drill hole collar elevations and the LIDAR topographic surface verifies the correctness of the digital topography.

Core Logging Verification

Tetra Tech visited the Trilogy core storage facility in Fairbanks in 2013 and reviewed three drill holes for lithology, mineralization and the quality of storage.

Core boxes were found to be in good condition and intervals were easily retrieved for the following drill holes:

•	AR05-0092 (129 to 147 m)

•	AR08-0117 (128 to 216 m)

•	AR08-0126 (144 to 211 m).

Logged descriptions of massive and semi-massive sulphide mineralization and general sampling results corresponded to the appearance of the core for selected intervals.

BDRC made similar observations of the core logging and geology data collection. The core logging information is acceptable for resource estimation purposes.

Database Verification

The Trilogy drill database has been reviewed, and no significant concerns were noted. Nine holes were randomly selected from the Arctic database representing six percent of the data. The assay grades from these holes were dumped from MineSight™ and compared to the values listed in certified assay certificates. No errors were found.

The results of previous data verifications by external Qualified Persons, completed for Trilogy, were also reviewed. The previous data verification exercises included extensive reviews of all NovaGold drilling as well as drilling completed by previous operators. Based on the current review, BDRC believes that the data verification completed on the Trilogy dataset is sufficiently robust to support resource estimation.

QA/QC Review

Standards, blanks, duplicates and check samples have been regularly submitted at a combined level of 20% of sampling submissions for all NovaGold/NovaCopper/Trilogy era campaigns. GeoSpark conducted QA/QC reviews of all sampling campaigns which included review for accuracy, precision and bias. In addition to the QA/QC review, GeoSpark has been retained to provide ongoing database maintenance and QA/QC support.

BDRC has reviewed the QA/QC dataset and reports and found the sample insertion rate and the timeliness of results analysis meets or exceeds industry best practices. The QA/QC results indicate that the assay results collected by Trilogy, and previously by NovaGold and NovaCopper, are reliable and suitable for the purpose of this study.

Qualified Person Opinion

It is BDRC’s opinion that the drill database and topographic surface for the Arctic Deposit is reliable and sufficient to support the purpose of this technical report and a current mineral resource estimate.

Mineral Processing and Metallurgical Testing

Metallurgical Test Work Review

Introduction

The Arctic Deposit is a stratiform polymetallic VMS deposit comprised of semi-massive and massive sulphides deposited in a highly variable metasedimentary and metavolcanic stratigraphy. Hydrothermal alteration has resulted in the development of footwall magnesium-rich alteration characterized by abundant chlorite and talc and hanging wall sodium-rich alteration characterized by paragonite. In the mineralized zone, the principal economic minerals are chalcopyrite, sphalerite, galena, and minor tetrahedrite and bornite. Metallurgical studies have spanned over 30 years with metallurgical test work campaigns undertaken at the Kennecott Research Center, Lakefield Research Ltd., SGS Vancouver (“SGS”) and ALS Metallurgy Kamloops, B.C.

The test work conducted in 2012 and 2017 has been under the technical direction of International Metallurgical and Environmental Inc. The basis of test work has been focused on a traditional process flowsheet employing crushing, grinding, bulk flotation of a copper and lead concentrate, flotation of a zinc concentrate and the subsequent separation of copper and lead values via flotation.

Mineral and Metallurgical Test Work – 2012 to 2017

Introduction

Test work conducted prior to 2012 is considered relevant to the project, but predictive metallurgical results are considered to be best estimated from test work conducted on sample materials obtained from exploration work under the direction of Trilogy, conducted in 2012 and 2017.

In 2012, SGS conducted a test program on the samples produced from mineralization zones 1, 2, 3, and 5 of the Arctic Deposit. To the extent known, the samples are representative of the styles and types of mineralization and the mineral deposit as a whole. Drill core samples were composited from each of the zones into four different samples for the SGS test work which included process mineralogical examination, grindability parameter determination, and flotation tests.

SGS used QEMSCAN™, a quantitative mineralogical technique utilizing scanning electron microscopy to determine mineral species, species liberation and mineral associations in order to develop grade limiting/recovery relationships for the composites.

Standard Bond grindability tests were also conducted on five selected samples to determine the BWi and Ai.

The flotation test work investigated the effect of various process conditions on copper, lead and zinc recovery using copper-lead bulk flotation and zinc flotation followed by copper and lead separation. The test work conducted in 2012 at SGS forms the bases for predicting metallurgical performance of the mineralized zone in terms of recovery of copper and lead to a bulk concentrate as well as predicting zinc recovery to a zinc concentrate.

In 2017, test work at ALS Metallurgy was focused on predicting the expected performance of the proposed copper and lead separation process, which required the use of larger test samples. A pilot plant was operated to generate approximately 50 kilograms of copper and lead concentrate, which became test sample material in locked cycle testing of the copper and lead separation process. This test work allows for the accurate prediction of copper and lead deportment in the process as well as provided detailed analysis of the final copper and lead concentrates, expected from the process. Additional metallurgical test work in the form of variability samples being subject to grindability and baseline flotation tests was also completed.

Test Samples

The 2012 test program used 90 individual drill core sample intervals totaling 1,100 kg from the Arctic Deposit. Individual samples were combined into four composites representing different zones and labelled as Composites Zone 1 & 2, Zone 3, Zone 5, and Zone 3 & 5. The sample materials used in the 2012 test program at SGS were specifically obtained for metallurgical test purposes. The drill cores were stored in a freezer to ensure sample degradation and oxidation of sulphide minerals did not occur.

The 2017 test program involved the collection of approximately 4000 kg of drill core from five drill holes within the Arctic Deposit. The core was shipped in its entirety to ALS Metallurgy of Kamloops, B.C. for use in grinding and flotation test work. 15 separate composites samples were generated by crushing defined intercepts of mineralization. These samples were riffle split to generate 15 individual samples which were separately tested for grindability and flotation response, as well, a large portion of each sample was blended to make a single large composite sample for use in copper-lead separation test work. The copper-lead separation test work involved operating a pilot plant for the production of a single sample of copper/lead concentrate which was then used in bench-scale flotation testing, including open circuit flotation tests as well as locked cycle flotation tests.

Mineralogical Investigation

SGS used QEMSCAN™ to complete a detailed mineralogical study on each composite to identify mineral liberations and associations, and to develop grade/recovery limiting relationships for the samples. Head assays indicate that all four composite samples contain a considerable amount of magnesium oxide, implying the potential for significant talc which could impact flotation.

The mineralogical study showed that the mineralogy of all four composites was similar. Each composite was composed mainly of pyrite, quartz, and carbonates. However, Composite Zone 1 & 2 contains approximately 30% quartz, compared to 8.6% for Composite Zone 3, and 16.6% for Composite Zone 5. The study also showed that Composite Zone 1 & 2 had the lowest pyrite content (6.7%) while Composites Zone 3 and Zone 5 contained approximately 30.4% and 27.8% pyrite, respectively.

In all four samples, the major floatable gangue minerals were talc and pyrite. Chalcopyrite was the main copper carrier. Combined bornite, tetrahedrite, and other sulphides accounted for less than 5% of the copper minerals in the Zone 1 & 2, Zone 3, and Zone 3 & 5 composites. In the Zone 5 sample, a slightly higher amount of bornite accounted for approximately 9% of the copper minerals. Galena was the main lead mineral (1.3% in the Zone 1 & 2 composite, and 2.1% in the other three composites) and sphalerite was the main zinc mineral (7.2% in Zone 1 & 2 composite and 11 to 14% in the other three composites).

All the composites contained a significant amount of talc, which may have the potential to consume reagents and dilute final concentrates. Therefore, SGS recommended that talc removal using flotation be employed prior to base metal flotation.

At a grind size of approximately 90% passing 150 µm (ranging from 94.5 to 89% passing 150 µm), chalcopyrite liberation ranged from approximately 80 to 87% (free and liberated combined) for all composites. The chalcopyrite is mostly free, with 7 to 10% associated with pyrite. For all composites, galena liberation ranged from 54 to 68% (free and liberated combined). Sphalerite liberation varied between 81 to 89%. Sphalerite is mostly free with about 7 to 10% associated with pyrite.

In general, SGS indicated that the liberation of galena and chalcopyrite was adequate, and acceptable copper and lead metallurgical performance was expected within the rougher circuit. Sphalerite was well liberated at the grind size.

Comminution Test Work

SGS conducted a comminution study on five selected samples during the test program. The tests included the standard BWi test and Ai test.

With respect to the results of the grindability tests, the BWi values range from 6.5 to 11 kWh/t for the materials sampled. The data indicates that the samples are not resistant to ball mill grinding. The Ai ranged from 0.017 to 0.072 g, which indicates that the samples are not abrasive.

Flotation Test Work

In 2012, SGS conducted bench-scale flotation test work to investigate the recovery of copper, lead, zinc, and associated precious metals using bulk copper-lead flotation and zinc flotation, followed by copper and lead separation. The four composite samples were tested for rougher flotation kinetics, cleaner efficiency, and copper and lead separation flotation efficiency. SGS also conducted locked cycle flotation tests on each composite and these test results for the basis for predicting copper and zinc recovery to a bulk concentrate as well as predicting zinc recovery to a zinc concentrate.

The tests produced similar metallurgical performances among the samples tested, although the Zone 1 & 2 composite showed slightly inferior performance compared to the Zone 3 composite and Zone 5 composite.

Flotation test work conducted in 2017 conducted at ALS Metallurgy in Kamloops B.C., was focused on a detailed evaluation of the performance of a copper and lead separation process including open circuit flotation tests and locked cycle flotation tests.

Open Circuit Flotation Test Work

The initial flotation tests at SGS evaluated rougher flotation kinetics by investigating the effect of various reagent regimes on the flotation kinetics of copper, lead, and zinc minerals.

Cytec 3418A promoter and sodium isopropyl xanthate (“SIPX”) were used as collectors in the copper and lead flotation circuits. Methyl isobutyl carbinol was used as the frother to maintain a stable froth in the flotation stages. Hydrated lime was used as the pH regulator. Zinc cyanide, a mixture of zinc sulphate and sodium cyanide, or zinc sulphate alone, was used to suppress zinc minerals that might report to the copper and lead bulk concentrate.

Zinc was floated after the copper-lead bulk flotation using the traditional reagent regime, including SIPX as the collector and copper sulphate as the sphalerite activator at an elevated pH.

The feed material was ground to 80% passing 70 µm prior to talc pre-flotation. The talc flotation tailings were sent for copper-lead bulk flotation. The bulk copper-lead flotation tailings were conditioned with copper sulphate to activate sphalerite prior to zinc rougher flotation.

Regrinding was included in the flowsheet for both the copper-lead bulk concentrate and the zinc concentrate. The target regrind sizes were 80% passing 24 µm for the copper-lead bulk concentrate and 40 µm for the zinc concentrate.

The reground bulk copper-lead concentrate was cleaned to further reject sphalerite, pyrite, and other gangues. The reground zinc rougher concentrate was cleaned to produce the final zinc concentrate.

The testing indicated that a primary grind size of 80% passing 70 µm was adequate for the optimum copper-lead bulk rougher flotation and zinc rougher flotation. Copper grade and recovery to the bulk copper/lead rougher concentrate ranged from 16 to 21% and from 86 to 94%, respectively. The bulk concentrate also recovered between 89 and 94% lead, grading at 6.8 to 8.4%.

Gold and silver reported preferentially to the bulk copper-lead rougher concentrate. Gold recovery ranged from 54 to 80% to the bulk copper and lead cleaner concentrate, while silver recovery to the concentrate was in the range of between 68 and 84%.

Approximately 250 g/t of zinc cyanide was required to effectively depress the zinc minerals during flotation of the copper and lead minerals. Although zinc sulphate could be used as an alternative for zinc cyanide, approximately 1,500 g/t of zinc sulphate would be required, which is much higher than the zinc cyanide dosage. SGS recommended further tests to optimize the reagent regimes for zinc mineral suppression.

The cleaner flotation tests showed that regrinding was required to upgrade the bulk concentrates prior to separation of copper and lead minerals. The regrind size had not been optimized. It appeared that a regrind size of 80% passing approximately 30 µm would provide sufficient liberation for the bulk concentrate upgrading and copper-lead separation. Concentrate regrinding was incorporated into all locked cycle tests and open circuit cleaning tests.

In the batch cleaner tests, lead was separated from the bulk copper and lead concentrate using a procedure to float lead minerals and suppress copper minerals. With one stage of lead rougher flotation and two stages of cleaner flotation, approximately 50 to 75% of the lead was recovered to the lead concentrate containing 41 to 60% lead. A high-grade copper concentrate was produced, ranging between 29 and 31% copper. The concentrate recovered between 75% and 91% of the copper from the bulk concentrates produced from the four composites.

Locked Cycle Test

SGS conducted six locked cycle tests to simulate bulk copper-lead flotation and zinc flotation in closed circuit. The bulk copper and lead concentrates produced were tested for copper and lead separation in an open circuit.

The copper recoveries to the bulk copper-lead concentrates produced from the locked cycle tests were as follows:

•	89 to 92% for the Zone 3 & 5 composite

•	93% for the Zone 3 composite

•	86 to 91% for the Zone 5 composite

•	84% for the Zone 1 & 2 composite.

The Zone 1 & 2 composite produced a lower copper recovery. This result is likely due to insufficient sample for developing optimized flotation conditions for this sample. Additional work would likely bring this result in line with other sample test results.

The copper grades of the copper concentrate produced ranged from 24 to 28%.

Approximately 88 to 94% of the lead was recovered to the bulk copper-lead concentrates, which contained 9 to 13% lead.

Three of the four composites demonstrated good zinc recovery in the locked cycle tests, excluding the Zone 1 & 2 composite sample.

The zinc recoveries to the final zinc concentrates produced from the locked cycle tests were as follows:

•	92% for the Zone 3 & 5 composite

•	93% for the Zone 3 composite

•	91% for the Zone 5 composite

•	84% for the Zone 1 & 2 composite.

On average, the zinc grades of the concentrates produced were higher than 55%, excluding the concentrate generated from Composite Zone 1 & 2, which contained only 44.5% zinc. Once again, it is expected that the results of zone 1 & 2 will improve with additional test work, if sample were available.

Gold and silver were predominantly recovered into the bulk copper-lead concentrates. Gold recoveries to this concentrate ranged from 65 to 80%, and silver recoveries ranged from 80 to 86%.

Copper/Lead Separation Test Work

SGS performed preliminary open-circuit copper and lead separation tests on the bulk copper-lead concentrates produced from the locked cycle tests in open circuit flotation tests. Sodium cyanide was used to suppress copper minerals; 3418A was used as the lead collector and lime added to adjust the pulp pH to 10.

The copper concentrates that were produced assayed at:

•	31% copper from Composite Zone 3 & 5

•	31% copper from Composite Zone 3

•	30% copper from Composite Zone 5

•	28 to 29% copper from Composite Zone 1 & 2.

The lead second cleaner concentrates that were produced contained:

•	41% lead from Composite Zone 3 & 5

•	59% lead from Composite Zone 3

•	67% lead from Composite Zone 5

•	55% lead from Composite Zone 1 & 2.

On average, the lead concentrates that were produced from the Zone 1 & 2, Zone 3, and Zone 5 composites contained approximately 2.2% copper while the copper content of the concentrate from the Zone 3 & 5 composite was higher, grading at 5%. There is a substantial reduction in lead recovery when the lead first cleaner concentrate was further upgraded.

2017 ALS Metallurgy

ALS Metallurgy conducted detailed copper and lead separation flotation test work using a bulk sample of copper-lead concentrate produced from the operation of a pilot plant.

The lead concentrate produced from the locked cycle work at ALS Metallurgy contained only about 24% lead, due to contamination of the concentrate with talc minerals. This contamination is due to the high levels of talc in the sample provided for this specific test work. Lead concentrate grades produced during the 2012 test work ranged from 41 to 59% lead using samples that had substantially lower levels of talc in the process feed.

Expected Concentrate Quality

ICP assays were conducted on the copper and lead concentrates produced from the locked cycle tests at ALS Metallurgy and the zinc concentrate from the locked cycle tests at SGS. The samples are thought to represent the expected concentrate quality.

The results indicated that key penalty elements, as well as precious metals are typically concentrated into a lead concentrate, leaving the copper concentrate of higher than expected quality given the levels of impurities seen in the test samples.

The lead concentrate may have penalties for the high arsenic and antimony concentrations seen in the results of this test work.

Precious metal deportment into a lead concentrate is very high and should benefit the payable levels of precious metals at a smelter.

Silicon dioxide and fluoride assays should be conducted on the concentrates to determine whether or not they are higher than the penalty thresholds.

Within the zinc concentrates produced at SGS in 2012 from the locked cycle tests, the cadmium content generally ranges from 2,100 to 3,400 ppm, which will likely be higher than the penalty thresholds outlined by most zinc concentrate smelters. The arsenic content may be higher than the penalty mark in the concentrate produced from Composite Zone 5. However, the mineralization from Zone 5 is not expected to be mined separately, on average; therefore, the arsenic in the zinc concentrate should not attract a penalty.

Recommended Test Work

In general, the flowsheet developed in the 2012 test program and further tested in the 2017 test work program at ALS Metallurgy, is feasible for the Arctic mineralization. Further metallurgical test work is recommended on representative samples to optimize the flowsheet and better understand the impact of talc levels in the process feed samples. Lead concentrate quality is impacted by the level of talc in the process feed and a better understanding of the level of talc in an expected process feed is critical in maximizing the value of a lead concentrate. There are no outstanding metallurgical issues related to the production of a copper or zinc concentrate from all of the materials tested.

On-going grinding test work is recommended at some time in the future, including SAG mill characterization test work.

Mineral Resource Estimates

Introduction

This section describes the generation of an updated mineral resource estimate for the Arctic Project. The mineral resource estimate has been prepared by Bruce M. Davis, FAusIMM, BDRC and Robert Sim, P.Geo., SIM Geological Inc. Both are “Independent Qualified Persons” as defined in NI 43-101. Trilogy has filed several technical reports on the Arctic Deposit as described under the heading “The Arctic Project – History”, the most recent one was a PEA authored by Tetra Tech with an effective date of September 12, 2013. During the summers of 2015 and 2016, Trilogy conducted drilling programs designed to upgrade previous in-pit Inferred Mineral Resources to the Indicated category. During the fall of 2016, following the completion of the final drilling program, Trilogy geologists reinterpreted the geologic units present in the vicinity of the Arctic deposit. This section incorporates the new geologic model and all available sample data as of April 25, 2017.

This section describes the resource estimation methodology and summarizes the key assumptions considered by the Qualified Persons. In the opinion of the Qualified Persons, the resource evaluation reported herein is a sound representation of the mineral resources for the Arctic Project at the current level of sampling. The mineral resources have been estimated in conformity with generally accepted CIM Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines and are reported in accordance with the NI 43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the mineral resource will be converted into mineral reserves.

The database used to estimate the Arctic Project mineral resource was audited by the Qualified Persons. The Qualified Persons are of the opinion that the current drilling information is sufficiently reliable to confidently interpret the boundaries of the mineralization and the assay data are sufficiently reliable to support mineral resource estimation.

The resource estimate was generated using MineSight® v11.60-2. Some non-commercial software, including the Geostatistical Library family of software, was used for geostatistical analyses.

Resource Classification

The mineral resources were classified in accordance with the CIM Definition Standards for Mineral Resources and Mineral Reserves (May 2014). The classification parameters are defined relative to the distance between sample data and are intended to encompass zones of reasonably continuous mineralization that exhibit the desired degree of confidence in the estimate.

Classification parameters are generally linked to the scale of a deposit: a large and relatively low-grade porphyry-type deposit would likely be mined at a much higher daily rate than a narrow, high-grade deposit. The scale of selectivity of these two examples differs significantly and this is reflected in the drill-hole spacing required to achieve the desired level of confidence to define a volume of material that represents, for example, a year of production. Based on engineering studies completed to date, the Arctic Deposit would likely be amenable to open pit extraction methods at a production rate of approximately 10,000 tonnes per day. A drill hole spacing study, which tests the reliability of estimates for a given volume of material at varying drill hole spacing, suggests that drilling on a nominal 100 m grid pattern would provide annual estimates of volume (tonnage) and grade within ±15% accuracy, 90% of the time. These results were combined with grade and indicator variograms and other visual observations of the nature of the deposit in defining the criteria for mineral resource classification as described below. At this stage of exploration, there is insufficient density of drilling information to support the definition of mineral resources in the Measured category.

The following classification criteria are defined for the Arctic Deposit:

•	Indicated Mineral Resources includes blocks in the model with grades estimated by three or more drill holes spaced at a maximum distance of 100 m, and exhibit a relatively high degree of confidence in the grade and continuity of mineralization.

•	Inferred Mineral Resources require a minimum of one drill hole within a maximum distance of 150 m and exhibit reasonable confidence in the grade and continuity of mineralization.

Some manual “smoothing” of the criteria for Indicated Resources was conducted that includes areas where the drill hole spacing locally exceeds the desired grid spacing, but still retains continuity of mineralization or, conversely, excludes areas where the mineralization does not exhibit the required degree of confidence.

Mineral Resource Estimate

CIM Definition Standards for Mineral Resources and Mineral Reserves (May 2014) defines a mineral resource as:

“A mineral resource is a concentration or occurrence of solid material of economic interest in or on the Earth’s crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade or quality, continuity and other geological characteristics of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling”.

The “reasonable prospects for eventual economic extraction” requirement generally implies that quantity and grade estimates meet certain economic thresholds and that mineral resources are reported at an appropriate cut-off grade which takes into account the extraction scenarios and the processing recovery.

The Arctic Deposit comprises several zones of relatively continuous moderate- to high-grade polymetallic mineralization that extends from surface to depths of over 250 m below surface. The deposit is potentially amenable to open pit extraction methods. The “reasonable prospects for eventual economic extraction” was tested using a floating cone pit shell derived based on a series of technical and economic assumptions considered appropriate for a deposit of this type, scale and location. These parameters are summarized in Table 11.

Table 11: Parameters Used to Generate a Resource-Limiting Pit Shell

Optimization Parameters
Open Pit Mining Cost	US$3/tonne
Milling Cost + G&A	US$35/tonne
Pit Slope	43 degrees
Copper Price	US$3.00/lb
Lead Price	US$0.90/lb
Zinc Price	US$1.00/lb
Gold Price	US$1300/oz
Silver Price	US$18/oz
Metallurgical Recovery: Copper	92%
Lead	77%
Zinc	88%
Gold	63%
Silver	56%

       Note: No adjustments for mining recovery or dilution.

The pit shell has been generated about copper equivalent grades that incorporate contributions of the five different metals present in the deposit. The formula used to calculate copper equivalent grades is listed as follows:

CuEq%= (Cu% x 0.92) +(Zn% x 0.290)+(Pb% x 0.231)+(Augpt x 0.398)+(Aggpt x 0.005)

It is important to recognize that discussions regarding these surface mining parameters are used solely for the purpose of testing the “reasonable prospects for eventual economic extraction,” and do not represent an attempt to estimate mineral reserves. These preliminary evaluations are used to assist with the preparation of a Mineral Resource Statement and to select appropriate reporting assumptions.

Using the parameters defined above, a pit shell was generated about the Arctic Deposit that extends to depths approaching 300 m below surface. Table 12 lists the estimate of mineral resources contained within the pit shell. Based on the technical and economic factors listed in Table 12, a base case cut-off grade of 0.50% CuEq is considered appropriate for this deposit. There are no known factors related to environmental, permitting, legal, title, taxation, socio-economic, marketing, or political issues which could materially affect the mineral resource. It is expected that a majority of Inferred resources will be converted to Indicated or Measured resources with additional exploration.

Table 12: Mineral Resource Estimate for the Arctic Project

	M	Average Grade:					Contained metal:
Class	tonnes	Cu %	Pb%	Zn%	Au g/t	Ag g/t	Cu Mlbs	Pb Mlbs	Zn Mlbs	Au koz	Ag Moz
Indicated	36.0	3.07	0.73	4.23	0.63	47.6	2441	581	3356	728	55
Inferred	3.5	1.71	0.60	2.72	0.36	28.7	131	47	210	40	3

Notes:

(1)	Resources stated as contained within a pit shell developed using metal prices of US$3.00/lb Cu, $0.90/lb Pb, $1.00/lb Zn, $1300/oz Au and $18/oz Ag and metallurgical recoveries of 92% Cu, 77% Pb, 88% Zn, 63% Au and 56% Ag and operating costs of $3/t mining and $35/t process and G&A. The average pit slope is 43 degrees.
(2)	The base case cut-off grade is 0.5% copper equivalent. CuEq = (Cu%x0.92)+(Zn%x0.290)+(Pb%x0.231)+(Augptx0.398)+(Aggptx0.005).
(3)	Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves.
(4)	Inferred resources have a great amount of uncertainty as to whether they can be mined legally or economically. It is reasonably expected that a majority of Inferred resources will be converted to Indicated resources with additional exploration.

Exploration and Current Developments

In early June 2017, we announced the engagement of Ausenco Engineering Canada Inc. (“Ausenco”) to prepare the Arctic Project Pre-feasibility Study technical report (the “Arctic PFS”) which is anticipated to be completed in the first quarter of 2018. The Company has also engaged Amec Foster Wheeler plc (“Amec”) to complete mine planning and SRK Consulting (Canada) Inc. (“SRK”) to complete tailings and waste design, hydrology and environmental studies.

The summer field program for the Arctic PFS was conducted in July 2017 with the completion of 257 meters of geotechnical drilling and 26 test pits completed to determine site facility locations and mine design. We also completed geophysical ground surveys to evaluate ground conditions. We continued our environmental baseline program through the summer of 2017 which includes baseline data collection on aquatic and avian resources, ongoing water quality, hydrology and meteorology.

The results from the 2017 summer field program are currently being compiled and analyzed by Ausenco, Amec and SRK. The timing of the field program will provide the information required for completion of the Arctic PFS anticipated to be in first quarter of 2018.

We also completed 455 meters of infill drilling at the Arctic Project in late August 2017 collecting core to provide two tonnes of material for an ore-sorting study to be initiated in the fourth quarter of 2017. The assay results from the drilling have not yet been received by the Company.

USE OF PROCEEDS

Specific information about the use of proceeds from the specific issuance of any Securities will be set forth in the applicable Prospectus Supplement.

We had negative operating cash flow for the financial year ended November 30, 2016. We anticipate that we will continue to have negative cash flow until such time, if ever, that commercial production is achieved at the Upper Kobuk Mineral Projects. To the extent that we have negative operating cash flows in future periods we may need to allocate a portion of our existing working capital to fund such negative cash flow. See “Risk Factors”.

Dividend Policy

We have not declared or paid any dividends on our Common Shares since the date of our incorporation. We intend to retain our earnings, if any, to finance the growth and development of our business and do not expect to pay dividends or to make any other distributions in the near future. Our board of directors will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered to be relevant.

Consolidated Capitalization

There have been no material changes in our capital structure since August 31, 2017, the date of our financial statements for the most recently completed financial period.

prior sales

Information in respect of our Common Shares that were issued within the previous twelve-month period, including Common Shares that were issued upon the vesting of restricted share units or deferred share units, and in respect of the grant of restricted share units and deferred share units to acquire our Common Shares will be provided as required in any applicable Prospectus Supplement.

trading price and volume

The Common Shares are listed and posted for trading on the TSX and the NYSE American under the symbol “TMQ”. Trading price and volume of the Company’s securities will be provided as required for our Common Shares in each Prospectus Supplement to this Prospectus.

Description of Share Capital

Our authorized share capital consists of an unlimited number of Common Shares without par value. As at the close of business on November 20, 2017 we had 105,684,523 Common Shares outstanding.

Common Shares

All of the Common Shares rank equally as to voting rights, participation in a distribution of our assets on a liquidation, dissolution or winding-up of the Company and the entitlement to dividends. The holders of the Common Shares are entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings. Each common share carries with it the right to one vote.

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of its assets, the holders of the Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after we have paid out our liabilities. Distributions in the form of dividends, if any, will be set by the Board. See “Dividend Policy”.

Provisions as to the modification, amendment or variation of the rights attached to the Common Shares are contained in our articles and the Business Corporations Act (British Columbia). Generally speaking, substantive changes to the share capital require the approval of the shareholders by special resolution (at least two-thirds of the votes cast).

Trading of Our Common Shares

Our Common Shares are traded on the TSX and the NYSE American, in both cases under the symbol “TMQ”. On November 20, 2017, the last reported sale price of our Common Shares on the TSX was Cdn$1.17 per Common Share and on the NYSE American was US$0.936 per Common Share.

DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants will be issued under a separate Warrant indenture to be entered into between us and one or more banks or trust companies acting as Warrant agent. The applicable Prospectus Supplement will include details of the Warrant agreements covering the Warrants being offered. The Warrant agent will act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this Prospectus.

The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the designation and terms of the Common Shares purchasable upon exercise of the Warrants;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

•	the designation and terms of any securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;

•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	material United States and Canadian tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to the holders, a specified number of Common Shares, at a future date or dates, or similar contracts issued on a “prepaid” basis (in each case, “Share Purchase Contracts”). The price per Common Share and the number of Common Shares may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Share Purchase Contracts. The Share Purchase Contracts will require either the share purchase price be paid at the time the Share Purchase Contracts are issued or that payment be made at a specified future date. The Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. Any Share Purchase Contracts we issue will be physically settled by delivery of our Common Shares.

The applicable Prospectus Supplement will describe the terms of the Share Purchase Contracts. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Share Purchase Contracts, and, if applicable, collateral, depositary or custodial arrangements, relating to the Share Purchase Contracts. Material United States and Canadian federal income tax considerations applicable to the holders of the Share Purchase Contracts will also be discussed in the applicable Prospectus Supplement.

PLAN OF DISTRIBUTION

We may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers or may issue Securities in whole or in partial payment of the purchase price of assets acquired by us or our subsidiaries. Each Prospectus Supplement will set forth the terms of the offering or issue, including the name or names of any underwriters or agents, the purchase price or prices of the Securities and the proceeds to us from the sale of the Securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in Canadian National Instrument 44-102 Shelf Distributions and in accordance with Rule 415(a)(4) under the Securities Act, including sales made directly on the TSX, NYSE American or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to us.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to, under agreements to be entered into with us, indemnification by us against certain liabilities, including liabilities under the Securities Act, and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority (the “FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this Prospectus and any applicable Prospectus Supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of Securities will be less than this amount.

CERTAIN CANADIAN and U.S. Federal Income Tax Considerations

Information regarding material Canadian and U.S. federal income tax consequences to persons investing in the Securities offered by this Prospectus will be set forth in an applicable Prospectus Supplement. You are urged to consult your own tax advisors prior to any acquisition of our Securities.

Legal Matters

Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by Blake, Cassels & Graydon LLP with respect to Canadian legal matters, and by Dorsey & Whitney LLP with respect to U.S. legal matters and, except as otherwise set forth in any Prospectus Supplement, on behalf of any underwriters or agents by Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters.

AUDITORS, Transfer Agent and Registrar

The auditors of the Company are PricewaterhouseCoopers LLP, Chartered Professional Accountants, of Vancouver, British Columbia.

Our registrar and transfer agent for our Common Shares is Computershare Investor Services Inc., located at 510 Burrard Street, Vancouver, British Columbia Canada V5K 1A1. The co-transfer agent and registrar for the Common Shares in the United States is Computershare Trust Company, N.A., at its office at 3200 Cherry Creek Drive South, Denver, CO, 80209.

Interest of Experts

Certain of the scientific and technical information relating to our mineral projects in this Prospectus and the documents incorporated by reference herein has been derived from technical reports prepared by the experts listed below and has been included in reliance on such person’s expertise. Copies of the technical reports can be accessed online on SEDAR (www.sedar.com) and on EDGAR (www.sec.gov).

BD Resource Consulting Inc., SIM Geological Inc. and International Metallurgical & Environmental Inc. are named in the Form 10-K (as defined herein) as having prepared the 2016 Bornite Report that is summarized therein.

Bruce Davis, FAUSIMM, Robert Sim, P.Geo., and Jeff Austin, P.Eng., prepared the Arctic Report that is summarized in this Prospectus and are named in this prospectus as having prepared the 2017 Bornite Report.

The aforementioned companies, and their directors, officers, employees and partners, as applicable, as a group, beneficially own, directly or indirectly, less than one percent of our outstanding securities.

Erin Workman, P.Geo. and former employee and Director of Technical Services of the Company and a “Qualified Person” under NI 43-101 has reviewed and approved the scientific and technical disclosure contained in the Form 10-K (as defined herein) and Annual MD&A (as defined herein). Ms. Workman owns, directly or indirectly, less than one percent of the outstanding securities of the Company.

Andrew W. West, Certified Professional Geologist, and employee and Exploration Manager of the Company and a “Qualified Person” under NI 43-101 has reviewed and approved the scientific and technical disclosure contained in the Interim MD&A (as defined herein). Mr. West owns, directly or indirectly, less than one percent of the outstanding securities of the Company.

PricewaterhouseCoopers LLP are the auditors of the Company and have advised that they are independent with respect to the Company within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia and the rules of the SEC. PricewaterhouseCoopers LLP is registered with the Public Company Accounting Oversight Board. The consolidated financial statements of Trilogy for the year ended November 30, 2016 have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

None of the aforementioned persons was employed on a contingency basis, or had, or is to receive, in connection with any offering under this Prospectus, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or, except as disclosed herein, an employee.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this Prospectus, except for any information superseded by information contained directly in this Prospectus, any accompanying Prospectus Supplement or any subsequently filed document deemed to be incorporated by reference. Copies of the documents incorporated by reference in this Prospectus may be obtained on written or oral request without charge from the Secretary of the Company at Suite 1150, 609 Granville Street, Vancouver, British Columbia, Canada, V7Y 1G5, telephone: (604) 638-8088. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, any document incorporated by reference and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Filings are also available at the SEC’s website at www.sec.gov.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, documents not deemed “filed” with the SEC and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K) after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus or such time as all Securities offered by this Prospectus have been sold and all conditions to the consummation of such sales have been satisfied.

(a)	annual report on Form 10-K for the fiscal year ended November 30, 2016, filed with the SEC on February 3, 2017 (the “Form 10-K), except the disclosure in the Form 10-K relating to the Arctic Project, which is not incorporated by reference and instead is superseded by the summary included herein of the Arctic Report. See “The Arctic Project”;

(b)	quarterly reports on Form 10-Q for the quarterly periods ended February 28, 2017, May 31, 2017 and August 31, 2017, filed with the SEC on April 4, 2017, June 28, 2017 and October 5, 2017, respectively;

(c)	current reports on Form 8-K, filed with the SEC on April 13, 2017, April 20, 2017 and May 9, 2017;

(d)	the description of Common Shares contained in its registration statement on Form 40-F filed on March 1, 2012, including any amendment or report filed for purposes of updating such description; and

(e)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after November 30, 2016 but before the end of the offering of the Securities made by this Prospectus.

ADDITIONAL INFORMATION

On November 21, 2017, we filed a short form base shelf prospectus with Canadian securities regulatory authorities which will permit us to offer and sell the Securities for gross proceeds of $50,000,000. The aggregate gross proceeds from the Securities that may be sold in the provinces of Canada other than Quebec, together with the Securities that we may sell in the United States pursuant to this Prospectus, are not expected to exceed $50,000,000.

You may read and download any public document that the Company has filed with the Canadian securities regulatory authorities at www.sedar.com.

Enforceability of Civil Liabilities

We are a corporation existing under the Business Corporations Act (British Columbia). Many of our directors and officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or ‘‘blue sky’’ laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

[Alternate Page for Canadian Prospectus]

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference may be obtained on request without charge from the Corporate Secretary of Trilogy Metals Inc. at Suite 1150, 609 Granville Street, Vancouver, British Columbia, Canada, V7Y 1G5, telephone: (604) 638-8088 and are available electronically at www.sedar.com.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	November 21, 2017

US$50,000,000

Common Shares

Warrants to Purchase Common Shares

Share Purchase Contracts

Trilogy Metals Inc. (“we”, “Trilogy” or the “Company”) may offer and issue from time to time common shares (the “Common Shares”), warrants to purchase Common Shares (the “Warrants”) and share purchase contracts (all of the foregoing, collectively, the “Securities”) or any combination thereof up to an aggregate initial offering price of US$50,000,000 during the 25-month period that this prospectus (the “Prospectus”), including any amendments hereto, remains effective. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

Our outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) and the NYSE American LLC (“NYSE American”), under the symbol “TMQ”. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares will not be listed on any securities exchange. There is currently no market through which the Securities, other than the Common Shares, may be sold and you may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See “Risk Factors”.

Investing in our securities involves a high degree of risk. You should carefully read the “Risk Factors” section contained elsewhere in this Prospectus and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable Prospectus Supplement and in the documents that are incorporated by reference.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences. You should read the tax discussion contained in the applicable Prospectus Supplement and consult your tax advisor with respect to your own particular circumstances. See “Certain Canadian and U.S. Federal Income Tax Considerations” in this Prospectus.

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All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the designation of the particular class and series, the number of Common Shares offered, the issue price, dividend rate, if any, and any other terms specific to the Common Shares being offered; (ii) in the case of Warrants, the designation, terms, number of Common Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; and (iii) in the case of share purchase contracts, the designation, number and terms of the Common Shares to be purchased under the share purchase contract, any procedures that will result in the adjustment of these numbers, the purchase price and purchase date or dates of the Common Shares, any requirements of the purchaser to secure its obligations under the share purchase contract and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Company may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

In connection with any offering of the Securities, unless otherwise specified in a Prospectus Supplement, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Additional Information”.

The Company’s head office is located at Suite 1150, 609 Granville Street, Vancouver, British Columbia, Canada, V7Y 1G5. The Company’s registered office is located at Suite 2600, 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1L3.

Gregory Lang, William Hayden, Kalidas Madhavpeddi and Diana Walters are each directors of the Company and reside outside of Canada. Although Messrs. Lang, Hayden, Madhavpeddi and Mme. Walters have appointed Blake, Cassels & Graydon LLP as agent for service of process in each province of Canada in which the Securities are to be distributed, it may not be possible for investors to enforce against Messrs. Lang, Hayden, Madhavpeddi and Mme. Walters judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada.

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You should rely only on the information contained in or incorporated by reference into this Prospectus and any Prospectus Supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

In this Prospectus and in any Prospectus Supplement unless the context otherwise requires, references to “Trilogy” or the “Company”, “we”, “us”, and “our” refer to Trilogy Metals Inc., either alone or together with our subsidiaries, as the context requires.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “Cdn$” or “C$” are to Canadian dollars. See “Exchange Rate Information”. The Company’s financial statements that are incorporated by reference into this Prospectus and any Prospectus Supplement have been prepared in accordance with accounting principles generally accepted in the United States.

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Documents Incorporated by Reference

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of the Company at Suite 1150, 609 Granville Street, Vancouver, British Columbia, Canada, V7Y 1G4, telephone: 604-638-8088. These documents are also available through the internet on SEDAR, which can be accessed on line at www.sedar.com, and on EDGAR, which can be accessed at www.sec.gov. The following documents filed with the securities commissions or similar authorities in Canada are specifically incorporated by reference into, and form an integral part of this Prospectus:

(a)

annual report on Form 10-K pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, for the Fiscal Year Ended November 30, 2016 dated February 2, 2017 (“Form 10-K”), except the disclosure in the Form 10-K relating to the Arctic Project, which is not incorporated by reference and instead is superseded by the summary included herein of the Arctic Report. See “The Arctic Project”;

(b)	audited annual comparative consolidated financial statements of the Company for the year ended November 30, 2016 together with the notes thereto and the auditor’s reports thereon and the related annual management’s discussion and analysis (“Annual MD&A”);

(c)	unaudited interim consolidated financial statements for the three and nine months ended August 31, 2017 and 2016 and the related management discussion and analysis (“Interim MD&A”);

(d)	management information circular dated March 28, 2017 in respect of the annual general and special meeting of shareholders of the Company held on May 8, 2017; and

(e)	material change report, dated April 20, 2017 related to the Company entering into an Option Agreement To Form Joint Venture by and between Trilogy, NovaCopper US Inc. and South32 pursuant to which South32 acquired an option to form a 50/50 joint venture with respect to the Upper Kobuk Mineral Projects.

Any annual information form, material change reports (excluding confidential material change reports), any interim and annual consolidated financial statements and related management discussion and analysis, information circulars (excluding those portions that, pursuant to National Instrument 44-101 of the Canadian Securities Administrators, are not required to be incorporated by reference herein), any business acquisition reports, any news releases or public communications containing financial information about the Company for a financial period more recent than the periods for which financial statements are incorporated herein by reference, and any other disclosure documents required to be filed pursuant to an undertaking to a provincial or territorial securities regulatory authority that are filed by the Company with various securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the termination of the offering under any Prospectus Supplement, shall be deemed to be incorporated by reference in this Prospectus.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

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A Prospectus Supplement containing the specific terms of an offering of Securities, and other information relating to the Securities, will be delivered to prospective purchasers of such Securities together with this Prospectus and the applicable Prospectus Supplement and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Upon a new annual information form and the related annual financial statements being filed by the Company with, and, where required, accepted by, the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all quarterly financial statements, material change reports and information circulars filed prior to the commencement of the Company’s financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder.

additional information

You may read any document that the Company has filed with the SEC at the SEC’s public reference room in Washington, D.C. You may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference room. You may read and download the documents the Company has filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. You may also read and download any public document we file with or furnish to the securities commissions and regulatory authorities in the provinces of Canada other than Québec, on our SEDAR profile at www.sedar.com.

[Additional Page for Canadian Prospectus]

Statutory Rights of Withdrawal and Rescission

Unless provided otherwise in a Prospectus Supplement, the following is a description of a purchaser’s statutory rights. Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase Securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus or a prospectus supplement (including a pricing supplement) relating to the Securities purchased by a purchaser and any amendments thereto. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages, if the prospectus or prospectus supplement relating to the Securities purchased by a purchaser and any amendments thereto contain a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser. Rights and remedies also may be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. lawyer for particulars of these rights.

Original purchasers are advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult with a legal advisor.

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CERTIFICATE OF TRILOGY METALS INC.

Dated: November 21, 2017

This short form prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia, New Brunswick, Prince Edward Island and Newfoundland and Labrador.

(Signed) Rick Van Nieuwenhuyse President, Chief Executive Officer and Director	(Signed) Elaine Sanders Chief Financial Officer and Corporate Secretary

ON BEHALF OF THE BOARD OF DIRECTORS

(Signed) Kalidas Madhavpeddi	(Signed) Janice Stairs
Director	Director

C-1

$50,000,000

Common Shares

Warrants to Purchase Common Shares

Share Purchase Contracts

November 21, 2017